       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 1996

                                                      REGISTRATION NO. 333-15975

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                            MILLENNIUM AMERICA INC.
        (EXACT NAME OF CO-REGISTRANT ISSUER AS SPECIFIED IN ITS CHARTER)
                           MILLENNIUM CHEMICALS INC.
      (EXACT NAME OF CO-REGISTRANT GUARANTOR AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                 DELAWARE                                      2821                                     98-0045719
                 DELAWARE                                      2821                                     22-3436215
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER IDENTIFICATION NO.)
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBERS)

                     MILLENNIUM AMERICA INC.                                           MILLENNIUM CHEMICALS INC.
                      99 WOOD AVENUE SOUTH                                               99 WOOD AVENUE SOUTH
                    ISELIN, NEW JERSEY 08830                                           ISELIN, NEW JERSEY 08830
                         (908) 603-6600                                                     (908) 603-6600

   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                         GEORGE H. HEMPSTEAD, III, ESQ.
                SENIOR VICE PRESIDENT -- LAW AND ADMINISTRATION
                           MILLENNIUM CHEMICALS INC.
                              99 WOOD AVENUE SOUTH
                            ISELIN, NEW JERSEY 08830
                                 (908) 603-6600
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
             INCLUDING AREA CODE, OF AGENT FOR SERVICE OF PROCESS)
                            ------------------------
                                WITH COPIES TO:

                      ELLEN J. ODONER, ESQ.                                               LOIS HERZECA, ESQ.
                   WEIL, GOTSHAL & MANGES LLP                                  FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                        767 FIFTH AVENUE                                                  ONE NEW YORK PLAZA
                    NEW YORK, NEW YORK 10153                                           NEW YORK, NEW YORK 10004
                         (212) 310-8000                                                     (212) 859-8000

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------



     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

________________________________________________________________________________

                 SUBJECT TO COMPLETION, DATED NOVEMBER 15, 1996

[LOGO]

                                  $750,000,000
                            MILLENNIUM AMERICA INC.
            $500,000,000      % SENIOR NOTES DUE NOVEMBER    , 2006
          $250,000,000      % SENIOR DEBENTURES DUE NOVEMBER    , 2026
                         UNCONDITIONALLY GUARANTEED BY
                           MILLENNIUM CHEMICALS INC.

           ----------------------------------------------------------
     The % Senior Notes due November , 2006 (the 'Notes') and the % Senior Debentures due November , 2026 (the 'Debentures' and, collectively with the Notes, the 'Securities') are being offered by Millennium America Inc. (the 'Issuer'). Interest on the Securities will be payable semi-annually on
and                of each year, commencing          , 1997. The Securities will
not be redeemable prior to maturity (except for redemption at the option of the Issuer in the event of certain changes involving taxation) and will not be entitled to the benefit of any sinking fund. The Securities will be unconditionally guaranteed by the Issuer's indirect parent, Millennium Chemicals Inc. (the 'Company'). The guarantees of the Company to be endorsed on the Securities are referred to as the 'Guarantees.'
     The Securities and the Guarantees will be unsecured senior obligations of the Issuer and the Company, respectively, and will rank pari passu with all other existing and future unsecured and unsubordinated indebtedness of, and will be senior in right of payment to all subordinated indebtedness of, the Issuer and the Company, respectively. The Securities and the Guarantees will be effectively subordinated to all existing and future indebtedness (including guarantees) of subsidiaries of the Issuer and of the Company (other than the Issuer) and all existing and future secured indebtedness of the Issuer and the Company, to the extent of the value of the assets securing such indebtedness. See 'Risk Factors -- Holding Company Structure.'
     Each series of the Securities will be represented by one or more global Securities registered in the name of the nominee of The Depository Trust Company ('DTC'). Beneficial interests in the global Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as described herein, Securities in definitive form will not be issued. The Securities will be issued only in registered form in denominations of $1,000 and integral multiples thereof. The Securities will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity for the Securities will therefor settle in immediately available funds. All payments of principal of, and interest on, the Securities will be made by the Issuer in immediately available funds. See 'Description of the Securities -- Maturity, Principal and Interest.'
                            ------------------------
     SEE 'RISK FACTORS' BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION  NOR  HAS THE
       SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES
        COMMISSION   PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS
              PROSPECTUS. ANY  REPRESENTATION  TO  THE  CONTRARY  IS
                             A   CRIMINAL  OFFENSE.
                            ------------------------

                                                              INITIAL PUBLIC          UNDERWRITING            PROCEEDS TO
                                                             OFFERING PRICE(1)         DISCOUNT(2)           ISSUER(1)(3)
                                                           ---------------------  ---------------------  ---------------------
Per Note.................................................                 %                      %                      %
Total....................................................       $                      $                      $
Per Debenture............................................                 %                      %                      %
Total....................................................       $                      $                      $

------------
(1) Plus accrued interest, if any, from             , 1996.
(2) The Issuer has agreed to indemnify the Underwriters, and the Company has agreed to guarantee the Issuer's indemnity, against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See 'Underwriting.'
(3) Before deducting estimated expenses of $    payable by the Issuer.
                            ------------------------
     The Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the
Securities  will  be ready  for  delivery in  book-entry  form only  through the
facilities of DTC in New York,  New York, on or about                   ,  1996,
against payment therefor in immediately available funds.
GOLDMAN, SACHS & CO.
             BEAR, STEARNS & CO. INC.
                                 MERRILL LYNCH & CO.
                                                  J.P. MORGAN & CO.
                                                            SALOMON BROTHERS INC

                            ------------------------

              The date of this Prospectus is                , 1996

                             AVAILABLE INFORMATION

     The Issuer and the Company have filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement on Form S-1 (together with all amendments and exhibits thereto, the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), with respect to the Securities and the Guarantees offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information about the Issuer, the Company, the Securities and the Guarantees, reference is hereby made to the Registration Statement and to such exhibits and schedules. Statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

     In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and, in accordance therewith, files reports and other information with the Commission. Reports, proxy and information statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and at the Commission website located at (http://www.sec.gov). Copies of such material or any part thereof may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock, par value $.01 per share (the 'Common Stock'), is listed and traded on The New York Stock Exchange, Inc. (the 'NYSE'). Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF EACH SERIES OF SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     All statements other than statements of historical fact included in this Prospectus, including without limitation the statements under 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Business -- Strategy,' are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements ('Cautionary Statements') include: the balance between industry production capacity and operating rates, on the one hand, and demand for the Company's products, including polyethylene and titanium dioxide, on the other hand; the gross national product in the United States and other countries, which also influences demand for the Company's products; customer inventory levels; competitive pricing pressures; the cost and availability of the Company's feedstocks and other raw materials, including natural gas and ethylene; competitive technology positions; and failure to achieve the Company's productivity improvement and cost reduction targets or to complete construction projects on schedule. Some of these Cautionary Statements are discussed in more detail under 'Risk Factors' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Historical Cyclicality of Significant Components of the Company's Operations.' All subsequent written and oral forward-looking statements attributable to the Issuer, the Company or persons acting on behalf of one or both of them are expressly qualified in their entirety by such Cautionary Statements.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and is subject to, the more detailed information and financial statements and notes thereto contained elsewhere in this Prospectus. In this Prospectus, (i) unless otherwise indicated, the terms 'Millennium' or 'the Company' refer collectively to Millennium Chemicals Inc. and its consolidated subsidiaries and the terms 'Millennium America' or 'the Issuer' refer collectively to Millennium America Inc. and its consolidated subsidiaries; (ii) references to the activities of, and financial information with respect to, the Company prior to October 1, 1996 are to the historical activities and combined historical financial information of the chemicals business (the 'Chemicals Business') and certain building materials and materials handling businesses (the 'Discontinued Businesses') of Hanson PLC ('Hanson') that were transferred to the Company by Hanson in connection with the demerger (i.e., spin-off) of the Chemicals Business by Hanson on that date (the 'Demerger'); (iii) the term 'Non-Chemical Businesses' refers to businesses and assets of Hanson that were intended to remain with Hanson (including, but not limited to, the Discontinued Operations), but which, prior to commencement of the Demerger Transactions (as defined), were owned by Hanson subsidiaries that were to become subsidiaries of the Company upon the Demerger; (iv) the term 'Demerger Transactions' refers to the series of transactions undertaken to effect the Demerger, including the sale of the Non-Chemical Businesses (other than the Discontinued Operations) to Hanson on September 30, 1996 and the sale of the Discontinued Businesses to Hanson on October 6, 1996; (v) the term 'Suburban Propane' refers to the propane operations of the Chemicals Business, which were transferred to Suburban Propane Partners, L.P. ('Suburban Propane Partners') in contemplation of its initial public offering of a 73.6% equity interest therein in March 1996; (vi) pro forma information gives effect to the Demerger Transactions, this Offering and the Tender Offer referred to below; (vii) references to '1995' and subsequent years are to the applicable calendar year ended December 31, reflecting the fact that the Company adopted a December 31 fiscal year-end effective as of January 1, 1995, and references to 'fiscal' 1994 and earlier years are to the applicable fiscal year ended September 30; and (viii) references to 'tonnes' are to metric tons, equal to 1,000 kilograms or 2,204.6 pounds.


MILLENNIUM CHEMICALS INC.


     The Company is a major international chemicals company, with leading market positions in a broad range of commodity, industrial, performance and specialty chemicals. In 1995, the Company had pro forma net sales of approximately $3.2 billion and pro forma operating income of $776 million; for the nine months ended September 30, 1996, the Company had pro forma net sales of approximately $2.3 billion and pro forma operating income of $197 million (including $75 million of non-recurring charges relating to the Company's sulfate-process titanium dioxide operations). At September 30, 1996, the Company had pro forma total assets of approximately $5.5 billion.

     Through its operating subsidiaries, Quantum Chemical Corporation ('Quantum Chemical'), SCM Chemicals Inc. and its non-U.S. affiliates (collectively, 'SCM Chemicals') and Glidco Inc. ('Glidco'), the Company is:

       The largest producer of polyethylene products in the United States;

       The second largest producer of titanium dioxide ('TiO2') in the United States and the third largest producer of TiO2 in the world;

       The second largest producer of acetic acid and vinyl acetate monomer in the United States;

       A   leading  producer  of  high  value-added  specialty  polymers,  color concentrates and polymeric powders, and of titanium tetrachloride, cadmium/selenium pigments and silica gel; and

       A leading producer of fragrance and flavor chemicals derived from crude sulfate turpentine.

In addition, a wholly-owned subsidiary of Quantum Chemical serves as the general partner of Suburban Propane Partners, a publicly traded limited partnership which, through an operating partnership, is the third largest retail marketer of propane in the United States. Quantum Chemical owns a 2% general partnership interest and an approximate 24% subordinated limited partnership interest, each on a combined basis, in these partnerships. The Company accounts for its interest in Suburban Propane Partners as a 26.4% equity investment.

     The Company has been an independent, publicly owned company since October 1, 1996, when, in consideration for Hanson's transfer to it of the Chemicals Business, the Company issued to Hanson's shareholders all of its then outstanding Common Stock. On October 6, 1996, the Company sold the Discontinued Businesses to Hanson and subsequently repaid all outstanding indebtedness to Hanson.

At September 30, 1996, after giving pro forma effect to the Demerger Transactions, the Company had consolidated indebtedness of approximately $2.5 billion, including approximately $1.0 billion accreted value of the Issuer's 2.39% Senior Exchangeable Discount Notes Due 2001 (the 'Pre-Demerger Notes').

     The Demerger resulted in a change-in-control of the Issuer within the meaning of the indenture governing the Pre-Demerger Notes. Accordingly, on October 18, 1996, the Issuer commenced an offer to purchase any and all of the outstanding Pre-Demerger Notes (the 'Tender Offer') for cash equal to 101% of the accreted value of the Pre-Demerger Notes plus accrued interest (the 'Repurchase Price'). The Tender Offer will expire on December 17, 1996 unless required by applicable law to be extended. If all outstanding Pre-Demerger Notes are tendered and repurchased pursuant to the Tender Offer on that date, the Repurchase Price will be approximately $1.1 billion. The Issuer will use the net proceeds of the Offering, to the extent necessary, to pay the Repurchase Price. Additional funds will be borrowed under the Issuer's credit facility with a syndicate of banks (the 'Credit Facility'), if the net proceeds from the Offering are not sufficient to repurchase all Pre-Demerger Notes tendered pursuant to the Tender Offer. See 'Use of Proceeds.'

     The Company's strategy is to maximize long-term cash flow and thereby create value through improved efficiency at existing operations, disciplined capital expenditures, selective dispositions, selective acquisitions of other chemical businesses and reduction of leverage. In addition to building upon its leading market positions in existing lines of business, the Company will seek to expand its operations worldwide, focus its production on more profitable value-added products and increase the proportion of its businesses that are less cyclical in nature. The Company emphasizes stock ownership by management and links a significant portion of management's compensation to the achievement of performance targets, including targets based on 'economic value added' concepts and the Company's performance relative to its industry peers. See 'Business -- Strategy.'

     The Company's principal executive offices are located at 99 Wood Avenue South, Iselin, New Jersey 08830, and its United States telephone number is (908) 603-6600. The Company also has executive offices located at Laporte Road, Stallingborough, Grimsby, North East Lincolnshire, DN40 2PR, England, and its United Kingdom telephone number is 01469-57-1000.

MILLENNIUM AMERICA INC.

     The Issuer, an indirect wholly-owned subsidiary of the Company, is a Delaware corporation organized in November 1980. It is a holding company for all of the Company's operating subsidiaries other than the non-U.S. affiliates of SCM Chemicals. In addition, it is the issuer of the Pre-Demerger Notes and a borrower under the Credit Facility.

     For the nine months ended September 30, 1996, the Issuer had net sales of approximately $2.0 billion and operating income of $156 million (including $57 million of the non-recurring charges relating to the Company's sulfate-process TiO2 operations). At September 30, 1996, the Issuer had pro forma total assets of approximately $5.1 billion. For the nine months ended September 30, 1996, the non-U.S. affiliates of SCM Chemicals, which are the only operating subsidiaries of the Company that are not subsidiaries of the Issuer, had net sales of approximately $291 million and operating income of $49 million (including the remaining $18 million of the non-recurring charges). At September 30, 1996, the non-U.S. affiliates of SCM Chemicals had pro forma total assets of approximately $377 million.

     The Issuer's principal executive offices are located at 99 Wood Avenue South, Iselin, New Jersey 08830, and its telephone number at that address is
(908) 603-6600.

                                  THE OFFERING

Securities Offered...........................  $          aggregate principal amount of   % Senior Notes due
                                                 November   , 2006.
                                               $                 aggregate principal amount of    %
                                                 Senior Debentures due November   , 2026.
Issuer.......................................  Millennium America Inc.
Guarantor....................................  Millennium Chemicals Inc.
Interest Payment Dates.......................  Semi-annually  on                 and                 , commencing
                                                            , 1997.
Optional Redemption..........................  The Securities will not be redeemable prior to maturity (except for redemption at the option of the Issuer in the event of certain changes involving taxation).

Mandatory Sinking Fund.......................  None
Ranking......................................  The  Securities  and  the  Guarantees  will  be  unsecured  senior obligations  of the  Issuer and  the Company,  respectively, and will  rank  pari  passu  with  all  other  existing  and  future unsecured and unsubordinated indebtedness of, and will be senior in  right of  payment to  all subordinated  indebtedness of, the
                                                 Issuer and  the Company,  respectively. The  Securities and  the
                                                 Guarantees  will be effectively subordinated to (i) all existing and future secured indebtedness of  the Issuer and the  Company, to  the  extent  of  the  value  of  the  assets  securing  such
                                                 indebtedness,  (ii)   all  existing   and  future   indebtedness
                                                 (including  guarantees) of any subsidiaries of the Issuer and of the Company (other than the  Issuer) and (iii) all existing  and future  guarantees  by subsidiaries  of  the Issuer  and  of the
                                                 Company  (other  than  the  Issuer)  of  the  Issuer's  and  the
                                                 Company's  indebtedness. At September  30, 1996, on  a pro forma basis after  giving effect  to  the Demerger  Transactions,  the
                                                 Tender  Offer and  the Offering,  the Issuer  (on a consolidated basis) had indebtedness of approximately $2.5 billion, of  which
                                                 $51  million  represented  indebtedness  of  its   subsidiaries.
                                                 The  Company   (on   a  consolidated   basis)   had   additional
                                                 indebtedness   of   $40  million,   all  of   which  represented
                                                 indebtedness of  subsidiaries  other  than the  Issuer  and  its subsidiaries.  See 'Risk Factors -- Limited Operating History as
                                                 an Independent  Company; Significant  Leverage,' 'Unaudited  Pro
                                                 Forma  Combined  Financial Data,'  'Management's  Discussion and
                                                 Analysis of  Financial Condition  and Results  of Operations  --
                                                 Liquidity   and  Capital  Resources'  and  'Description  of  the
                                                 Securities -- Ranking.'
Certain Covenants............................  The Indenture  under  which the  Securities  will be  issued  (the
                                                 'Indenture')  will contain  certain covenants  that limit, among other things, (i) the ability  of the Issuer and the  Restricted
                                                 Subsidiaries  (as defined) to grant liens or enter into sale and lease-back transactions,  (ii)  the ability  of  the  Restricted
                                                 Subsidiaries  to  incur additional  indebtedness, and  (iii) the ability of the Issuer and  the Company to merge, consolidate  or transfer  substantially  all  of  their  respective  assets. See
                                                 'Description of  the Securities  -- Restrictive  Covenants'  and
                                                 ' -- Consolidation, Merger and Certain Sales of Assets.'
Use of Proceeds..............................  The  net proceeds from the Offering, after deducting the estimated
                                                 underwriting  discounts  and  expenses,  are  estimated  to   be
                                                 approximately  $    million. The Issuer intends  to use such net
                                                 proceeds, to the extent necessary,  to pay the Repurchase  Price for  Pre-Demerger Notes  tendered pursuant to  the Tender Offer.
                                                 Additional funds will be borrowed  under the Credit Facility  if the  net  proceeds  from  the  Offering  are  not  sufficient to repurchase all  Pre-Demerger  Notes  tendered  pursuant  to  the
                                                 Tender Offer. See 'Use of Proceeds.'

                                  RISK FACTORS

     Prospective purchasers of the Securities should carefully consider the information set forth under 'Risk Factors' beginning on page 8 and all other information set forth in this Prospectus before making any investment in the Securities.

                        SUMMARY COMBINED FINANCIAL DATA

     The following table summarizes certain historical combined financial data with respect to the Company and is qualified in its entirety by reference to, and should be read in conjunction with, the Company's Historical Combined Financial Statements and notes thereto included elsewhere in this Prospectus. Historical combined financial information may not be indicative of the Company's future performance as an independent company. See also 'Ratio of Earnings to Fixed Charges,' 'Selected Combined Financial Data,' 'Unaudited Pro Forma Combined Financial Data,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Index to Financial Statements.'

     For certain historical financial data with respect to the Issuer, see Note 12 to the Combined Financial Statements of the Company.

                                                                                   THREE
                                       NINE MONTHS ENDED             YEAR          MONTHS        FISCAL YEAR ENDED
                                         SEPTEMBER 30,              ENDED          ENDED           SEPTEMBER 30,
                                  ----------------------------   DECEMBER 31,   DECEMBER 31,   ----------------------
                                   1996               1995           1995           1994        1994       1993(1)
                                  -------          -----------   ------------   ------------   ------   -------------
                                  (UNAUDITED)
                                                                     (IN MILLIONS)
INCOME STATEMENT DATA(2):
     Net sales..................  $ 2,279            $ 2,939       $  3,800       $    908     $3,288      $   862
     Operating income...........      205(3)             690            842            203        344          139
     Income from continuing
       operations...............      103(3)(4)          276            331             84         66          103
     Net (loss) income..........   (3,064)(3)(4)(5)      276            349             96         94          123
OTHER DATA (WITH RESPECT TO
  CONTINUING OPERATIONS):
     EBITDA (6).................      357                870          1,083            262        591          183
     Depreciation and
       amortization.............  $   152            $   180       $    241       $     59     $  247      $    44
     Capital expenditures.......      223                201            276             30        109           28

------------

(1) Excludes the results of Quantum Chemical, which was acquired by Hanson on September 30, 1993.

(2) For certain historical combined balance sheet data, see page 15.

(3) Includes the effects of non-recurring charges of $75 ($48 after-tax) to reduce the carrying value of certain facilities employed in the sulfate-process manufacturing of TiO2 and provide for the costs associated with the closure of certain of these facilities, as described in Note 4 to the Combined Financial Statements of the Company.

(4) Includes the effects of an after-tax gain of $86 resulting from the Company's sale in March 1996 of a 73.6% equity interest in Suburban Propane, as described in Note 1 to the Combined Financial Statements of the Company. Prior periods include Suburban Propane as a continuing operation.

(5) Includes the effects of a non-cash after-tax charge of $3,206 relating to one of the Discontinued Businesses as a result of the Company's adoption of the long-lived asset carrying value methodology provided by Statement of Financial Accounting Standards No. 121 ('SFAS 121'), as described in Note 5 to the Combined Financial Statements of the Company. The Discontinued Businesses were sold to Hanson on October 6, 1996.

(6) Earnings before interest, taxes, depreciation and amortization ('EBITDA') for any relevant period presented above represents income (loss) before interest, income taxes, depreciation, amortization of goodwill and provisions for other non-operating charges or credits. For the nine months ended September 30, 1996, EBITDA includes the effects of the non-recurring charges referred to in footnote (3). While EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with Generally Accepted Account Principles ('GAAP'), it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not necessarily a measure of the Company's ability to fund its cash needs.

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The following summary unaudited pro forma combined financial data reflect the Demerger Transactions, the Tender Offer and the Offering as if all such transactions had been completed as of January 1, 1996 and January 1, 1995, respectively, for pro forma combined income statement data purposes and as of September 30, 1996 for pro forma combined balance sheet data purposes. For a summary of the Demerger Transactions, see 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Introduction.' These data do not necessarily reflect the operating data or financial position of the Company which would have been achieved had such transactions actually been consummated as of such dates. Also, these data are not necessarily indicative of the future results of operations or future financial position of the Company. See 'Capitalization' and 'Unaudited Pro Forma Combined Financial Data.'

                                                                             NINE MONTHS ENDED       YEAR ENDED
                                                                               SEPTEMBER 30,        DECEMBER 31,
                                                                                   1996                 1995
                                                                             -----------------      ------------
                                                                                        (IN MILLIONS)

PRO FORMA INCOME STATEMENT DATA:
     Net sales............................................................        $ 2,279              $3,161
     Operating income.....................................................            197(1)              776
     Income from continuing operations....................................            130(1)(2)           382

OTHER PRO FORMA DATA:
     Adjusted EBITDA......................................................            424(3)              983
     Interest expense.....................................................            129                 157
     Interest income......................................................             25                  25


                                                                             AT SEPTEMBER 30,
                                                                                   1996
                                                                             -----------------

PRO FORMA BALANCE SHEET DATA:
     Cash and cash equivalents............................................        $   388
     Total assets.........................................................          5,522
     Short-term debt......................................................            233
     Long-term debt(4)....................................................          2,283
     Total liabilities....................................................          4,225
     Stockholders' equity (invested capital)..............................          1,297

------------

(1) Includes the effects of non-recurring charges of $75 ($48 after-tax) to reduce the carrying value of certain facilities employed in the sulfate-process manufacturing of TiO2 and provide for the costs associated with the closure of certain of these facilities, as described in Note 4 to the Combined Financial Statements of the Company.

(2) Includes the effects of an after-tax gain of $86 resulting from the Company's sale in March 1996 of a 73.6% equity interest in Suburban Propane, as described in Note 1 to the Combined Financial Statements of the Company. The prior period includes Suburban Propane as a continuing operation.

(3) Calculated as described in footnote (6) to the preceding table, adjusted to exclude the effects of the non-recurring charges referred to in footnote (1) above.


(4) Reflects a net capital contribution from Hanson to the Company as part of the Demerger Transactions, so that the Company's combined indebtedness, net of cash (including restricted cash) and cash equivalents, at October 1, 1996, after giving pro forma effect to the sale of the Discontinued Businesses and the Tender Offer, would amount to $2.017 billion.

                                  RISK FACTORS

     The following risk factors should be considered carefully in addition to the other information contained in this Prospectus before purchasing the Securities offered hereby. In connection with the forward-looking statements which appear in this Prospectus, prospective purchasers of the Securities should carefully review the factors discussed, or to which reference is made, below and the Cautionary Statements referred to in 'Disclosure Regarding Forward-Looking Statements.'

LIMITED OPERATING HISTORY AS AN INDEPENDENT COMPANY; SIGNIFICANT LEVERAGE

     The Company became an independent public company on October 1, 1996. While the Chemicals Business in the aggregate was profitable as part of Hanson, there can be no assurance that it can be operated profitably as a stand-alone company. Furthermore, while historically the Chemicals Business has financed its operations and capital and other expenditures from a combination of cash generated internally from operations, external borrowings and loans and invested capital provided by Hanson or its United States affiliates, since the Demerger the Company has been required to meet all of its cash requirements through funds generated internally from operations and external borrowings (which could be more costly).

     At September 30, 1996, after giving pro forma effect to the Demerger Transactions, the Tender Offer and the Offering, the Company had combined indebtedness of approximately $2.5 billion and cash and cash equivalents of $388 million and the Company's ratio of total long-term debt to total capitalization was .60 to 1.0. See 'Capitalization,' 'Selected Combined Financial Data' and 'Unaudited Pro Forma Combined Financial Data.'

     The significant degree to which the Company is leveraged could have important consequences to holders of the Securities, including the following:
(i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, product development, acquisitions or other purposes may be limited or the terms upon which it is available may be more restrictive or costly; (ii) a portion of the Company's combined cash flow from operations must be dedicated to the payment of interest expense; (iii) the Company's operating flexibility with respect to certain matters is limited by covenants contained in the Credit Facility, which limit its ability to incur additional indebtedness and grant liens, and will be limited by covenants contained in the Indenture, which will limit its ability to incur indebtedness through certain of its subsidiaries, grant liens or enter into sale and lease-back transactions; and (iv) the Company's degree of leverage may make it more vulnerable to changes in general economic conditions and industry downturns which, in the past, have affected significant components of the Chemicals Business, and may limit the Company's ability to make capital expenditures and acquisitions and pursue other business opportunities. See ' -- Historical Cyclicality of Significant Components of the Company's Operations; Recent Downturns' below.

     The Issuer expects to generate sufficient cash flow from operations to meet its debt service obligations for the foreseeable future. However, the Issuer's ability to generate cash for the repayment of debt will be dependent upon the future performance of the Issuer's businesses, which will in turn be subject to financial, business and other factors affecting the business and operations of the Issuer, including factors beyond its control, such as prevailing economic conditions and the cyclicality of the principal sectors of the chemicals industry in which the Company operates.

     The Company may seek growth through selective acquisitions, which may include significant acquisitions. The Company could incur substantial indebtedness in connection with a significant acquisition, in which event the Company's leverage would be increased. The Indenture does not (i) restrict the incurrence of additional unsecured indebtedness by the Company or the Issuer (although it does restrict the incurrence of additional unsecured indebtedness by certain subsidiaries of the Issuer); (ii) prohibit a consolidation, merger, sale of assets, dividend or other similar transaction that may adversely affect the creditworthiness of the Company or the Issuer or the successor or combined entity of either thereof; (iii) prohibit a change in control of the Company or the Issuer; or (iv) restrict a highly leveraged transaction involving the Company or the Issuer.

HOLDING COMPANY STRUCTURE

     The Issuer is a holding company whose sole asset is 100% of the outstanding capital stock of an intermediate holding company, which, in turn, is the parent of each of Quantum Chemical, SCM Chemicals Inc. (which conducts SCM Chemicals' U.S. operations) and Glidco. In repaying its indebtedness, including the Securities, the Issuer must rely on cash flows from its subsidiaries, including debt service and dividends from such subsidiaries.

     The holders of the Securities will have no direct claims against the Issuer's subsidiaries. The ability of the Issuer's subsidiaries to make payments to the Issuer will be affected by the obligations of such subsidiaries to their creditors. Claims of holders of indebtedness of the Issuer, including the Securities, against the cash flow and assets of the Issuer's subsidiaries will be effectively subordinated to claims of such creditors. At September 30, 1996, on a pro forma basis after giving effect to the Demerger Transactions, the Tender Offer and the Offering, subsidiaries of the Issuer had approximately $51 million of indebtedness outstanding. The Indenture will limit the ability of certain subsidiaries of the Issuer to incur additional indebtedness. The ability of the Issuer's subsidiaries to make payments to the Issuer will also be subject to, among other things, applicable state corporate laws and other laws and regulations. State corporate law applicable to the Issuer's principal subsidiaries generally prohibits the payment of dividends by any given subsidiary unless such subsidiary has capital surplus or net profits in the current or immediately preceding year. In order to pay the principal amount at maturity of the Securities, the Issuer may be required to adopt one or more alternatives, such as a refinancing of the Securities.

     The Securities will be unconditionally guaranteed on an unsecured basis by the Company. The Company is a holding company whose sole asset is 100% of the outstanding capital stock of an intermediate holding company, which, in turn, is the indirect parent of the Issuer and the indirect parent of the subsidiaries that hold the non-U.S. operations of SCM Chemicals. If the holders of the Securities seek to enforce the Guarantees, the holders will have no direct claims against the Company's subsidiaries. The ability of the Company's subsidiaries to make payments to the Company will be affected by the obligations of such subsidiaries to their creditors. Claims of holders of indebtedness of the Company, including the Guarantees, against the cash flow and assets of the Company's subsidiaries will be effectively subordinated to claims of such creditors. At September 30, 1996, on a pro forma basis after giving effect to the Demerger Transactions, the Tender Offer and the Offering, the Issuer and its subsidiaries had approximately $2.5 billion of indebtedness outstanding. In addition, subsidiaries of the Company other than the Issuer and its subsidiaries had approximately $40 million of indebtedness outstanding. The ability of the Company's subsidiaries to make payments to the Company will also be subject to, among other things, corporate laws and other laws and regulations of the applicable state or foreign jurisdiction. State corporate law applicable to the Company's subsidiaries generally prohibits the payment of dividends by any given subsidiary unless such subsidiary has capital surplus or net profits in the current or immediately preceding year.

HISTORICAL CYCLICALITY OF SIGNIFICANT COMPONENTS OF THE COMPANY'S OPERATIONS; RECENT DOWNTURNS

     Quantum Chemical operates principally in the highly cyclical U.S. market for polyethylene and related products. Demand for polyethylene has historically fluctuated from year to year, although it has increased at average annual rates of approximately 3.6% over the last five years and approximately 5.3% over the last ten years. The industry is particularly sensitive to capacity additions, especially capacity to manufacture ethylene, polyethylene's principal raw material. Polyethylene producers have historically experienced alternating periods of inadequate capacity, resulting in increased selling prices and operating margins, followed by periods of large capacity additions, resulting in decreased capacity utilization rates, selling prices and operating margins. For example, from mid-1994 through mid-1995, selling prices and operating margins for polyethylene increased significantly due to an unanticipated shortage of ethylene. From mid-1995 through early 1996, selling prices and operating margins decreased significantly due to the restoration of lost ethylene supply, expanded manufacturing capacity and inventory reductions by customers. Selling prices increased again during the second and third quarters of 1996 as a result of significantly increased domestic demand for polyethylene, strong exports and higher natural gas feedstock costs; notwithstanding these costs, operating margins also increased. The Company expects that the operating results of this segment for the fourth quarter of 1996 will be below those for the third quarter due to a slight deterioration in selling prices arising from softening demand and the effect of continuing feedstock cost increases on operating margins. Due to competitive pressures and the decline in demand, price increases intended to become effective in October 1996 have been postponed. In the future, there can be no assurance that growth in demand for polyethylene will be sufficient to absorb currently anticipated capacity increases (including increases in ethylene capacity) without the industry experiencing an overall reduction in utilization rates, which has in the past caused selling prices and operating margins to decline. In addition, there can be no assurance that the downward phase of the polyethylene industry's cyclicality will not be exacerbated by unanticipated capacity additions, changes in technology, price volatility of raw materials, changes in customer inventory levels or other conditions.

     The worldwide TiO2 industry in which SCM Chemicals participates also experiences cyclical demand, supply and pricing, although to a lesser degree than the polyethylene industry. TiO2 is considered to be a 'quality of life' performance chemical, the demand for which is influenced by changes in the gross domestic product of various regions of the world. A cyclical peak for average annual TiO2 prices occurred in 1990. By mid-1994, TiO2 prices had declined by approximately 22% from that peak. In late 1994, increased demand due to improved economic conditions and limited capacity additions brought industry capacity utilization rates above 90% and produced a turnaround in worldwide prices that continued through most of 1995. The industry experienced price erosion and reduced capacity utilization rates in late 1995 and the first half of 1996 due to reduced economic growth, adverse weather conditions during the painting season and consolidation of customers in the coating markets. In July 1996, SCM Chemicals announced a program to address market conditions in the TiO2 industry by, among other things, reducing sulfate-process manufacturing capacity both in the United Kingdom and the United States and delaying chloride-process expansion programs in the United Kingdom and Australia. As part of the program, SCM Chemicals also announced increases in global selling prices for TiO2 products effective October 1, 1996; however, due to competitive pricing pressures, such increases will not be realized during the balance of 1996. The Company recorded non-recurring charges of $75 million in the nine months ended September 30, 1996 for the costs of the program. If market conditions continue to deteriorate, it may be necessary to further reduce operations at the Baltimore plant and accrue for additional closure costs. SCM Chemicals' sulfate-process manufacturing operations have historically operated at a marginal level, and made a negative contribution of $5 million during the nine months ended September 30, 1996.

     For additional information, see ' -- Price Volatility of Certain Raw Materials' below, 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Historical Cyclicality of Significant Components of the Company's Operations' and 'Business.'

PRICE VOLATILITY OF CERTAIN RAW MATERIALS

     Quantum Chemical purchases large amounts of natural gas liquid feedstocks (including ethane, propane and butane) for use in producing ethylene, which it uses, in turn, as a raw material for producing polyethylene and polypropylene. While Quantum Chemical has agreements providing for the supply of these feedstocks, the contractual prices for these feedstocks vary with market conditions and are at times highly volatile.

     In addition to producing its own ethylene, Quantum Chemical has contracted to purchase significant amounts of ethylene under certain long-term agreements at prices based on market prices. Quantum Chemical sells ethylene supplies in excess of its requirements on the spot market. Spot prices fluctuate and may be significantly less than, or significantly greater than, the prices Quantum Chemical has paid for the ethylene purchased under its long-term agreements. Quantum Chemical's ethylene purchase obligations will begin to decline in December 1996 and will be eliminated by December 2000, unless Quantum Chemical decides to seek extensions or new agreements. See 'Business -- Polyethylene and Related Products.'

     While Quantum Chemical seeks to balance increases in feedstock and raw material costs with corresponding increases in the prices of its polyethylene and other products, there have been in the past, and may be in the future, periods of time during which cost increases are not recovered by Quantum Chemical because industry overcapacity prevents selling prices from being raised.

     From time to time, the results of SCM Chemicals may be affected by increases in the price of TiO2 ores and the results of Glidco may be affected by increases in the price of its principal raw material, crude sulfate turpentine ('CST').

     For additional information, see 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

ENVIRONMENTAL MATTERS; LITIGATION

     The Company's operations are subject to extensive federal, state, local and foreign laws, regulations, rules and ordinances concerning, among other things, emissions to the air, discharges and releases to land and water, the generation, handling, storage, transportation, treatment and disposal of wastes and other materials and the remediation of environmental pollution caused by releases of wastes and other materials ('Environmental Laws'). The operation of any chemical manufacturing plant and the distribution of chemical products entail risks under Environmental Laws, many of which provide for substantial fines and criminal sanctions for violations. Potentially significant expenditures could be required in connection with the repair or upgrade of facilities in order to meet future requirements under Environmental Laws as well as in connection with the investigation and remediation of alleged or actual pollution. Certain subsidiaries of the Company have been named as defendants, potentially responsible parties ('PRPs') or both in a number of environmental proceedings associated with waste disposal sites and facilities currently or previously owned, operated or used by them or their predecessors, some of which disposal sites or facilities are on the Superfund National Priorities List of the United States Environmental Protection Agency (the 'EPA') or similar state lists. These proceedings seek cleanup costs, damages for personal injury or property damage, or both; certain of them involve claims for substantial amounts. In addition, certain Company subsidiaries have contractual obligations to indemnify the purchasers of certain discontinued operations against certain environmental liabilities. No assurance can be given that actual costs will not exceed accrued amounts for sites and indemnification obligations for which estimates have been made, and no assurance can be given that costs will not be incurred with respect to sites and indemnification obligations as to which no estimate presently can be made. There also can be no assurance that additional environmental matters will not arise in the future. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Certain Environmental Matters' and 'Business -- Environmental Matters.'

     Together with other alleged past manufacturers of lead pigments for use in paint and lead-based paint, a former subsidiary of a Company subsidiary has been named as a defendant or third party defendant in various legal proceedings alleging that it (through a discontinued operation) and other manufacturers are responsible for personal injury and property damage allegedly associated with the use of lead pigments in paint. The liability that may result from these proceedings or from similar proceedings that may be filed in the future is not reasonably capable of estimation, although based upon the results of the pending legal proceedings to date, the Company currently believes that the disposition of such proceedings in the aggregate should not have a material adverse effect on the Company's combined financial position, results of operations or liquidity. However, there can be no assurance that laws or administrative regulations will not be adopted that (i) impose various obligations on present and former manufacturers of lead pigment and lead paint with respect to asserted health concerns associated with the use of such products or (ii) effectively overturn court decisions in which the defendants have to date been successful. See 'Business -- Legal Proceedings.'

     Certain of the Discontinued Businesses have also been named as defendants, PRPs or both in environmental proceedings or have contractual liabilities to indemnify the purchasers of certain discontinued operations thereof against environmental liabilities. Hanson has agreed to indemnify the Company against any losses relating to such liabilities. See 'Certain Structural Consequences of the Demerger' below and 'Agreements between the Company and Hanson Relating to the Demerger -- Indemnification Agreements.'

CERTAIN STRUCTURAL CONSEQUENCES OF THE DEMERGER

     The Demerger Transactions were designed to separate the Chemicals Business, which is now held by the Company, from Hanson's other businesses and operations, which will continue to be held by Hanson or will be held by other newly-established or to-be-formed entities which Hanson has spun-off or intends to spin off to its shareholders as separate public companies. Hanson and certain Hanson subsidiaries have agreed to indemnify the Company and the Company's subsidiaries against all liabilities, litigation and claims arising out of certain Hanson operations, including the Non-Chemical Businesses, and against certain tax liabilities. See 'Agreements between the Company and Hanson Relating to the Demerger -- Indemnification Agreements.' If an indemnifiable liability were to be successfully established against the Company, the Company would look to Hanson (or another appropriate indemnifying entity) to satisfy such liability in accordance with the terms of the indemnification agreements. However, if Hanson (or the other appropriate indemnifying entity) either refused to honor its obligations under the indemnification agreements or, due to the size of the claim and/or Hanson's (or such other entity's) financial condition at such time, Hanson (or such other indemnifying entity) did not have sufficient financial resources to satisfy such claim, the Company or Company subsidiaries could be required to do so. Accordingly, the Company's ability to avoid liability for indemnified claims could be subject to the ability of Hanson (or the appropriate indemnifying entity), after giving effect to the Demerger, the demerger of Hanson's tobacco business and the contemplated demerger of Hanson's energy business, to satisfy such claims.

POSSIBLE EFFECTS OF DUAL RESIDENCE OF THE COMPANY

     The Company is organized under the laws of Delaware and is subject to United States federal income taxation. However, in order to obtain clearance from the U.K. Inland Revenue as to the tax-free treatment for U.K. tax purposes for Hanson and Hanson's shareholders of the stock dividend effectuating the Demerger, Hanson agreed with the U.K. Inland Revenue that the Company would continue to be centrally managed and controlled in the United Kingdom for at least five years following the date of the Demerger (October 1, 1996). Hanson also agreed with the U.K. Inland Revenue that the Company's Board of Directors would be the only medium through which strategic control and policy making powers were exercised, and that meetings of the Company's Board of Directors almost invariably would be held in the United Kingdom during such five-year period. In an agreement with Hanson, the Company agreed not to take, or fail to take, during such five-year period, any action that would result in a breach of, or constitute non-compliance with, any of the representations and undertakings made by Hanson in Hanson's agreement with the U.K. Inland Revenue. The Company's By-Laws provide for similar constraints.

     Hanson's agreement with the U.K. Inland Revenue provides that if, at any time during the five-year period following the date of the Demerger, the Company ceases to be regarded as centrally managed and controlled in the United Kingdom, the distribution of the Common Stock to Hanson's shareholders to effect the Demerger will no longer be regarded as tax-free to Hanson under U.K. law (although it will continue to be treated as tax-free under U.K. law to Hanson's shareholders). The Company has agreed to indemnify Hanson against any liability and penalties arising out of a breach of the agreement between Hanson and the U.K. Inland Revenue referred to in the preceding paragraph. The Company estimates that, if such indemnification obligation were to arise prior to October 1, 1997, it would amount to approximately $421 million. Such obligation will decrease by $84.2 million on each October 1 through October 1, 2001. See 'Agreements between the Company and Hanson Relating to the Demerger -- Indemnification Agreements.'

     If the Company ceases to be a U.K. tax resident at any time, the Company will be deemed for purposes of U.K. corporation tax on chargeable gains to have disposed of all of its assets at such time. In such a case, the Company would be liable for U.K. corporation tax on chargeable gains on the amount by which the fair market value of those assets at the time of such deemed disposition exceeds the Company's tax basis in those assets. The tax basis of the assets would be calculated in pounds sterling, based on the fair market value of the assets (in pounds sterling at the time of acquisition of the assets by the Company) adjusted for U.K. inflation. Accordingly, in such circumstances, the Company could incur a tax liability even though it has not actually sold the assets and even though the underlying value of the assets may not have actually appreciated (due to currency movements). Since it is impossible to predict the future value of the Company's assets, currency movements and inflation rates, it is impossible to predict the magnitude of such liability, should it arise.

     See 'Description of the Securities -- Redemption' and 'Certain Tax Considerations -- United Kingdom Income Taxation.'

ABSENCE OF PUBLIC MARKET FOR THE SECURITIES

     The Securities will be new issues of securities for which there is currently no market. If the Securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. The Underwriters have informed the Issuer that, subject to applicable law, they currently intend to make a market in the Securities. However, the Underwriters are not obligated to do so, and any such market making may be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the Securities or, if such a market develops, whether it will continue. The Company does not intend to apply for listing of the Securities on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system. See 'Underwriting.'

                                USE OF PROCEEDS

     The estimated net proceeds of the Offering, after deducting the estimated underwriting discounts and expenses, are approximately $ million. The net proceeds of the Offering will be used, to the extent necessary, to pay the Repurchase Price for Pre-Demerger Notes tendered pursuant to the Tender Offer. Any excess proceeds will be used to repay a portion of the outstanding revolving credit indebtedness under the Credit Facility, which, as of the date of this Prospectus, bears interest at approximately 5.60% per annum. If, based on the level of tenders of Pre-Demerger Notes, the net proceeds of the Offering are insufficient to pay the Repurchase Price, the balance will be obtained from the Credit Facility. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- The Credit Facility.' Pending completion of the Tender Offer, the net proceeds of the Offering will be invested in short-term instruments.

                       RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

                                  PRO FORMA
                                 NINE MONTHS     NINE MONTHS     PRO FORMA
                                    ENDED           ENDED        YEAR ENDED     YEAR ENDED      FISCAL YEAR ENDED SEPTEMBER 30,
                                SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   -----------------------------------
                                    1996            1996            1995           1995       1994    1993(1)   1992(1)   1991(1)
                                -------------   -------------   ------------   ------------   -----   -------   -------   -------

The Company...................      3.0:1           2.3:1           4.6:1          3.1:1      1.6:1    11.1:1    29.6:1    60.3:1

------------

(1) Excludes Quantum Chemical, which was acquired on September 30, 1993, and the debt balances associated with the acquisition.

     For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations (excluding equity in income or losses of Suburban Propane since January 1, 1996 but including distributed income from Suburban Propane), before interest expense (including amortization of deferred financing costs) and income taxes. Fixed charges consist of interest expense (including amortization of deferred financing costs) and rent.

                                 CAPITALIZATION

     The following table, which is unaudited, sets forth, as of September 30, 1996, the capitalization of the Company, as adjusted to reflect completion of the Demerger Transactions, the issuance of the Securities and the application of the net proceeds thereof, together with additional borrowings under the Credit Facility, to repurchase all outstanding Pre-Demerger Notes tendered pursuant to the Tender Offer. This data should be read in conjunction with 'Management's
Discussion and Analysis of Financial Condition and Results of Operations -- Introduction' and the Combined Financial Statements and notes thereto of the Company included elsewhere in this Prospectus. See 'Index to Financial Statements.'

                                                                                     AS OF SEPTEMBER 30, 1996
                                                                               ------------------------------------
                                                                               ACTUAL    ADJUSTMENTS    AS ADJUSTED
                                                                               ------    -----------    -----------
                                                                                          (IN MILLIONS)

Short-term debt:
     Notes..................................................................   $  222       --            $   222
     Other..................................................................       11       --                 11
                                                                               ------    -----------    -----------
          Total short-term..................................................   $  233       --            $   233
                                                                               ------    -----------    -----------
Long-term debt:
     Securities Offered Hereby..............................................     --            750            750
     Pre-Demerger Notes.....................................................    1,036       (1,036)        --
     Credit Facility........................................................      300        1,197          1,497
     Allocated Loan(1)......................................................    2,250       (2,250)        --
     Other..................................................................       64          (28)            36
                                                                               ------    -----------    -----------
          Total long-term debt..............................................   $3,650       (1,367)         2,283
                                                                               ------    -----------    -----------
Stockholders' equity:
     Common Stock, 250,000,000 shares, par value $.01 per share, authorized,
       77,324,600 shares issued and outstanding (as adjusted)(2)............   $ --        $     1        $     1
     Paid-in capital........................................................     --          1,296          1,296
     Invested capital.......................................................      501         (501)        --
                                                                               ------    -----------    -----------
          Total capitalization(3)...........................................   $4,384      $  (571)       $ 3,813
                                                                               ------    -----------    -----------
                                                                               ------    -----------    -----------

------------

(1) This loan (the 'Allocated Loan') was allocated to the Company in the Combined Financial Statements because it related directly to the Chemicals Business. It was repaid using the proceeds of the sale of certain Non-Chemicals Businesses to Hanson (which are reflected in paid-in capital), cash balances and additional borrowings under the Credit Facilty.

(2) Reflects the issuance on October 1, 1996, pursuant to the Demerger, of 74,408,257 shares of Common Stock to Hanson's shareholders and the issuance on October 8, 1996, pursuant to the Stock Incentive Plan, of 2,912,317 shares of restricted Common Stock to the Company's executive officers and other key employees and 4,026 shares of Common Stock to the Company's non-employee directors. See 'Executive Compensation -- Company Incentive Compensation and Benefit Plans.'

(3) As part of the Demerger Transactions, the Company repaid a $1.9 billion loan from Hanson (the 'Hanson Loan') that was unrelated to the Chemicals Business and therefore not allocated to the Company in the Combined Financial Statements. Accordingly, the Hanson Loan and its subsequent repayment (using the proceeds of the sale of the Discontinued Businesses to Hanson, cash balances and additional borrowings under the Credit Facility), had no impact on the capitalization of the Company.

                        SELECTED COMBINED FINANCIAL DATA

     The historical selected combined financial data of the Company set forth below are derived from the audited Combined Financial Statements of the Company except for the data as at and for the periods ended September 30, 1996, September 30, 1995, September 30, 1992 and September 30, 1991, which are derived from the unaudited Combined Financial Statements of the Company. In the opinion of the Company, the unaudited combined financial data have been prepared on a basis consistent with that of the audited financial data and the interim financial data include all adjustments necessary for a fair presentation of interim results.

     Income statement data and other data for fiscal 1993, fiscal 1992 and fiscal 1991 and balance sheet data for fiscal 1992 and fiscal 1991 exclude Quantum Chemical, which was acquired on September 30, 1993 in a transaction accounted for as a 'purchase.' In addition, historical financial data may not be indicative of the Company's future performance as an independent company. Finally, the historical financial data presented below do not reflect certain pro forma adjustments giving effect to the Demerger Transactions which are included in 'Unaudited Pro Forma Combined Financial Data.'

     The information  set  forth  below  should  be  read  in  conjunction  with
'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the Combined Financial Statements and notes thereto of the Company included elsewhere in this Prospectus. See 'Index to Financial Statements.' Historical earnings per share and dividend data have not been presented because there is no separate identifiable pool of capital for the periods prior to incorporation upon which a per share calculation could be based.

     For certain historical financial data with respect to the Issuer, see Note 12 to the Combined Financial Statements of the Company.

                                  NINE MONTHS ENDED                    THREE MONTHS
                                    SEPTEMBER 30,         YEAR ENDED      ENDED
                               ------------------------  DECEMBER 31,  DECEMBER 31,
                                1996             1995        1995          1994
                               -------          -------  ------------  ------------
                                     (UNAUDITED)  (IN MILLIONS)
INCOME STATEMENT DATA:
     Net sales................ $ 2,279          $ 2,939    $  3,800      $    908
     Operating income.........     205(1)           690         842           203
     Income from continuing
       operations.............     103(1)(2)        276         331            84
     Net (loss) income........  (3,064)(1)(2)(3)    276         349            96
BALANCE SHEET DATA (AT PERIOD
  END):
     Total assets(4).......... $ 6,179          $10,130    $ 10,043      $ 10,024
     Total liabilities........   5,678            5,182       5,242         5,166
     Invested capital(4)......     501            4,948       4,801         4,858
OTHER DATA (WITH RESPECT TO
  CONTINUING OPERATIONS):
     Depreciation and
       amortization........... $   152          $   180    $    241      $     59
     Capital expenditures.....     223              201         276            30

                               FISCAL YEAR ENDED SEPTEMBER
                                           30,
                              ------------------------------
                               1994   1993     1992    1991
                              ------ -------  ------  ------
                              (IN MILLIONS)    (UNAUDITED)
INCOME STATEMENT DATA:
     Net sales................$3,288 $   862  $  920  $  941
     Operating income.........   344     139     181     213
     Income from continuing
       operations.............    66     103     138     160
     Net (loss) income........    94     123     194     142
BALANCE SHEET DATA (AT PERIOD
  END):
     Total assets(4)..........$9,691 $10,135  $5,182  $1,704
     Total liabilities........ 5,053   4,692     663     639
     Invested capital(4)...... 4,638   5,443   4,519   1,065
OTHER DATA (WITH RESPECT TO
  CONTINUING OPERATIONS):
     Depreciation and
       amortization...........$  247 $    44  $   38  $   21
     Capital expenditures.....   109      28      43      59

------------

(1) Includes the effects of non-recurring charges of $75 ($48 after-tax) to reduce the carrying value of certain facilities employed in the sulfate-process manufacturing of TiO2 and provide for the costs associated with the closure of certain of these facilities, as described in Note 4 to the Combined Financial Statements of the Company.

(2) Includes the effects of an after-tax gain of $86 resulting from the Company's sale in March 1996 of a 73.6% equity interest in Suburban Propane, as described in Note 1 to the Combined Financial Statements of the Company. Periods ended in 1995 and fiscal 1994 include Suburban Propane as a continuing operation.

(3) Includes the effects of a non-cash after-tax charge of $3,206 relating to one of the Discontinued Businesses as a result of the Company's adoption of the long-lived asset carrying value methodology provided by SFAS 121, as described in Note 5 to the Combined Financial Statements of the Company.

(4) Includes net assets of the Discontinued Businesses of $617 at September 30, 1996 (after giving effect to the adoption of the long-lived asset carrying value methodology described in Note 3 above); $3,772 at December 31, 1995; $3,757 at December 31, 1994; $3,757 at September 30, 1994; $3,935 at
    September 30, 1993; $3,818 at September 30, 1992; and $337 at September 30, 1991. The Discontinued Businesses were sold to Hanson on October 6, 1996.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The following unaudited pro forma combined financial data reflect the Demerger Transactions, the Tender Offer and the Offering as if all such transactions had been completed as of September 30, 1996 for pro forma combined balance sheet data purposes and as of January 1, 1995 and January 1, 1996, respectively, for pro forma combined income statement data purposes. These data do not necessarily reflect the results of operations or financial position of the Company that would have resulted had such transactions actually been consummated as of such dates. Also, these data are not necessarily indicative of the future results of operations or future financial position of the Company. See 'Capitalization.'

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                 (IN MILLIONS)

                                                                                          PRO FORMA
                                                                               ACTUAL    ADJUSTMENTS     PRO FORMA
                                                                               ------    -----------     ---------
                                   ASSETS
Current Assets:
     Cash and cash equivalents..............................................   $  388     $               $   388
     Trade receivables, net.................................................      514                         514
     Inventories............................................................      454                         454
     Other current assets...................................................      115           (40)(D)        75
     Net assets of Discontinued Businesses to be sold to Hanson.............      617          (617)(I)     --
                                                                               ------                    ---------
          Total current assets..............................................    2,088                       1,431
                                                                               ------                    ---------
Property, plant and equipment, net..........................................    1,977                       1,977
Investments and other assets................................................      336                         336
Goodwill....................................................................    1,778                       1,778
                                                                               ------                    ---------
          Total assets......................................................   $6,179                     $ 5,522
                                                                               ------                    ---------
                                                                               ------                    ---------
                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Notes payable..........................................................   $  222                     $   222
     Current maturities of long-term debt...................................       11                          11
     Trade accounts payable.................................................      134                         134
     Income taxes payable...................................................       30                          30
     Accrued expenses and other liabilities.................................      443                         443
                                                                               ------                    ---------
          Total current liabilities.........................................      840                         840
Non-current liabilities:
     Long-term debt.........................................................    3,650        (1,367)(B)     2,283
     Deferred income taxes..................................................      225           (96)(E)       129
     Other liabilities......................................................      963            10(L)        973
                                                                               ------                    ---------
     Total liabilities......................................................    5,678                       4,225
Invested capital/stockholders' equity.......................................      501           796(C)      1,297
                                                                               ------                    ---------
     Total liabilities and invested capital/stockholders' equity............   $6,179                     $ 5,522
                                                                               ------                    ---------
                                                                               ------                    ---------

                                                (See foonotes on following page)

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET:

To reflect the effects of the following transactions:

                                                                   CASH, CASH
                                                                  EQUIVALENTS
                                                                      AND
                                                                   RESTRICTED                 STOCKHOLDERS'
                                                                    CASH(A)        DEBT(B)      EQUITY(C)
                                                                 --------------    -------    -------------

Actual........................................................      $    499       $(3,883)      $   501
Financing Costs(D)............................................                                       (40)
Allocated Tax Attributes(E)...................................                                        96
Repayment of Allocated Loan and Other Debt(F).................        (2,278)        2,278
Credit Facility Borrowing(G)..................................         1,197        (1,197)           --
Capital Contribution(H).......................................           748            --           748
Sale of Discontinued Businesses(I)............................           676            --            59
Repurchase of Pre-Demerger Notes(J)...........................        (1,093)        1,036           (57)
Securities offered hereby(K)..................................           750          (750)           --
Stock Incentive Awards(L).....................................                                       (10)
                                                                 --------------    -------    -------------
Pro forma.....................................................      $    499       $(2,516)      $ 1,297
                                                                 --------------    -------    -------------
                                                                 --------------    -------    -------------

------------

 (A) This column includes, on an actual and pro forma basis, restricted cash of $111 included in investments and other assets.

 (B) Debt includes notes payable, current maturities of long-term debt and long-term debt.

 (D) To reflect the write-off of $40 of prepaid interest costs principally related to the Allocated Loan.

 (E) To reflect the alternative minimum tax credits that are allocable to the Company and are likely to be realized subsequent to the Demerger.

 (F) To   reflect  the  repayment  of  the   $2,250  Allocated  Loan  and  other
     indebtedness to Hanson.

 (G) To reflect actual and anticipated borrowings under the Credit Facility to complete the Demerger Transactions and give effect to the Offering and the Tender Offer.

 (H) To reflect the net capital contribution from Hanson as a result of the Demerger Transactions (excluding the sale of Discontinued Businesses discussed in footnote (I)) which principally include the pre-demerger sale of certain Non-Chemicals Businesses to Hanson, the repayment of the Hanson Loan and other intercompany indebtedness and the required payment so that the Company's combined indebtedness, net of cash (including restricted cash) and cash equivalents, at October 1, 1996, after giving pro forma effect to the sale of the Discontinued Businesses and the repurchase of the Pre-Demerger Notes pursuant to the Tender Offer, would be $2,017.

 (I) To reflect the proceeds from the sale of the Discontinued Business to Hanson at the fair market value thereof of $676 (net of assumed debt of $431), all of which proceeds were used to repay a portion of the Hanson
     Loan. The difference between the proceeds from the sale of Discontinued Business and the underlying carrying value of the net assets of these operations ($617 at September 30, 1996) has been reflected as a capital transaction.

 (J) On October 17, 1996, the Issuer commenced the Tender Offer for any and all Pre-Demerger Notes at the Repurchase Price. At September 30, 1996, the carrying value of the Pre-Demerger Notes plus accrued interest was approximately $1,036. The difference between the Repurchase Price and the carrying amount of the Pre-Demerger Notes of approximately $1,044 at December 17, 1996 was included in the computation of the adjustment described in note (H).

 (K) To reflect the anticipated receipt and use of the net proceeds of the issuance of the Securities pursuant to the Offering.

 (L) To reflect the expected non-cash compensation expense that will arise as a result of the non-performance-based portion of the award, on October 8, 1996, of restricted Common Stock to executive officers and other key employees of the Company pursuant to the Stock Incentive Plan, which portion of the award aggregated $16.25 ($10 after tax). This portion of the award will vest in three equal tranches in each of October 1999, 2000 and 2001. See 'Executive Compensation -- Company Incentive Compensation and Benefit Plans -- Long-Term Stock Incentive Plan.'

                 UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS
                    (IN MILLIONS EXCEPT FOR PER SHARE DATA)

                                                                            YEAR ENDED DECEMBER 31, 1995
                                                                        -------------------------------------
                                                                                      PRO FORMA
                                                                        ACTUAL       ADJUSTMENTS    PRO FORMA
                                                                        ------       -----------    ---------

Net sales............................................................   $3,800         $  (639)(A)   $ 3,161
Operating costs and expenses:
     Cost of products sold...........................................    2,458            (508)(A)     1,950
     Depreciation and amortization...................................      241             (34)(A)       207
     Selling, development and administrative expense.................      259             (43)(A)       228
                                                                                             5(B)
                                                                                             7(C)
                                                                        ------                      ---------
Operating income.....................................................   $  842                       $   776
     Interest expense................................................      240             (83)(D)       157
     Interest income.................................................      (25)                          (25)
     Other expense, net..............................................       73             (11)(B)        62
     Equity in earnings of Suburban Propane..........................       --             (54)(A)       (54)
                                                                        ------                      ---------
Income from continuing operations before provision for income
  taxes..............................................................      554                           636
Provision for income taxes...........................................     (223)            (31)(E)      (254)
                                                                        ------                      ---------
Income from continuing operations....................................   $  331                       $   382
                                                                        ------                      ---------
Earnings per share from continuing operations........................                                $  5.08(F)

                                                                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                                                                     -------------------------------------
                                                                                   PRO FORMA
                                                                     ACTUAL       ADJUSTMENTS    PRO FORMA
                                                                     ------       -----------    ---------

Net sales.........................................................   $2,279          $  --        $ 2,279
Operating costs and expenses:
     Cost of products sold........................................    1,711                         1,711
     Depreciation and amortization................................      152                           152
     Selling, development and administrative expense..............      136              3(B)         144
                                                                                         5(C)
     Asset impairment and related closure costs...................       75                            75
                                                                     ------                      ---------
Operating income..................................................   $  205                       $   197
     Interest expense.............................................      171            (42)(D)        129
     Interest income..............................................      (25)                          (25)
     Gain on sale of Suburban Propane.............................     (210)                         (210)
     Equity in earnings of Suburban Propane.......................      (32)                          (32)
     Other expense, net...........................................       31            (10)(B)         21
                                                                     ------                      ---------
Income from continuing operations before provision for income
  taxes...........................................................      270                           314
Provision for income taxes........................................     (167)           (17)(E)       (184)
                                                                     ------                      ---------
Income from continuing operations.................................   $  103                       $   130
                                                                     ------                      ---------
Earnings per share from continuing operations.....................                                $  1.73(F)(G)
                                                                                                 ---------

NOTES TO UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS:

 (A) To reclassify the results of operations of Suburban Propane as equity in earnings of Suburban Propane as a result of the sale by the Company of a 73.6% interest therein in March 1996.

 (B) To reflect the estimated management, legal, accounting and investor relations expenses associated with the Company's status as an independent publicly-traded company.

 (C) To reflect the expected non-cash compensation expense that will arise as a result of the performance-based portion of the award, on October 8, 1996, of restricted Common Stock to executive officers and other key employees of the Company pursuant to the Stock Incentive Plan, which portion of the award aggregated $48.75. Such portion of the award will vest in three equal tranches, subject to the achievement of performance criteria established by the Compensation Committee for each of three performance cycles commencing January 1, 1997 and ending on December 31, 1999, 2000 and 2001, respectively. If and to the extent such criteria are achieved, half of the tranche relating to a particular performance cycle of the award will vest and be immediately paid and the remainder will vest in five equal annual installments commencing on the first anniversary of the end of the cycle. For purposes of the unaudited pro forma combined income statement, it has been assumed that the 'expected' level performance target will be achieved and, therefore, that 60% of the performance-based portion of the restricted Common Stock award subject to the meeting of performance criteria will be issued. See 'Executive Compensation -- Company Incentive Compensation and Benefit Plans -- Long-Term Stock Incentive Plan.'

 (D) To reflect (i) the interest expense on outstanding indebtedness (including the Securities offered hereby) of approximately 7.0% for both the year ended December 31, 1995 and the nine months ended September 30, 1996; and (ii) amortization of capitalized debt costs.

 (E) To reflect the tax effect of the adjustments described in notes (A) through
     (D) above at statutory rate of 38% (inclusive of federal and state taxes).

 (F) Pro forma earnings per share from continuing operations has been determined assuming 75,140,350 shares of Common Stock were outstanding. This reflects
     (i)  the issuance of shares  to Hanson shareholders on  October 1, 1996 and
     (ii) the issuance pursuant to the Stock Incentive Plan, on October 8, 1996, of 728,067 shares of restricted Common Stock to executive officers and other key employees of the Company pursuant to the Stock Incentive Plan (excluding 2,184,250 additional shares of restricted Common Stock subject to performance criteria established by the Compensation Committee of the Company's Board of Directors) and 4,026 shares of Common Stock to non-employee directors of the Company. See 'Executive
     Compensation -- Company Incentive Compensation and Benefit Plans.'

 (G) Pro forma earnings per share for the nine months ended September 30, 1996 includes ($.62) per share and $1.14 per share reflecting the impact of the non-recurring charges related to the TiO2 operations and the gain on sale of the 73.6% interest in Suburban Propane, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     The following information should be read in conjunction with the Company's Combined Financial Statements and notes thereto and Quantum Chemical
Corporation's Consolidated Financial Statements and notes thereto included elsewhere herein. See 'Index to Financial Statements.'

     In connection with the forward-looking statements which appear in the following information, prospective purchasers of the Securities should carefully review the Cautionary Statements referred to in 'Disclosure Regarding Forward-Looking Statements,' 'Risk Factors' and ' -- Historical Cyclicality of Significant Components of the Company's Operations' below.


     The Demerger Transactions. The Demerger was effected through the Demerger Transactions between Hanson and certain subsidiaries of Hanson that remained with Hanson following the Demerger ('Hanson Subsidiaries'), on the one hand, and the Company and certain subsidiaries of Hanson that became subsidiaries of the Company upon the Demerger ('Company Subsidiaries'), on the other hand. Prior to the Demerger Transactions, certain Company Subsidiaries owned the Non-Chemicals Businesses, which consisted of businesses and assets that were intended to remain with Hanson, including the Discontinued Businesses. In addition, as of September 30, 1996, the $2.25 billion Allocated Loan and the $1.9 billion Hanson Loan were outstanding from certain Hanson Subsidiaries to certain Company Subsidiaries. On September 30, 1996, a Company Subsidiary sold certain Non-Chemicals Businesses to Hanson for a cash purchase price of approximately $1.8 billion. The proceeds of this sale, together with cash balances and borrowings under the Credit Facility, were used to repay the Allocated Loan. Also, on October 1, 1996, Hanson transferred the Chemicals Business to the Company in consideration for the Company's issuance of 74,408,257 shares of Common Stock to Hanson's shareholders. The Company Subsidiaries that held the Chemicals Business also held the Discontinued Businesses at that time. On October 6, 1996, the Discontinued Businesses were sold to Hanson for a cash purchase price of approximately $676 million, net of assumed debt of $431 million. The proceeds of this sale, together with cash balances and borrowings under the Credit Facility, were used to repay the Hanson Loan. As part of the Demerger Transactions, Hanson agreed to make a net payment to the Company so that the Company's combined indebtedness, net of cash (including restricted cash) and cash equivalents, would amount to $2.017 billion as of October 1, 1996, after giving pro forma effect to the sale of the Discontinued Businesses and the Tender Offer.


     Basis of Presentation. The Company's Combined Financial Statements reflect the assets and liabilities of the Chemicals Business, including the Allocated Loan and the Pre-Demerger Notes, and the assets and liabilities of the Discontinued Businesses, which were not related to the Chemicals Business but, pursuant to the Demerger Transactions, were owned by the Company until October 6, 1996. The Combined Financial Statements do not reflect the assets and liabilities of the Non-Chemicals Businesses that were sold to Hanson prior to October 1, 1996 pursuant to the Demerger Transactions or the Hanson Loan. See
Note 1 to the Combined Financial Statements of the Company.

     Fiscal Year End. Consistent with Hanson's fiscal year-end, the financial statements of the Chemicals Business were historically prepared on the basis of a fiscal year ending September 30. Upon completion of the Demerger, the Company adopted a December 31 fiscal year-end, effective as of January 1, 1995, to conform to the business year most prevalent in the United States chemicals industry. Accordingly, in the discussion of the results of operations of the Chemicals Business presented below, results for calendar year 1995 are compared with results for the fiscal year ended September 30, 1994.

     Quantum Chemical. Hanson acquired Quantum Chemical on September 30, 1993 in a transaction accounted for as a purchase. Accordingly, the Company's results of operations do not reflect Quantum Chemical for periods prior to fiscal 1994. Because of the significance of Quantum Chemical to the Chemicals Business, in addition to the discussions of the Company's combined operations, set forth below is a separate discussion of the results of Quantum Chemical's operations for the nine months ended September 30, 1993.

HISTORICAL CYCLICALITY OF SIGNIFICANT COMPONENTS OF THE COMPANY'S OPERATIONS

     The markets for Quantum Chemical's principal products are highly cyclical and the global markets for SCM Chemical's principal products are also cyclical, although to a slightly lesser degree. In contrast, the Company believes that, over a business cycle, the markets for fragrance and flavor chemicals and other specialty products are generally more stable in terms of industry demand, selling prices and operating margins.

POLYETHYLENE AND RELATED PRODUCTS

     In the nine months ended September 30, 1996, Quantum Chemical's polyethylene and related operations contributed approximately 41% of the Company's revenues and approximately 55% of its operating income with an operating margin of approximately 12%. In 1995 and fiscal 1994, when Suburban Propane was included as a continuing operation, polyethylene and related operations contributed approximately 36% and 32%, respectively, of the Company's revenues and approximately 45% and 7%, respectively, of its operating income with operating margins of approximately 28% and 2%, respectively.

     In the United States, demand for polyethylene has historically fluctuated from year to year, although it has increased at average annual rates of approximately 3.6% over the last five years and of 5.3% over the last ten years. The industry is particularly sensitive to capacity additions, especially capacity to manufacture ethylene, polyethylene's principal raw material. Polyethylene producers have historically experienced alternating periods of inadequate capacity, resulting in increased selling prices and operating margins, followed by periods of large capacity additions, resulting in declining capacity utilization rates, selling prices and operating margins. During the mid-1980's, increases in new production facilities did not keep pace with demand and by 1987-1988, U.S. producers were operating at high capacity utilization rates. Accordingly, selling prices and operating margins increased substantially in 1988-1989. Significant additional industry capacity came on stream during 1990-1992 and, as a consequence, the industry, including Quantum Chemical, experienced lower capacity utilization rates, selling prices and operating margins in 1990-1993. In addition, Quantum Chemical's income was adversely affected in 1989 and 1990 by a fire and explosion at its Morris, Illinois facility. An unanticipated shortage of ethylene resulting from Gulf Coast plant outages due to cold weather, floods and mechanical failures led to significantly increased selling prices and operating margins for polyethylene from mid-1994 through mid-1995. From mid-1995 through the first quarter of 1996, selling prices and operating margins for polyethylene decreased significantly due to the restoration of lost ethylene supply, expanded manufacturing capacity and inventory reductions by customers. Selling prices increased again during the second and third quarters of 1996 as a result of significantly increased domestic demand for polyethylene, strong exports and higher natural gas feedstock costs; notwithstanding these costs, operating margins also increased. The Company expects that the operating results of this segment for the fourth quarter of 1996 will be below those for the third quarter due to a slight deterioration in selling prices arising from softening demand and the effect of continuing feedstock cost increases on operating margins. Due to competitive pressures and the decline in demand, price increases intended to become effective in October 1996 have been postponed. In the future, there can be no assurance that growth in demand for polyethylene will be sufficient to absorb currently anticipated capacity increases (including increases in ethylene capacity) without the industry experiencing an overall reduction in utilization rates, which has in the past caused selling prices and operating margins to decline, or that the downward phase of industry cyclicality will not be exacerbated by unanticipated capacity additions, changes in technology, price volatility of raw materials, changes in customer inventory levels or other conditions. See 'Business.'

TIO2 AND RELATED PRODUCTS

     In the nine months ended September 30, 1996, SCM Chemicals' TiO2 and related operations contributed approximately 30% of the Company's revenues and generated an operating loss of $6 million as a result of $75 million of non-recurring charges to reduce the carrying value of certain assets employed in the sulfate-process manufacturing of TiO2 and provide for the costs associated with the closure of certain sulfate production. Excluding these charges, this segment contributed approximately 25% to operating income with an operating margin of approximately 10%. In 1995 and fiscal 1994, when Suburban Propane was included as a continuing operation, these operations contributed approximately 23% and 24%, respectively, of the Company's revenues and approximately 21% and 31%, respectively, of its operating income with operating margins of approximately 21% and 13%, respectively.

     TiO2 is considered to be a 'quality of life' performance chemical, the demand for which is influenced by the changes in the gross domestic product of various regions of the world. The worldwide TiO2 industry, in which SCM Chemicals participates, has experienced cyclical demand, supply and pricing, although to a lesser degree than the polyethylene industry. A cyclical peak for average annual TiO2 prices occurred in 1990. By mid-1994, TiO2 prices had declined by approximately 22% from that peak. In late 1994, demand grew as a result of improved economic conditions. Coupled with limited capacity additions, this increased industry capacity utilization rates to above 90% and resulted in a turnaround in worldwide prices, continuing through most of 1995. Demand growth subsequently slowed due to reduced economic growth worldwide and rainy spring seasons in 1995 and 1996, resulting in price erosion and reduction in capacity utilization rates in late 1995 and the first half of 1996. In addition, recent consolidation of customers in SCM Chemicals' coating markets further increased price competition for certain of its products, putting increased pressure on profitability. In July 1996, SCM Chemicals announced a program to address market conditions in the TiO2 industry by, among other things, closing its 10,000 tonne sulfate-process plant in Stallingborough, England, scaling back by about one-third production at its 66,000-tonne sulfate-process plant in Baltimore, Maryland (an overall capacity reduction for SCM Chemicals of approximately 6%) and delaying chloride-process expansion programs in the United Kingdom and Australia. As part of the program, SCM Chemicals also announced increases in global selling prices for TiO2 products effective October 1, 1996; however, due to competitive pricing pressures, such increases will not be realized during the balance of 1996. The Company incurred non-recurring charges of $75 million in the nine months ended September 30, 1996 for the costs of the program. If market conditions continue to deteriorate, it may be necessary to further reduce operations at the Baltimore plant and accrue for additional closure costs. SCM Chemicals' sulfate-process manufacturing operations have historically operated at a marginal level, and made a negative contribution of $5 million during the nine months ended September 30, 1996.

RESULTS OF OPERATIONS

     The Company's principal operations are grouped into five business segments: polyethylene and related products, acetyls and alcohol and specialty polymer products, which are produced by Quantum Chemical; TiO2 and related products, which are produced by SCM Chemicals; and fragrance and flavor chemicals, which are produced by Glidco. As shown in the table below, Suburban Propane (a 73.6% equity interest in which was sold in March 1996) accounted for 17% and 21% of the Company's net sales and 6% and 22% of its operating income in 1995 and fiscal 1994, respectively.

     The following table shows, for the periods indicated, sales (net of intercompany transactions, which are not material) and operating income (before interest and provision for income taxes) attributable to each of the Company's business segments (excluding the Discontinued Businesses).

                                                 NINE MONTHS
                                                    ENDED                          THREE MONTHS       YEAR ENDED
                                                SEPTEMBER 30,       YEAR ENDED        ENDED         SEPTEMBER 30,
                                               ----------------    DECEMBER 31,    DECEMBER 31,    ----------------
                                                1996      1995         1995            1994         1994      1993
                                               ------    ------    ------------    ------------    ------    ------
                                                 (UNAUDITED)              (IN MILLIONS)

NET SALES
Quantum Chemical(1):
     Polyethylene and related products......   $  944    $1,115       $1,374          $  327       $1,061    $ --
     Acetyls and alcohol....................      294       366          461             105          347      --
     Specialty polymer products.............      274       271          363              82          318      --
SCM Chemicals:
     Titanium dioxide and related
       products.............................      680       663          860             185          795       783
Glidco:
     Fragrance and flavor chemicals.........       87        76          103              24           89        79
                                               ------    ------    ------------    ------------    ------    ------
                                                2,279     2,491        3,161             723        2,610       862
                                               ------    ------    ------------    ------------    ------    ------
Propane(2)..................................     --         448          639             185          678      --
                                               ------    ------    ------------    ------------    ------    ------
          Total Net Sales...................   $2,279    $2,939       $3,800          $  908       $3,288    $  862
                                               ------    ------    ------------    ------------    ------    ------
                                               ------    ------    ------------    ------------    ------    ------
OPERATING INCOME
Quantum Chemical(1):
     Polyethylene and related products......   $  112    $  337       $  380          $   92       $   23    $ --
     Acetyls and alcohol....................       39       121          142              38           70      --
     Specialty polymer products.............       32        47           59              13           42      --
SCM Chemicals:(3)
     Titanium dioxide and related
       products.............................       (6)      136          177              27          106       113
Glidco:
     Fragrance and flavor chemicals.........       28        23           31               7           27        26
                                               ------    ------    ------------    ------------    ------    ------
                                                  205       664          789             177          268       139
                                               ------    ------    ------------    ------------    ------    ------
Propane(2)..................................     --          26           53              26           76      --
                                               ------    ------    ------------    ------------    ------    ------
          Total Operating Income............   $  205    $  690       $  842          $  203       $  344    $  139
                                               ------    ------    ------------    ------------    ------    ------
                                               ------    ------    ------------    ------------    ------    ------

------------

(1) Quantum Chemical was acquired by Hanson on September 30, 1993 in a transaction accounted for as a purchase.

(2) Suburban Propane is reflected as a continuing operation of the Company (i.e., a division of Quantum Chemical) through December 31, 1995. In March 1996, Hanson sold a 73.6% interest in Suburban Propane in an initial public offering. The Company has accounted for its continuing investment in Suburban Propane under the equity method effective January 1, 1996.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(3) The nine months ended September 30, 1996 includes non-recurring charges of $75 ($48 after-tax) to reduce the carrying value of certain facilities employed in the sulfate-process manufacturing of TiO2 and provide for the costs associated with the closure of certain sulfate-process production, as described in Note 4 to the Combined Financial Statements of the Company.

NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995

     The Company had operating income of $205 million for the nine months ended September 30, 1996, a decrease of $485 million (70%) from the nine months ended September 30, 1995, and net sales of $2.279 billion, a decrease of $660 million (22%). The Company recorded non-recurring charges of $75 million during the 1996 period to reduce the carrying value of certain facilities employed in the sulfate-process manufacturing of TiO2 products and to provide for the closure costs of certain sulfate-process production. In addition, as a result of the Company's sale of a 73.6% interest in Suburban Propane through an initial public offering in March 1996, the Company's interest in the results of Suburban Propane's operations have been reflected as equity in earnings of Suburban Propane in the Combined Financial Statements since January 1, 1996. Suburban Propane contributed $448 million to net sales and $26 million to operating income for the nine months ended September 30, 1995. Excluding Suburban Propane and the non-recurring charges referred to above, the Company's net sales decreased $212 million (8.5%) and its operating income decreased $384 million (58%) from the comparable period of the prior year. These decreases are primarily due to lower average selling prices for polyethylene, acetyls and specialty polymer product offerings as they declined from their 1995 peak levels and declining selling prices for TiO2 as a result of excess capacity and sluggish demand in the paper markets coupled with increasing costs for feedstocks for ethylene (polyethylene's principal raw material) and TiO2 during this period.

     QUANTUM CHEMICAL. Quantum Chemical's operating income for the nine months ended September 30, 1996 decreased $322 million (64%) to $183 million, and its net sales decreased $240 (14%) to $1.512 billion, compared to the comparable period in 1995. The substantial decreases in Quantum Chemical's net sales and operating income were due to lower selling prices for all major product groups. Average selling prices for polyethylene fell from its peak highs in 1995 and were 23% lower than the comparable period of 1995 as a result of industry inventory reductions, excess industry capacity and declining ethylene prices. Ethylene prices on the spot market were 32% lower during the 1996 period compared to the 1995 period as industry supply problems were resolved and inventories were rebuilt. Average selling prices for the period for acetyls and alcohols and specialty polymers also declined 16% and 10%, respectively, compared to the comparable period of 1995. Somewhat mitigating the impact of decreased selling prices on operating income was a 10% increase in overall unit sales volume.

     Net sales of polyethylene and related products were $944 million for the nine months ended September 30, 1996, a decrease of $171 million (15%). Operating income decreased $225 million (67%) to $112 million principally as a result of a 23% reduction in average selling prices for polyethylene products. The lower prices reflected competitive pressure arising from excess industry capacity and the correction of ethylene inventory supplies during the first half of 1996. In the 1995 period, industry ethylene inventories were extremely tight due to unexpected industry outrages causing ethylene and consequently polyethylene prices to rise dramatically; this situation corrected itself towards the end of 1995. Within the 1996 period, average selling prices increased during the second and third quarters (with the third quarter representing a 14% increase over the second quarter) due to significantly increased domestic demand, strong exports and higher natural gas feedstock costs as discussed below. Polyethylene unit volumes for the 1996 period represented a 6.7% increase over the 1995 period.

     Average unit costs for polyethylene increased due to increased feedstock costs for ethylene (polyethylene's principal raw material). These costs rose dramatically as a result of colder than normal winter temperatures experienced in late 1995 and early 1996, which increased the demand for natural gas, and remained at high levels during the 1996 period. Unit costs for ethylene rose 7% during the third quarter of fiscal 1996 from the second quarter of fiscal 1996.

     For information concerning the Company's expectations concerning the operating results of the polyethylene and related products segment during the fourth quarter of 1996, see ' -- Historical Cyclicality of Significant Portions of the Company's Operations' above.

     Net sales of acetyls and alcohols decreased $72 million (20%) to $294 million in the nine months ended September 30, 1996, while operating income decreased $82 million (68%) to $39 million. The decline in operating income primarily resulted from decreased average selling prices, which were 16% lower than during the comparable period of 1995. This was primarily true for methanol, which experienced historically high selling prices during 1995 due to strong demand from reformulated gasoline producers to meet environmental requirements. As some of these requirements were subsequently relaxed and additional capacity became available, methanol prices fell 49%. Vinyl acetate also experienced a 24% decline in average selling prices for the nine months ended September 30, 1996 as export markets were affected by oversupply and weakened demand.

     Net sales of specialty polymer products were relatively flat compared to 1995 at $274 million for the 1996 period while operating income decreased $15 million (32%) to $32 million. The decline in operating income resulted from a 10% decline in average selling prices caused by lower polyethylene prices and higher ethylene costs. Growth in the wire and cable markets was principally responsible for a 12% increase in unit sales volume for the period. Unit costs were slightly lower during the 1996 period primarily as a result of lower raw material costs (mainly propylene and polyethylene).

     During the nine months ended September 30, 1996, Quantum Chemical continued to progress in its reengineering and cost reduction programs with savings during the period of approximately $18 million toward a full year goal of $30 million. The conversion of Quantum's Syngas plant from residuum oil to natural gas was postponed until the end of 1996 in light of industry outages; when completed it is expected to further improve the cost profile for acetic acid. In addition, several expansion and improvement projects proceeded on target, with a restart of 250 million pounds of LLDPE capacity at the Morris facility completed in June 1996, conversion of 300 million pounds of LLDPE production capacity to HDPE at Port Arthur expected to be fully operational in February 1997 and a new 480 million pound LLDPE plant at the La Porte facility scheduled for start-up in December 1996.

     SCM CHEMICALS. SCM Chemicals' operating results for the first nine months of 1996 decreased $142 million (104%) from $136 million in the comparable period in 1995. This reflects non-recurring charges of $75 million to reduce the carrying value of certain plant and equipment employed by SCM Chemicals in its sulfate-process manufacturing of TiO2 and provide for the closure of certain sulfate production facilities in light of the market conditions discussed below. Excluding these non-recurring charges, operating income for the period decreased $67 million (49%) compared to the 1995 period. Net sales for the first nine months of 1996 increased 3% to $680 million compared to $663 million for the first nine months of 1995.

     The TiO2 industry has been undergoing severe price competition and, as a consequence, global pricing has been deteriorating since late 1995. The price erosion reflects a confluence of market factors, including customer destocking, consolidations in the paint and coatings industry, a weak paper industry, increased TiO2 capacity and a weak spring paint and coatings season. These conditions resulted in average TiO2 selling prices in U.S. dollar terms to be 4% lower during the nine months ended September 30, 1996 compared to the comparable period of 1995 as producers attempted to maintain volume and market share. For the third quarter of 1996 alone, average prices declined 12% compared to the third quarter of 1995, with declines amounting to 8% in the United States, 15% in Europe and 24% in the Asia/Pacific region.

     These conditions had severe effects on SCM Chemicals' TiO2 sulfate-process products, which have higher production costs and lower selling prices than its chloride-process products. In response to these deteriorating market conditions, in July 1996, SCM Chemicals announced its intention to close its sulfate-process in Stallingborough, England and scale back production of its 66,000 tonne sulfate-process facility in Baltimore, Maryland by approximately one-third. In addition, completion of the expansion of the chloride-process facility in the United Kingdom was delayed nine months until July 1998 and, while preparatory work continues, expenditures for the 111,000 tonne expansion in Australia were being rephased until market conditions and trends improve. SCM Chemicals also announced global price increases to take effect on October 1, 1996; however, due to competitive pricing pressures, the increases will not be realized during the balance of 1996. Finally, SCM Chemicals will undertake cost containment measures and reengineering efforts for certain processes in order to reduce operating costs.

     Also contributing to the decline in operating income were higher fixed costs resulting from lower operating rates and higher variable costs due to increased costs of titanium ore feedstocks, coke and utilities. During the nine months ended September 30, 1996, SCM Chemicals' plants operated at 86.7% of capacity compared to 97.8% during the comparable period of the prior year. Decreased operating rates reflect both current market conditions and an increase in operating capacity.

     Sales volume for the nine months ended September 30, 1996 increased 6% largely due to strong third quarter sales in the United States and Europe. For the third quarter, sales volume increased 17%, reflecting strong demand in the coatings and plastics markets with shipments to the sluggish paper market continuing to lag behind.

     GLIDCO. Glidco continued its growth trend with record operating income of $28 million for the nine months ended September 30, 1996, an increase of $5 million (22%) compared to the comparable period in 1995. Net sales increased $11 million (14%) to $87 million. This continued growth reflected a 2.6% increase in unit sales volume over 1995 as worldwide demand for fragrance chemicals continued to increase. The impact of this strong demand more than offset significant increases in the cost of CST, Glidco's principal raw material (59% on a unit basis compared to the comparable period for 1995). Reflecting Glidco's continued emphasis on higher-margin intermediate and upgrade products, gross margins held steady at 46% in the first three quarters of both 1996 and 1995. The price of CST is expected to continue to increase during the fourth quarter of 1996.

     In January 1996, a sales office and warehouse space were established in Singapore to serve the growing market in the Pacific Rim. During the 1996 period, Glidco's ongoing 20% expansion plans progressed on target.

1995 COMPARED TO FISCAL 1994

     The Company had operating income of $842 million in 1995, an increase of $498 million (145%), and net sales of $3.8 billion, an increase of $512 million (16%), from fiscal 1994. These increases are primarily attributable to the quadrupling of Quantum Chemical's operating income (excluding propane operations) to $581 million on a 27% increase in its net sales (excluding propane operations) to $2.198 billion.

     QUANTUM CHEMICAL. The substantial increases in Quantum Chemical's net sales and operating income were due to higher selling prices for all major product groups. Average 1995 unit net selling prices for polyethylene, acetyls and alcohol and specialty polymers rose 46%, 25% and 17%, respectively, over fiscal 1994. Factors which mitigated the impact of increased selling prices on operating margins were lower unit shipments of polyethylene (a 6% decline) and specialty polymer products (a 2% decline) in 1995 compared to fiscal 1994 (partially offset by a 7% increase in unit shipments of acetyl and alcohol products), the higher cost of raw materials (mainly purchased ethylene, propylene and residuum oil), increased costs associated with higher margin products and higher maintenance and other production costs.

     Net sales of polyethylene and related products were $1.374 billion in 1995, an increase of $313 million (29%) over fiscal 1994. Operating income increased by $357 million to $380 million, principally as a result of a 46% increase in average unit selling prices for polyethylene products. The higher prices reflected continued tight ethylene supply due to competitors' plant shutdowns and higher demand for ethylene through the first quarter of 1995. By mid-year, the ethylene supply problems were resolved and the polyethylene market experienced a correction as customers reduced inventories, leading to weakened prices and margins for polyethylene. Such market changes also resulted in polyethylene unit volumes declining 6% overall for the year. By the end of 1995, average selling prices for polyethylene had dropped 25% compared to the beginning of 1995. Polyethylene production costs were 5% higher on a unit basis in 1995 compared to fiscal 1994, primarily due to higher prices for purchased ethylene, reflecting tight supplies, and a shift in sales mix to higher value-added products which have a higher cost structure.

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
     Net sales of acetyls and alcohol increased $114 million (33%) to $461 million in 1995, while operating income doubled to $142 million. The increase in operating income primarily resulted from increased average selling prices, which were 38% higher for acetyl products and 10% higher for alcohol products. Higher acetyls pricing was due to strong demand for methanol used in the manufacture of gasoline additives to meet environmental requirements. In addition, there were supply shortages in export markets and formula-based price increases from higher methanol and acetic acid pricing. Beginning in the latter part of the first quarter of 1995, however, methanol prices began to decline as a result of the relaxation of certain environmental requirements for gasoline additives and the addition of industry capacity. By the end of 1995, methanol prices had declined by approximately 70% from late-1994 levels. The increase in demand for methanol and acetic acid resulted in unit sales volumes for 1995 that were 7% higher compared to fiscal 1994. On a unit basis, 1995 costs were 15% higher compared to fiscal 1994 primarily due to higher feedstock costs (ethylene and residuum oil) and higher maintenance costs.

     Net sales of specialty polymer products were $363 million in 1995, an increase of $45 million (14%) compared to fiscal 1994. Operating income increased by $17 million (40%) to $59 million. The increase in operating income reflected higher selling prices across all product lines due to increased demand in the earlier part of the year and the increased price of polyethylene and polypropylene, which are used as raw materials in the manufacture of certain specialty polymer products. The effect of higher pricing was partially offset by a 2% decline in volume and a 13% increase in costs primarily attributable to purchased propylene and the cost mix of higher value-added products sold.

     SCM CHEMICALS. SCM Chemicals had net sales of $860 million in 1995, an increase of $65 million (8%) from fiscal 1994, and operating income of $177 million, an increase of $71 million (67%). The improved performance was primarily attributable to a 15% overall increase in average selling prices for TiO2 in U.S. dollar terms, with increased selling prices of 6% in the United States, 23% in Europe and 16% in the Asia/Pacific region. SCM Chemicals' TiO2 1995 sales volume of 415,000 tonnes was 5% lower than in fiscal 1994. SCM Chemicals' sales were constrained by capacity limitations early in 1995, when plants were operating at 99% of capacity. Total industry demand during the period from late 1994 through early 1995 was strong, driving prices higher during that period. Later in 1995, sales volume and capacity utilization rates fell as a result of a softening of demand in United States and European markets and inventory reductions by customers.

     In September 1995, SCM Chemicals announced TiO2 price increases of 7 cents per pound in the United States and 9 cents per pound in Canada. Such price increases were not realized due to competitive price discounting.

     During 1995, SCM Chemical's TiO2 plants operated at an average of 97% of capacity (with all chloride-process plants operating at an average of 98% of capacity) compared to an estimated industry average of 89%. During the fourth quarter of 1995, SCM Chemicals reduced operations to 91% of capacity to balance production with weakening demand.

     SCM Chemical's $75 million two-year capital investment program to increase its global TiO2 production capacity by 52,000 tonnes per annum and its $48 million two-year program to improve environmental performance at its Ashtabula, Ohio facilities continued on schedule for completion in 1996. In addition, plans were underway to expand chloride capacity at SCM Chemicals' United Kingdom plant in Stallingborough by 41,000 tonnes at a cost of approximately $120 million to meet projected long term growth in demand in the European markets.

     GLIDCO. Glidco had its sixth consecutive year of record profits in 1995, with operating income increasing by $4 million (15%) to $31 million from fiscal 1994. Sales were $103 million, an increase of $14 million (16%) from fiscal 1994. Capacity for the production of fragrance chemicals was expanded by 17% with the increased production almost immediately sold out. While aggregate unit sales volumes were unchanged at 59 million pounds, higher margin intermediate and upgrade products, which had an increase in unit sales volumes of 18%, were the most significant factors in Glidco's increased profitability. Selling prices increased by an average of 15% in 1995. The impact of such increases was partially offset by a 23% average increase in raw material costs. Glidco deemphasized certain product lines to redirect production to higher margin products. The result was an increase in margin from 44.6% to 45.6%.

     In order to meet expected worldwide demand growth in the fragrance and flavor chemicals industry, Glidco implemented plans to increase capacity at its facilities by an additional 20%.

     SUBURBAN PROPANE. Suburban Propane, adversely affected by unseasonably mild winter conditions throughout the United States, generated operating income of $53 million in 1995, a $23 million (30%) decline from fiscal 1994. Sales for 1995 were $639 million, a 6% decline from fiscal 1994. The decrease in operating income was primarily due to a 6% decrease in retail volume to 534 million gallons. Wholesale volume also decreased by 8% to 174 million gallons. Such declines were attributable to lower demand resulting from temperatures that were approximately 9% warmer in 1995 than in fiscal 1994. Average retail margins declined 4.8% from fiscal 1994, primarily due to the proportionately lower sales volume of the higher-margin retail gallons.

FISCAL 1994 COMPARED TO FISCAL 1993

     The Company had operating profit of $344 million in fiscal 1994, an increase of $205 million (147%) from fiscal 1993, and sales of $3.288 billion, an increase of $2.426 billion. The increases were primarily due to the first time inclusion of results from the Quantum Chemical and Suburban Propane operations, which were acquired by Hanson on September 30, 1993.

     QUANTUM CHEMICAL. Quantum Chemical contributed $135 million of operating profit and $1.726 billion of sales during fiscal 1994.

     Polyethylene and related products accounted for $1.061 billion of net sales and $23 million of operating income during fiscal 1994. Demand for polyethylene products strengthened during fiscal 1994 as supply problems throughout the ethylene industry disrupted ethylene availability. Quantum Chemical benefited from these conditions, with polyethylene product volumes increasing 5%. In addition, prices for all three major grades of polyethylene products recovered during the latter part of fiscal 1994 from cyclical lows. Quantum Chemical announced five different polyethylene price increases during calendar 1994, as well as separate price increases for its acetyls, alcohol and specialty products. The price recovery in polyethylene was due primarily to tight ethylene supplies, improving economic conditions, competitor plant shut-downs and high industry operating rates. Tight ethylene supplies, driven by increased demand and competitor plant shutdowns, drove up ethylene prices. While Quantum Chemical's polyethylene prices did benefit from the ethylene market conditions, costs increased due to higher purchased ethylene prices in the second half of the year.

     Net sales of acetyls and alcohol were $347 million in fiscal 1994, generating operating income of $70 million. In the latter part of fiscal 1994, Quantum Chemical began to benefit from higher demand and prices for methanol. Methanol sales volumes increased significantly to 52 million gallons from 11 million gallons in fiscal 1993 and its average selling price increased 72%. Other acetyls products, including acetic acid and vinyl acetate, also experienced double-digit sales volume growth arising from strong demand, low inventories and competitor production difficulties.

     Net sales of specialty polymer products of $318 million and operating income of $42 million in fiscal 1994 reflected recovery of the polypropylene market due to increased domestic demand compared to fiscal 1993.

     SCM CHEMICALS. In fiscal 1994, SCM Chemicals had operating profit of $106 million, a decrease of $7 million (6%) from fiscal 1993, and sales of $795 million, an increase of $12 million (2%) from fiscal 1993. TiO2 volumes increased approximately 5% to 436,000 tonnes, due to strong demand for the high performance chloride-process TiONA'r' brand pigments. In the United States, sales were constrained by lost production due to severe winter weather, while in Western Australia a state-wide electricity outage caused plant operating problems and equipment failure. Average selling prices of TiO2 were 2% lower during fiscal 1994. The world average price turned upward in mid-year 1994 as a result of increasing global demand for TiO2 and by December 1994 was approximately 6% above the fiscal 1994 trough.

     During fiscal 1994, SCM Chemicals operated at approximately 93% of production capacity compared to an industry average of about 85%. In late fiscal 1994, SCM Chemicals initiated a $123 million capital program to reduce costs, improve environmental performance and increase production. Capital investments of $75 million are expected to improve efficiency at plants worldwide and increase capacity by 52,000 tonnes per annum, or 11% to 505,000 tonnes annually by 1996.

     GLIDCO. Fiscal 1994 was Glidco's fifth consecutive year of record profit. Operating profit increased 4% to $27 million from fiscal 1993 and sales increased 13% to $89 million from fiscal 1993. The overall market for fragrance and flavor chemicals continued to be strong worldwide with demand approaching Glidco's capacity in certain products. Volume increased 10% over the prior fiscal year to 58 million pounds with increases realized in most product offerings. In addition, costs for its primary raw material declined 21% from the prior fiscal year, reflecting an imbalance in supply and demand.

     Glidco initiated a four phase capacity expansion program with such expansion projects anticipated for start-up between November 1994 and June 1996.

     SUBURBAN PROPANE. In fiscal 1994, Suburban Propane contributed $76 million of operating profits and $678 million of sales. This represented a 30% increase in operating profits over the prior year. Suburban Propane benefited from colder winter weather in the United States after several years of unusually warm conditions. Retail sales volumes for fiscal 1994 were 569 million gallons, an increase of 1% over the prior fiscal year. Retail margins increased primarily due to decreases in product costs during the period. Although average selling prices were flat, propane costs were approximately 5% lower. Suburban Propane met the increased heating demand for propane with supply arrangements with most major producers and one of the largest rail car and transport fleets in the industry operating from strategically located storage facilities.

QUANTUM CHEMICAL: NINE MONTHS ENDED SEPTEMBER 30, 1993

     Quantum Chemical's operations (excluding propane operations) had net sales of $1.218 billion, resulting in an operating loss of $22 million, for the nine months ended September 30, 1993. Net sales from propane operations were $481 million, resulting in an operating profit of $38 million, for the period.

     During the nine months ended September 30, 1993, domestic industry overcapacity put pressure on polyethylene pricing and profit margins, resulting in lower average selling prices for most products. Costs of $5 million attributable to the shutdown of Quantum Chemical's ethylene oxide/glycol operations in the first quarter of fiscal 1994 were charged against operations at September 30, 1993, further contributing to Quantum's Chemical's operating loss for the nine months ended September 30, 1993. The shutdown was part of a cost reduction program implemented by Quantum Chemical to improve operating performance in the future. Other cost reduction measures for the nine months ended September 30, 1993 included the completion of a retubing project to increase production volumes and lower costs at Quantum Chemical's ethylene plant in La Porte, Texas.

     Quantum Chemical's propane operations benefitted from higher average selling prices for retail and wholesale shipments due to increases in the cost of propane. The positive effect of these increases was partly offset by lower sales of appliances and installation services.

LIQUIDITY AND CAPITAL RESOURCES

     Through September 30, 1996, the Company financed its operations and capital and other expenditures from a combination of cash generated from operations, external borrowings and loans and invested capital provided by Hanson. Since the Demerger, the Company has had to meet all of its cash requirements through internally-generated funds and external borrowings. The Company's ability to generate cash from operations and the servicing and repayment of debt will depend upon numerous business factors, some which are outside the control of the Company, including industry cyclicality (resulting from industry-wide capacity additions, changes in general economic conditions and other conditions) and price volatility of certain raw materials.

     Net cash provided by operating activities was $280 million for the nine months ended September 30, 1996, compared with net cash provided of $751 million for the comparable period of the prior year. The decrease results from a 63% decrease in income from continuing operations including non-recurring pre-tax charges of $75 million to reflect an impairment of certain assets of the TiO2 and related products segment and related closure costs for certain sulfate-process production. Net cash provided by operating activities was $795 million for 1995, compared with net cash provided of $232 million for fiscal 1994. The increase principally results from a 145% increase in net operating results and changes in the operating assets and liabilities from December 31, 1995 compared to September 30, 1994.

     Net cash provided by investing activities was $517 million for the nine months ended September 30, 1996, compared with net cash used of $175 million for the comparable period of 1995. The increase principally results from the sale of a 73.6% interest in Suburban Propane for proceeds of $733 million, partly offset by a $22 million increase in capital expenditures. Net cash used in investing activities was $246 million for 1995, compared with net cash used of $93 million in fiscal 1994. The increase principally relates to the higher level of capital expenditures in 1995.

     Net cash used in financing activities was $822 million for the nine months ended September 30, 1996, compared with net cash used of $227 million for the comparable period of 1995. The increase principally relates to changes in the level of funding and other transactions between the Company and its affiliates, offset by increased proceeds from short-term borrowings. Net cash used in financing activities was $503 million for 1995, compared with net cash used of $222 million for fiscal 1994. The increase principally reflects the repayment of short-term borrowings during 1995, using the additional net cash provided by operations, a $1.6 billion dividend paid to Hanson and changes in the level of net transactions with affiliates in 1995 compared to fiscal 1994.

     The Credit Facility. The Issuer and the Company, as guarantor, entered into a Credit Agreement, dated as of July 26, 1996 (the 'Credit Agreement'), with Bank of America National Trust and Savings Association, as administrative agent ('Bank of America'), The Chase Manhattan Bank, as documentation agent, and various participating banks and other institutional lenders for the provision of the Credit Facility to the Issuer and certain other Company subsidiaries designated from time to time by the Company (together with the Issuer, the 'Borrowing Subsidiaries'). A copy of the Credit Agreement governing the Credit Facility has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description of the Credit Facility does not purport to be complete and is qualified in its entirety by the Credit Facility.

     The Credit Facility consists of a five-year unsecured revolving credit facility in an amount up to $2.25 billion. Borrowings under the Credit Facility may consist of standby loans (i.e., committed revolving credit loans) or uncommitted competitive loans offered by syndicated banks through an auction mechanism (or both, at the option of the respective Borrowing Subsidiary). Standby loans and competitive loans may be borrowed in either U.S. dollars or other currencies. The proceeds of the Credit Facility may be used to provide working capital to the Borrowing Subsidiaries and for general corporate purposes of the Borrowing Subsidiaries, including the repurchase of Pre-Demerger Notes pursuant to the Tender Offer or otherwise. Certain proceeds were previously used for repayment of portions of the Company's indebtedness to Hanson.

     The interest rates under the standby loans are based upon, at the option of the respective Borrowing Subsidiaries, (i) the London interbank offered rate ('LIBOR'), (ii) the New York interbank offered rate ('NIBOR') or (iii) in the case of U.S. dollar loans, the higher of Bank of America's prime rate or the federal funds rate plus 0.5% ('ABR'). Interest rates based on LIBOR or NIBOR will be increased by a spread of between 13.5 and 47.5 basis points depending upon the actual ratings (the 'Ratings') by Standard & Poor's Ratings Group and Moody's Investors Service Inc. of senior unsecured non-credit enhanced long-term debt issued by the Issuer and guaranteed by the Company (or issued directly by the Company) or, if there is no such debt, the indicative rating of the Company by such rating agencies. Based on the current Ratings, the spread over LIBOR is presently 22.5 basis points. No spread is charged on ABR loans. The interest rates under the competitive loans will be obtained from those bids selected by the applicable Borrowing Subsidiary.

     A commitment fee is payable to the lenders under the Credit Facility on the aggregate amount of the commitments, whether used or unused, at a rate per annum of between 6.5 and 25 basis points depending upon the Ratings. Loans under the Credit Facility may be repaid and then reborrowed. Based on the current Ratings, the commitment fee is presently 12.5 basis points.

     The loans under the Credit Facility are guaranteed by the Company. However, since the Company's only asset is the stock of a subsidiary that is the intermediate holding company for the Company's operating subsidiaries and the Company is completely reliant upon its operating subsidiaries for funds, in the event the Borrowing Subsidiaries default on their payment obligations under the Credit Facility and the lenders seek to enforce the Company's guarantee, it is unlikely that the Company would be able to satisfy these obligations in full. See 'Risk Factors -- Holding Company Structure.'

     The Credit Agreement contains covenants and provisions that restrict, among other things, the ability of the Company and its material subsidiaries to: (i) create liens on any of its property or assets, or assign any rights to security interests in future revenues; (ii) engage in sale and leaseback transactions;
(iii) engage in mergers, consolidations and sales of all or substantially all of their assets on a consolidated basis; (iv) enter into agreements restricting dividends and advances by their subsidiaries; and (v) engage in transactions with affiliates other than those based on arm's-length negotiations. The Credit Agreement also restricts the ability of Company subsidiaries (other than the Issuer) to incur indebtedness or issue preferred stock. The Issuer received permission under the Credit Agreement for certain Company subsidiaries which held Non-Chemicals Businesses to incur, prior to the sales thereof to Hanson, unsecured indebtedness not to exceed $600 million in the aggregate, which indebtedness was subordinated to indebtedness under the Credit Facility prior to the closing of such sales. These Company subsidiaries had incurred $599 million of such indebtedness prior to the date of the sales to Hanson.

     The Credit Agreement requires the Company and its subsidiaries on a consolidated basis to satisfy certain financial performance criteria. Specifically, the Company and its subsidiaries are not permitted: (i) to allow the Leverage Ratio (as defined) to exceed 0.65 to 1 at any time on or before December 31, 1997 and 0.60 to 1 at any time thereafter; or (ii) to allow the Interest Coverage Ratio (as defined) for any period of four consecutive fiscal quarters, commencing with the period ended September 30, 1996, to be less than
3.5 to 1. The Leverage Ratio was .61 to 1 and the Interest Coverage Ratio was 4 to 1 for the period ended September 30, 1996.

     Events of default under the Credit Agreement include, in addition to standard events of default, the failure of the Issuer to remain a direct or indirect wholly owned subsidiary of the Company.

     Hedging Activities. The Issuer has, from time to time, entered into forward exchange contracts, currency swaps or other derivative products to hedge its risk in foreign or other operations. In October 1996, the Issuer entered into a number of interest rate protection agreements which have effectively fixed interest rates on $750 million of floating rate debt. Under these agreements, the Issuer will pay the counterparties interest at a fixed rate and the counterparties will pay the Company subsidiary interest at a variable rate based on LIBOR. The fixed rates payable under these agreements average 5.7875% with terms expiring at various dates through October 1998. In addition, in October 1996 one of the Issuer's subsidiaries entered into forward contracts to hedge the impact of exchange rate fluctuations on approximately `L'200 million of its sterling cash deposits. As of the date of this Prospectus, the fair market value of these agreements is not materially different than the value based on the stated terms.

     Repayment of Hanson Indebtedness and Receipt of Capital Contribution from Hanson. Prior to the Demerger Transactions, the Company had indebtedness to Hanson consisting of the Hanson Loan, the Allocated Loan and certain other indebtedness. The Hanson Loan was a $1.9 billion loan from Hanson Aruba N.V. to HM Anglo-American, Ltd. ('HM Anglo'), which was scheduled to mature on October 15, 2003 and bore interest payable quarterly at a rate equal to LIBOR plus 150 basis points. Such loan was reflected as a component of Invested Capital since it did not represent debt directly related to the Chemicals Business. On October 7, 1996, HM Anglo prepaid the Hanson Loan using all the proceeds from the sale of the Discontinued Businesses to Hanson, borrowings under the Credit Facility and cash balances.

     The Allocated Loan was a $2.25 billion loan from Hanson Antilles N.V. to the Issuer, which was scheduled to mature on October 15, 2003 and bore interest at a rate of 7% per annum. On October 1, 1996, the Issuer repaid the Allocated Loan using all the proceeds from the sale of the Non-Chemicals Businesses sold to Hanson on that date, borrowings under the Credit Facility and cash balances.


     As part of the Demerger Transactions, Hanson agreed to make a net capital contribution to the Company so that the Company's combined indebtedness, net of cash (including restricted cash) and cash equivalents, would be $2.017 billion as of October 1, 1996, after giving pro forma effect to the sale of the Discontinued Businesses and the Tender Offer.

     Pre-Demerger Notes. The Demerger resulted in a change-in-control of the Issuer within the meaning of the indenture governing the Pre-Demerger Notes. Accordingly, on October 18, 1996, the Issuer commenced the Tender Offer for any and all Pre-Demerger Notes. The Tender Offer will expire on December 17, 1996 unless required by applicable law to be extended. If all outstanding Pre-Demerger Notes are tendered and purchased on that date, the Repurchase Price will be approximately $1.1 billion. The required funds will be provided by the net proceeds of the Offering and, to the extent such net proceeds are insufficient, borrowings under the Credit Facility.

     Effective as of September 18, 1996, the instruments governing the terms of the Pre-Demerger Notes were amended to (i) specifically permit the Demerger without compliance by the Issuer or Hanson, as the case may be, with certain covenants relating to consolidations, mergers or transfers of assets, (ii) specifically permit the prepayment by the Issuer of the Allocated Loan, (iii) provide that the delivery by the Company of certain financial information shall satisfy the covenant to deliver financial information in respect of the Issuer, and (iv) eliminate the limitations on the grant of security interests in the assets and properties of the Issuer or its subsidiaries and the limitations on incurrence of additional indebtedness by subsidiaries of the Issuer. In connection with the solicitation of consents for the foregoing amendments, the Issuer paid consenting holders a consent fee aggregating $1.5 million. On October 1, 1996, the indenture governing the Pre-Demerger Notes was further amended to provide that the Issuer's obligations thereunder are guaranteed by the Company.

     Capital Expenditure Commitments. The Company made capital expenditures for its continuing operations of $223 million, $201 million, $276 million, $109 million and $28 million in the nine months ended September 30, 1996 and 1995, and in 1995, fiscal 1994 and fiscal 1993, respectively. In addition, Quantum Chemical made capital expenditures of $95 million for the nine months ended September 30, 1993. The Company anticipates that it will make capital expenditures totalling approximately $300 million during 1996 ($223 million of which were made during the nine months ended September 30, 1996), including $160 million for production capacity expansion projects at Quantum Chemical, $42 million at SCM Chemicals and $14 million at Glidco, as described under 'Business.' The Company anticipates funding these capital expenditures with the Company's internally generated cash and borrowings under the Credit Facility.

CERTAIN ENVIRONMENTAL MATTERS

     The Company's costs and operating expenses relating to environmental matters were approximately $67 million, $61 million and $60 million in 1995, fiscal 1994 and fiscal 1993, respectively. These amounts cover, among other things, the Company's routine measures to prevent, contain and clean up spills of materials that may occur in the ordinary course of business. Capital expenditures for environmental compliance and remediation were approximately $22 million and $7 million in 1995 and fiscal 1994, respectively, and are expected to total $25 million in 1996. In addition, capital expenditures for projects in the normal course of operations and major expansions include costs associated with the environmental impact of those projects which are inseparable from the overall project cost. Capital expenditures and, to a lesser extent, costs and operating expenses relating to environmental matters for years after 1995 will be subject to evolving regulatory requirements and will depend on the amount of time required to obtain necessary permits and approvals.

     Certain Company subsidiaries have been named as defendants, PRPs, or both, in a number of environmental proceedings associated with waste disposal sites and facilities currently or previously owned, operated or used by the Company subsidiaries or their predecessors, some of which disposal sites or facilities are on the Superfund National Priorities List of the EPA or similar state lists. These proceedings seek cleanup costs, damages for personal injury or property damage, or both. Certain of these proceedings involve claims for substantial amounts individually ranging in estimates from $300,000 to $45 million. The Company believes that the range of potential liability for the above matters, collectively, which primarily relate to environmental remediation activities and other environmental proceedings, is between $130 million and $180 million and has accrued $180 million as of September 30, 1996. One potentially significant matter in which a Company subsidiary is a PRP is alleged PCB contamination of a section of the Kalamazoo River from Kalamazoo, Michigan to Lake Michigan for which a remedial investigation/feasibility study is currently being undertaken. Potential remediation costs related to this matter that are reasonably probable have been included in the collective range of potential liability referred to above, as well as in the loss accrual on the Company's balance sheet. In addition, certain Company subsidiaries have contractual obligations to indemnify the purchasers of certain discontinued operations against certain environmental liabilities and the Company has agreed to indemnify Hanson and the Hanson Subsidiaries against certain of such contractual indemnification obligations pursuant to the Demerger Transactions. See 'Agreements between the Company and Hanson Relating to the Demerger -- Indemnification Agreements.' No assurance can be given that actual costs will not exceed accrued amounts for sites and indemnification obligations for which estimates have been made and no assurance can be given that costs will not be incurred with respect to sites and indemnification obligations as to which no estimate presently can be made.

     Several Company subsidiaries have asserted claims and/or instituted litigation against their insurance carriers alleging that all, or a portion, of the past and future costs of investigating, monitoring and conducting response actions at previously or currently owned and/or operated properties and off-site landfills are the subject of coverage under various insurance policies. During 1995, a Company subsidiary entered settlement agreements in one such case with a number of insurance carriers relating to coverage for environmental contamination at present and former plant and landfill sites in the aggregate amount of approximately $60 million, of which $46 million has been received, with the balance of such payments being made over time. In addition, several Company subsidiaries have asserted claims and/or instituted litigation against various entities alleging that they are responsible for all or a portion of such costs. Management is unable to predict the outcome of such claims and litigation. Accordingly, for purposes of financial reporting and establishing provisions, the Company has not assumed any such recoveries except where payment has been received or the amount of liability or contribution by such other parties has been agreed.

     The Company cannot predict whether future developments in laws and regulations concerning environmental protection will affect its earnings or cash flow in a materially adverse manner or whether its operating units will be successful in meeting future demands of regulatory agencies in a manner which will not materially adversely affect the Company's combined financial condition, results of operations or liquidity.

EFFECT OF INFLATION

     Because of the relatively low level of inflation experienced in the United States, inflation did not have a material impact on the Company's combined results of operations for the first nine months of 1996 and in 1995, fiscal 1994 or fiscal 1993.

FOREIGN CURRENCY MATTERS

     The functional currency of each of the Company's non-United States operations (principally the operations of SCM Chemicals in the United Kingdom and Australia), is the local currency. The impact of currency translation in combining the results of operations and financial position of such operations has not been material to the combined financial position of the Company. Additionally, the Company generates revenue from exports (see Note 11 to the Combined Financial Statements) and revenue from operations conducted outside the United States which may be denominated in currencies other than the U.S. dollar, British pound or Australian dollar. Results from such transactions aggregated a $3 million loss in the first nine months of 1996 and gains of $13 million, $2 million and $2 million, respectively, in 1995, fiscal 1994 and fiscal 1993.

                                    BUSINESS

     The Company is engaged, through Quantum Chemical, SCM Chemicals and Glidco, in the manufacture of a broad range of commodity, industrial, performance and specialty chemicals. Each of these units has a long operating history and a leading position in its markets.

     In connection with the forward-looking statements which appear in the following information, prospective purchasers of the Securities should carefully review the Cautionary Statements referred to in 'Disclosure Regarding Forward-Looking Statements', 'Risk Factors' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Historical Cyclicality of Significant Components of the Company's Operations.'


     The following discussion includes trademarks of the Company and its subsidiaries, such as QUANTUM'r', PETROTHENE'r', PUNCTILIOUS'r', PLEXAR'r', SPECTRATECH'r', MICROTHENE'r', TiONA'r', SiLCRON'r' and SiL-PROOF'r', as well as other trade names and product names.


STRATEGY

     The Company's strategy is to maximize long-term cash flow and thereby create value through improved efficiency at existing operations, disciplined capital expenditures, selective dispositions, selective acquisitions of other chemical businesses and the reduction of leverage. In addition to building upon its leading market positions in existing lines of business, the Company will seek to expand its operations worldwide, focus its production on more profitable value-added products and increase the proportion of its businesses that are less cyclical in nature. The Company emphasizes stock ownership by management and links a significant portion of management's compensation to the achievement of performance targets, including targets based on 'economic value added' concepts and the Company's performance relative to its industry peers.

     The following are the key elements of the Company's strategy:

       Continue to Expand Existing Businesses. The Company will seek to capitalize upon the leading market positions of Quantum Chemical, SCM Chemicals and Glidco by expanding in domestic and international markets, particularly Asia and the Pacific Rim, through capital expenditures and selective acquisitions. In 1995, Quantum Chemical and SCM Chemicals spent approximately $57 million and $55 million, respectively, on various expansion and debottlenecking projects; in the first nine months of 1996, they spent approximately $136 million and $24 million, respectively, on such projects and they expect to spend a further $39 million and $18 million, respectively, during the balance of the year. Projects completed or substantially completed during 1996 are expected to expand Quantum Chemical's linear low density polyethylene and high density polyethylene production capacity by approximately 17% and 11%, respectively, and SCM Chemicals' TiO2 capacity (after reflecting the sulfate-process capacity reductions announced in July 1996) by approximately 45%, in each case from 1995 levels. Another project, scheduled to be completed by the end of 1998, is expected to increase Quantum Chemicals' acetic acid capacity by 33% from its 1995 level. To address current market conditions in the TiO2 industry, SCM Chemicals has determined to delay the expansion of its Stallingborough, England chloride-process plant until July 1998 and rephase the expansion of its Kemerton, Western Australia chloride-process plant to delay start-up until such time as market conditions improve, although preparatory work will continue.

       Maintain  Low-Cost  Position  in  Commodity,  Industrial  and Performance
Chemicals. The Company will seek to increase the competitiveness of its commodity, industrial and performance chemicals businesses by improving the efficiency of existing operations through ongoing investment in technology, new processes and equipment. Quantum Chemical will continue to pursue productivity improvements and cost reductions to increase profitability throughout its business cycle. Productivity measured as pounds produced per employee has increased every year since 1990 for a cumulative improvement of 125% over the five years ended September 30, 1995. Permanent annual savings of approximately $18 million and $30 million, principally due to the reengineering of Quantum Chemical's manufacturing and distribution facilities, were achieved in the nine months ended September 30, 1996 and in 1995, respectively, bringing the total savings since 1992 to approximately $125 million. Quantum Chemicals expects to achieve improvements in the unit cost of acetic acid as a result of the conversion of its Syngas plant from residuum oil to natural gas, which is expected to be completed by the end of 1996. SCM Chemicals has continued to improve its competitive cost position by realizing increased economies of scale and through the installation of improved manufacturing technologies.

       Increase Production and Marketing of Value-Added Products. The Company will seek to expand its position as a supplier of less cyclical value-added specialty chemicals, which historically command higher margins than commodity, industrial and performance chemicals, principally by developing and acquiring new technology and applications. In the first nine months of 1996, Glidco quadrupled its capacity to produce the specialty fragrance chemical dihydromyrcenol and increased its linalool and geraniol capacity by 20% (in each case from 1995 levels) in order to meet growing worldwide demand for these products. In addition, in January 1996 Glidco established a sales office and warehouse space in Singapore to serve the growing market in the Pacific Rim.

       Emphasize Management Stock Ownership and Performance-Based Compensation. In order to align the interests of the Company's management and stockholders, the Company has established guidelines for significant investment by management in Common Stock. In addition, management's annual incentive compensation is dependent upon the achievement of targets based upon operating profit and return on capital employed, and management's long-term compensation (including the vesting of 75% of the awards of restricted stock made shortly following the Demerger) is dependent upon the achievement of targets based on 'economic value added' concepts and the Company's performance relative to industry peers. For information relating to these guidelines and plans, see 'Executive Compensation.'

       Provide a Safe and Ethical Workplace. The Company seeks to provide a safe and ethical workplace environment that encourages open communication, personal development, teamwork and reward for positive contribution to the achievement of its goals.

PRINCIPAL PRODUCTS

     The principal products of the Company are as follows:

              PRODUCT                                                    USES
------------------------------------  ---------------------------------------------------------------------------
QUANTUM CHEMICAL
Polyethylene and Related Products
     Low Density Polyethylene
       ('LDPE').....................  Packaging  for  meats and  produce, household  wraps, toys,  housewares and coatings for paper, milk and juice cartons.
     High Density Polyethylene
       ('HDPE').....................  Blow-molded bottles  for milk,  juices  and detergents,  industrial  drums, injection-molded  household goods  and toys, consumer  packaging and liners for landfills.
     Linear Low Density Polyethylene
       ('LLDPE')....................  Heavy duty bags, stretch wrap,  container lids, trash and merchandise  bags and toys.
     Ethylene.......................  A raw material for polyethylene and other chemical and polymer products.
Acetyls and Alcohol
     Vinyl Acetate Monomer
       ('VAM')......................  A  raw material for polymers used as  a binder in adhesives and water-based paints; in copolymer resin used in packaging films; and in the  manufacture of safety glass and in textile applications.
     Acetic Acid....................  A  raw material for VAM, plastics,  dyes, pharmaceutical and other chemical compounds.
     Methanol.......................  A raw  material  for  acetic  acid, MTBE,  formaldehyde  and  solvents  for chemicals, coatings, inks and adhesives.
     Ethyl Alcohol..................  Personal  care products,  pharmaceutical and  household cleaning  and other consumer products.
     Ethyl Ether....................  Laboratory  reagents,  gasoline  and  diesel  engine  starting  fluids  and smokeless gun powder.

              PRODUCT                                                    USES
------------------------------------  ---------------------------------------------------------------------------
Specialty Polymer Products
     Polypropylene..................  Battery   cases,  automotive  components,   packaging  materials,  luggage,
                                      housewares and appliance parts.
     Colors and Concentrates........  Stock and customer colorants,  anti-block, anti-static and slip  additives,
                                      ultraviolet   inhibitors,  foaming   agents,  processing   aids  and  flame
                                      retardants.
     Wire and cable resins..........  Insulation for power cable, communications cable, CATV and automotive wire.
     Adhesive tie layers............  Food and medical packaging.
     Hot melt adhesive resins.......  Sealants, caulks and adhesives.
     Fuel additives.................  Diesel fuel pour point depressants.
     Rotomolding powders............  Tanks, ductwork, bins, toys and automotive parts.
     Polymeric powders..............  Coatings for glass, metal, paper, textiles, carpets and other plastics,  as well as processing aids for polyesters.
SCM CHEMICALS
Titanium Dioxide and Related
  Products
     Titanium Dioxide ('TiO2')......  A  pigment produced in  differentiated forms used in  a variety of consumer and industrial products, including paints and coatings, paper, plastics and elastomers.
     Titanium Tetrachloride
       ('TiCl4')....................  Used primarily to manufacture  titanium metal for aerospace,  anticorrosion and medical applications.
     Colored Pigments...............  Artist's colors, durable plastics and automotive coatings.
     Silica Gel.....................  Coatings, food and personal care products.
GLIDCO
Fragrance and Flavor Chemicals
     Turpentine derivatives.........  Fragrance, flavor, pharmaceutical and industrial applications.

QUANTUM CHEMICAL

     The following table sets forth information concerning Quantum Chemical's production capacity for certain of its products:

                        QUANTUM CHEMICAL RATED CAPACITY
              (MILLIONS OF POUNDS PER ANNUM, EXCEPT AS INDICATED)

                                                                                         ANTICIPATED
                                                                           1995      CAPACITY BY DECEMBER
                               PRODUCT                                   CAPACITY          31, 1996
----------------------------------------------------------------------   --------    --------------------

LDPE..................................................................     1,555             1,555
LLDPE.................................................................     1,035*            1,215
HDPE..................................................................     1,660             1,850
Ethylene..............................................................     3,500             3,800
Acetic Acid...........................................................       900             1,200**
VAM...................................................................       800               800
Methanol..............................................................       140***            200***

------------

  * Includes 250 million pounds of recently restarted LLDPE capacity at Quantum Chemical's Morris, Illinois facility.

 ** By December 31, 1998.

*** Millions of gallons.

POLYETHYLENE AND RELATED PRODUCTS

     Quantum Chemical is the largest United States manufacturer of LDPE, the second largest United States producer of HDPE and the fourth largest United States producer of LLDPE, based on reported production capacities.

     Quantum Chemical's polyethylene plants are capable of producing 1,555 million pounds of LDPE, 1,035 million pounds of LLDPE and 1,660 million pounds of HDPE annually. Quantum Chemical currently manufactures all three types of polyethylene at its La Porte, Texas production complex. In addition, it manufactures LDPE at its Morris, Illinois, Port Arthur, Texas and Clinton, Iowa complexes, HDPE at its Clinton, Port Arthur and Chocolate Bayou, Texas complexes and LLDPE at its Morris complex. The Morris and Clinton complexes are the only polyethylene facilities located in the Midwest and enjoy a freight cost advantage over Gulf Coast producers in delivering products to customers in the Midwest and on the East Coast of the United States. Quantum Chemical's polyethylene manufacturing facilities operated at an average operating rate (based on capacity) of 84% during the first nine months of 1996, 87% during 1995, 85% during fiscal 1994 and 81% during fiscal 1993.

     In 1996, Quantum Chemical undertook capital projects to increase its production capacity with respect to LLDPE and HDPE by approximately 17% and 11%, respectively, from 1995 levels. These projects include the restart of 250 million pounds of LLDPE capacity at Morris, Illinois in June 1996, the conversion of 300 million pounds of LLDPE capacity at Port Arthur to HDPE production and construction of a 480 million pound gas phase LLDPE unit at La Porte, which is expected to be fully operational in February 1997. Expenditures for these projects were and are being funded by the Company's internally generated cash and borrowings under the Credit Facility.

     Ethylene is the principal raw material used in the production of polyethylene. Quantum Chemical is currently capable of producing over 3.5 billion pounds of ethylene per annum at its La Porte, Morris and Clinton complexes. Through plant expansions and debottlenecking projects, Quantum is on target to increase its annual ethylene production capacity to approximately 3.8 billion pounds by December 1996.

     In addition to producing its own ethylene, Quantum Chemical has contracted to purchase significant amounts of ethylene from Gulf Coast producers under certain long-term agreements at prices based on market prices. Quantum Chemical sells on the spot market ethylene supplies in excess of its requirements. Spot prices fluctuate and may be significantly less than, or significantly greater than, the prices that Quantum Chemical has paid for the ethylene purchased under its long-term agreements. Quantum Chemical's ethylene purchase obligations will begin to decline in December 1996 and will be eliminated by December 2000, unless Quantum Chemical determines to seek extensions or new agreements. Quantum Chemical's purchases of ethylene under these contracts approximated $137 million in the first nine months of 1996 and $194 million, $143 million and $200 million in 1995, fiscal 1994 and fiscal 1993, respectively. Sales of lesser quantities of excess ethylene into the spot market during the same periods resulted in losses of $9.8 million, $260,000, $6.4 million and $16 million, respectively.

     Quantum Chemical is currently participating in a feasibility study with Lyondell Petrochemical Company and Union Carbide Corporation relating to a jointly owned ethylene plant that would have an annual capacity of 1.5 to 2.0 billion pounds and be scheduled to be operational in 2000. If the parties agree to proceed, as to which there can be no assurance, management estimates that the Company's proportionate additional capacity would be approximately 500 to 667 million pounds per annum and its capital expenditure commitment would be in the range of approximately $175 million to $200 million, to be spent over three years.

     The feedstocks for ethylene are natural gas liquids, including ethane, propane and butane. Quantum purchases large amounts of these feedstocks from outside sources and converts them into ethylene, propylene and a variety of marketable by-products at La Porte, Morris and Clinton. While the Company has agreements providing for the supply of these feedstocks, the contractual prices of these feedstocks vary with market conditions and are at times highly volatile. See 'Risk Factors -- Price Volatility of Certain Raw Materials.'

     Polyethylene is manufactured in pellet form and shipped in North America primarily by railcar in 180,000 pound lots. The remainder is shipped in 40,000 pound hopper trucks, 1,000 pound boxes and 50 pound bags.

     Quantum Chemical sells its polyethylene products in the United States primarily through its own sales organization. It generally engages export sales agents to market its products in the rest of the world. Quantum Chemical's polyethylene operations have an extensive customer base.

     Quantum Chemical's polyethylene operations are subject to substantial competition from other United States and non-United States producers, including some of the world's largest chemical and integrated oil companies such as Dow Chemical, Union Carbide Corporation, Phillips Petroleum Company, Novacor Chemical, Chevron Chemical, Exxon Chemical, Lyondell Petrochemical Company, Eastman Chemical Company, Solvay Polymers, Formosa Plastics and Westlake Polymers. Quantum Chemical competes in the polyethylene market on the basis of price, product performance and technical service.

ACETYLS AND ALCOHOL

     Acetic Acid and VAM. Quantum Chemical is the second largest United States producer of both acetic acid and VAM, based on reported production capacity. Its acetic acid plant at La Porte has an annual capacity of approximately 900 million pounds. Quantum Chemical uses approximately 60% of its acetic acid production to produce VAM at La Porte, which has an annual capacity of approximately 800 million pounds. It is anticipated that proposed debottlenecking projects will expand Quantum Chemical's annual acetic acid production capacity to 1.2 billion pounds by 1998.

     Quantum Chemical's principal competitors in the production of acetic acid and/or VAM are Hoechst-Celanese, American Acetyls, Union Carbide Corporation and E.I. Dupont de Nemours & Co.

     Methanol. Quantum Chemical produces methanol and operates a synthesis gas unit at La Porte. Synthesis gas, a mixture of carbon monoxide and hydrogen formed by the partial oxidation of a hydrocarbon, is the principal feedstock for methanol. The methanol plant has an annual capacity of 200 million gallons but an effective capacity of approximately 140 million gallons due to insufficient feedstock from the synthesis gas unit. Quantum Chemical is currently converting the synthesis gas plant from using residual crude oil (residuum) to using natural gas as a feedstock. When the conversion is completed, which is expected to occur in November 1996, Quantum Chemical expects that its methanol plant will have sufficient feedstock to operate at full capacity. Quantum Chemical uses approximately 75 million gallons of the methanol it produces for other production processes, including the manufacture of acetic acid.

     Ethyl Alcohol and Ethyl Ether. Quantum Chemical produces synthetic ethyl alcohol at its Tuscola, Illinois plant by a direct hydration process that combines water and ethylene. Quantum Chemical also owns and operates plants at Tuscola, Illinois, Newark, New Jersey and Anaheim, California for denaturing ethyl alcohol by the addition of certain chemicals. In addition, it produces small volumes of ethyl ether, a by-product of its ethyl alcohol production, at Tuscola. Tuscola has an annual production capacity of approximately 50 million gallons of synthetic ethyl alcohol and approximately 5 million gallons of ethyl ether.

SPECIALTY POLYMER PRODUCTS

     Quantum Chemical produces specialty polymer products, which are essentially enhanced grades of polyethylene and polypropylene. The Company believes that, over a business cycle, average selling prices and profit margins for specialty polymers tend to be higher than selling prices and profit margins for higher-volume commodity polyethylenes.

     Polypropylene. Quantum Chemical manufactures polypropylene using propylene produced as a by-product of its ethylene production, as well as purchased propylene, at Morris. The plant has the capacity to produce 280 million pounds annually for various applications in the automotive, housewares and appliances industries.

     Colors and Concentrates. Quantum Chemical produces color concentrates at its facilities in Crockett, Texas, Fairport Harbor, Ohio and Heath, Ohio. Color concentrates and compounds are specialty polyethylenes that are impregnated with pigments for sale to converters, who mix the concentrates with larger volumes of polymers, including polyethylene, to produce colored plastics.

     Wire and Cable Resins. Quantum Chemical produces polyethylene and polypropylene resins used in various wire and cable applications, including insulation and jacketing for telecommunications, CATV, electrical power cable and automotive wiring.

     Adhesive Tie Layers. Quantum Chemical produces adhesive tie layer resins which are extrudable adhesive resins used to bond dissimilar materials in multi-layer structures, such as food and medical packages.

     Hot Melt Adhesives. Quantum Chemical produces hot melt adhesive resins, which are specialty resins used in the manufacture of sealants, caulks and adhesives.

     Rotomolding Powders. Quantum Chemical produces rotomolding polyethylene powders, which are used in rotomolding, a specialized process for fabricating large hollow plastic objects such as tanks, bins, toys and automotive parts.

     Polymeric Powders. Quantum Chemical produces polymeric powders, which are a form of powdered polyethylene used to coat glass, metal, paper, textiles, carpets and other plastics.

QUANTUM CHEMICAL'S MANUFACTURING INTEGRATION

     The following chart is a simplified illustration of Quantum Chemical's integration of manufacturing processes and material flows.

[CHART]

SCM CHEMICALS

TITANIUM DIOXIDE AND RELATED PRODUCTS

     Titanium Dioxide. SCM Chemicals is the third largest producer of TiO2 in the world and the second largest producer of TiO2 in the United States. TiO2 is a white pigment used for imparting whiteness, brightness and opacity in a wide range of products, including paints and coatings, paper, plastics and elastomers.

     The following table sets forth information concerning SCM Chemicals' present production capacity for TiO2 using the chloride-process and the sulfate-process discussed below:

                          SCM CHEMICALS RATED CAPACITY
                               (TONNES PER ANNUM)

                                                                                             ANTICIPATED
                                                                                             CAPACITY BY
                             PROCESS                                  1995 CAPACITY       DECEMBER 31, 1996
-----------------------------------------------------------------   -----------------    -------------------

Chloride.........................................................       377,000 (83%)        429,000 (90.6%)
Sulfate(1).......................................................        76,000 (17%)         44,000 ( 9.4%)

------------

(1) The reduction in profitability of SCM Chemicals' anatase business associated with the sulfate-process operations led, in the nine months ended September 30, 1996, to a $60 million write-down of the carrying value of related assets and provision of $15 million for the costs related to the closure of certain sulfate-process production as discussed in Note 4 to the Combined Financial Statements. In July 1996, SCM Chemicals announced its intention to close its 10,000 tonne sulfate-process plant in Stallingborough, England and to scale back production at its United States sulfate-process facility by approximately one-third or 22,000 tonnes. SCM Chemicals will continue to review its business and this could lead to a further reduction in its sulfate-process TiO2 capacity and the eventual closure of its United States sulfate-process facility if market conditions do not warrant its continued operation. SCM Chemicals' sulfate-process manufacturing operations have historically operated at a marginal level.

     TiO2 is produced in two crystalline forms: rutile and anatase. Rutile TiO2 is a more tightly packed crystal that has a higher refractive index than anatase TiO2 and, therefore, better opacification and tinting strength in many applications. Some rutile TiO2 products also provide better resistance to the harmful effects of weather. Rutile TiO2 is the preferred form for use in coatings, ink and plastics. Anatase TiO2 has a bluer undertone and is less abrasive than rutile TiO2. It is often preferred for use in paper, ceramics, rubber and man-made fibers.

     TiO2 producers process titaniferous ores that range from brown to black in color to extract a white pigment, using one of two different technologies. The older sulfate-process is a wet chemical process that uses concentrated sulfuric acid to extract the TiO2 in either anatase or rutile form. The sulfate-process generates significant volumes of by-products (including copperas, gypsum and carbon dioxide) and waste iron sulfate and sulfuric acid. The newer chloride-process is a high temperature process in which chlorine is used to extract the TiO2 in rutile form, with greater purity and higher control over the size distribution of the pigment particles than the sulfate-process permits. In general, the chloride-process is also less intensive than the sulfate-process in terms of capital investment, labor and energy and, because much of the chlorine can be recycled, it produces less waste subject to environmental regulation. Once an intermediate TiO2 pigment has been produced by either the chloride- or sulfate-process, it is 'finished' into a product with specific performance characteristics for particular end-use applications through proprietary processes involving surface treatment with various chemicals and combinations of milling and micronizing.

     The following is a simplified illustration of SCM Chemicals' manufacturing processes:

                                     [CHART]

     Due to customer preferences, as well as economic and environmental factors, the proportion of TiO2 industry sales represented by chloride-process pigments has increased significantly relative to sulfate-process pigments during the last ten years and currently represents just over half of industry capacity. SCM Chemicals is the world's second largest producer of TiO2 by the chloride production process. Approximately 91% of SCM Chemicals' expected year-end worldwide production capacity of 473,000 tonnes per annum will be based on proprietary chloride-process technology.

     SCM Chemicals' eight TiO2 plants are located in the three major world markets for TiO2: North America, Western Europe and the fastest growing market, the Asia/Pacific region. Its North American plants, consisting of two in Baltimore, Maryland and three in Ashtabula, Ohio, have aggregate production capacities of 241,000 tonnes using the chloride-process and 66,000 tonnes using the sulfate-process, respectively. SCM Chemicals' two plants in Stallingborough, England have production capacities of 109,000 tonnes (scheduled to increase to 150,000 tonnes by mid-1998) using the chloride-process and 10,000 tonnes using the sulfate-process, respectively. In July 1996, SCM Chemicals announced its intention to close its 10,000 tonne sulfate-process plant in Stallingborough, England during the second half of 1996 and to scale back production at its 66,000 tonne sulfate-process facility in Baltimore, Maryland by approximately one-third or 22,000 tonnes. SCM Chemicals' Kemerton plant in Western Australia has a production capacity of 79,000 tonnes using the chloride-process. After reflecting reductions in sulfate-process manufacturing capacity, approximately 60% of SCM Chemicals' TiO2 production capacity will be located in the North American market, approximately 23% will be located in the Western European market and approximately 17% will be located in the Asia/Pacific market.

     SCM Chemicals' plants operated at an average of 87% of installed capacity during the first nine months of 1996, 97% of installed capacity during 1995, 93% during fiscal 1994 and 95% during fiscal 1993.

     SCM Chemicals plans to spend approximately $120 million in 1998 for an additional debottlenecking project at its Stallingborough chloride-process plant that is expected to increase annual TiO2 capacity by 41,000 tonnes. SCM Chemicals had previously announced plans for a $340 million expansion of its Kemerton, Western Australia chloride-process plant, involving a new production line, which would have increased annual TiO2 capacity by an additional 111,000 tonnes per annum by January 1999. While preparatory work continues, the project has been rephased due to weaker worldwide prices and its completion date will likely be extended until the middle of 2000. Expenditures under a revised time frame will be funded by the Company's internally generated cash and borrowings under the Credit Facility and, possibly, under other credit facilities permitted under the Credit Facility.

     Titanium-bearing ores used in the TiO2 extraction process (ilmenite, natural rutile and leucoxene) occur as mineral sands and hard rock in many parts of the world. Mining companies increasingly treat these natural ores to extract iron and other minerals and produce slags or synthetic rutiles with higher TiO2 concentrations, resulting in lower rates of waste by-products during the TiO2 production process. Ores are shipped by bulk carriers from terminals in the country of origin to TiO2 production plants, usually located near port facilities. SCM Chemicals obtains ores from a number of suppliers in South Africa, Australia, Canada and Norway, generally pursuant to three-to-eight-year term supply contracts. RTZ's QIT subsidiary, and its affiliate Richards Bay Minerals, followed by RGC Limited, are the world's largest producers of titanium ores and accounted for approximately 86% of the titanium ores and upgraded titaniferous raw materials purchased by SCM Chemicals in 1995.

     Other major raw materials used in the production of TiO2 are chlorine, caustic soda, petroleum and metallurgical coke, aluminum, sodium silicate, sulfuric acid, oxygen, nitrogen, natural gas and electricity. The number of sources for and availability of these materials is specific to the particular geographic region in which the facility is located. For SCM Chemicals' Australian plant, chlorine and caustic soda are obtained exclusively from one supplier. SCM Chemicals has experienced tightness in various raw material markets, but not to an extent requiring curtailed production. There are certain risks related to the utilization of raw materials sourced from less developed or developing countries. For example, the titanium ore feedstock market is currently tight, in part as a result of political instability in Sierra Leone, which has forced the closure of a major natural rutile mine. SCM Chemicals strives to maintain a balanced supply portfolio where possible. A number of SCM Chemicals' raw material suppliers are significant to SCM Chemicals and, accordingly, if one significant supplier or a number of significant suppliers were unable to meet their obligations under present supply arrangements, SCM Chemicals could suffer reduced supplies and/or be forced to incur increased prices for its raw materials. Such an event could have a material adverse effect on the Company's financial condition, results of operations or cash flows.

     Of the total tonnes of TiO2 sold in 1995, approximately 63% was sold to customers in the paint and coatings industry, approximately 17% to customers in the plastics industry, approximately 17% to customers in the paper industry and approximately 3% to other customers. SCM Chemicals' ten largest customers accounted for approximately 31% of its TiO2 sales in 1995 and approximately 33% of such sales in the nine months ended September 30, 1996. SCM Chemicals experiences some seasonality in its sales because sales of paints and coatings are highest in the spring and summer months.

     TiO2 is sold either directly by SCM Chemicals to its customers or, to a lesser extent, through agents or distributors. It is distributed by rail, truck and ocean carrier in either dry or slurry form.

     The global markets in which the Company's TiO2 business operates are all highly competitive. SCM Chemicals competes primarily on the basis of price, product quality (including the availability of high performance products) and technical service. Certain of SCM Chemicals' competitors are vertically integrated, producing titanium-bearing ores as well as TiO2. SCM Chemicals' major competitors are E.I. DuPont de Nemours & Co., Tioxide (a unit of Imperial Chemical Industries PLC), Kronos (a unit of NL Industries) and Kerr-McGee Chemicals (both directly and through various joint ventures). DuPont, Tioxide, SCM Chemicals, Kronos and Kerr-McGee Chemicals collectively account for approximately 61% of world production capacity. New plant capacity additions in the TiO2 industry are slow to develop because of the substantial capital expenditure and the substantial lead time (3-5 years typically for a new plant) needed for planning, obtaining environmental approvals, construction of manufacturing facilities and arranging for raw materials supplies. TiO2 also competes with other whitening agents which are generally less effective but cheaper. Paper manufacturers have, in recent years, developed alternative technologies which reduce the amount of TiO2 used in paper. For example, kaolin and calcium carbonate are used extensively as fillers by paper manufacturers in medium and lower priced products.

     Titanium Tetrachloride. SCM Chemicals manufactures a metallurgical grade of TiCl4 at its Ashtabula, Ohio plant, primarily for sale to United States titanium metal producers. TiCl4 is produced as an intermediate product in the chloride-process used for manufacturing TiO2. The Company is the largest merchant seller of TiCl4 in the United States and, perhaps, the world.

     The majority of the Company's TiCl4 sales are of metallurgical grade sold to titanium sponge producers who convert the product into titanium metal. Other customers use TiCl4 to produce catalysts for chemical processes and pearlescent pigments for metallic coatings and cosmetics. Sales are almost exclusively to customers in the United States. TiCl4 is distributed by rail and truck as anhydrous TiCl4 and as titanium oxychloride (an aqueous solution of TiCl4).

     Silica Gel. SCM Chemicals produces several grades of fine-particle silica gel at its St. Helena plant in Baltimore, Maryland, and markets them internationally. Fine-particle silica gel is a chemically and biologically inert form of silica with a particle size ranging from three to ten microns.

     The Company's SiLCRON'r' brand of fine-particle silica is used in coatings as a flattening (gloss reduction) agent and to provide mar-resistance. SiLCRON'r' is also used in foods and creams, lotions, and pastes. SiL-PROOF'r' grades of fine-particle silica gel are chill-proofing agents used to stabilize chilled beer and prevent clouding. They are especially important in countries that prohibit the use of chemical additives in beer. Fine-particle silica is distributed in dry form in palletized bags by truck and ocean carrier.

     Colored Pigments. SCM Chemicals manufactures a line of cadmium-selenium based colored pigments at its St. Helena plant and markets them internationally. In addition to their brilliance, cadmium colors are light stable, heat stable and insoluble. These properties make them useful, even irreplaceable, in such applications as artists' colors, plastics and glass colors. Due to concern for the toxicity of heavy metals including cadmium, SCM Chemicals has introduced low-leaching cadmium-based pigments that meet all United States government requirements for landfill disposal of non-hazardous waste. Colored pigments are distributed in dry form in drums by truck and ocean carrier.

GLIDCO

FRAGRANCE AND FLAVOR CHEMICALS

     Glidco is one of the world's leading producers of chemicals derived from crude sulfate turpentine ('CST'), a by-product of the kraft process of papermaking, and is the largest purchaser and distiller of CST in the world. Glidco's primary turpentine-based products are intermediate fragrance chemicals such as linalool and geraniol, which provide the starting point for the production of a number of other fragrance ingredients. In addition, Glidco supplies materials for use as flavors and some specialty products for a number of industrial applications.

     Glidco operates manufacturing facilities in Jacksonville, Florida and Brunswick, Georgia. The Jacksonville site has facilities for the fractionation of turpentine into alpha and beta-pinene, sophisticated equipment to further upgrade fragrance chemical products, as well as the manufacturing facilities for synthetic pine oil, anethole, methyl chavicol and a number of other fragrance chemicals. Brunswick produces linalool and geraniol from the much more plentiful component of crude turpentine, alpha-pinene, utilizing a proprietary and, the Company believes, unique technology. The Company believes that this provides Glidco with a significant advantage in raw material availability. Linalool and geraniol produced at Brunswick are further processed at the Jacksonville site to produce fragrance chemicals including citral, citronellol and pseudoionone. In addition, in 1996, to meet the growing worldwide demand for dihydromyrcenol, Glidco commissioned the world's largest dihydromyrcenol facility with a capacity of over four million pounds per year at Brunswick.

     Glidco is in the process of upgrading and expanding its manufacturing facilities in an effort to expand its production capacity and to insure continued compliance with environmental regulations. Glidco spent approximately $17 million on such improvements in 1995. In 1996, it anticipates spending a total of approximately $13 million, of which $10 million was spent during the first nine months of 1996, for projects including construction of new fractionation columns at its Jacksonville plant and the additional dihydromyrcenol capacity referred to above. These expenditures have been and will be funded by the Company's internally generated cash and borrowings under the Credit Facility.

     CST, which is Glidco's key raw material, is a by-product of the kraft pulping process. Glidco purchases CST from approximately 50 pulp mills in North America. Additionally, Glidco purchases quantities of crude turpentine or its derivatives from Asia, Europe and South America as business conditions dictate. The Company believes that Glidco is the largest purchaser of CST in the world.

     Generally, Glidco seeks to enter into long-term supply contracts with pulp mills in order to ensure a stable supply of CST. However, since the sale of turpentine generates relatively insignificant revenues and profits for the pulp mills that serve as Glidco's principal suppliers, Glidco has experienced tightness in CST supply, from time to time, together with corresponding price increases. Glidco attempts to work closely and cooperatively with its suppliers and provide them with incentives to produce turpentine. For example, Glidco employs two full-time employees whose sole responsibility is to work with pulp mills to permit pulp mills to capture CST more efficiently and economically.

     The major use of fragrance chemicals is the production of perfumes, and the major consumers of perfumes worldwide are the soap and detergent manufacturers. Glidco sells directly worldwide to major soap, detergent and fabric conditioner manufacturers and fragrance compounders and, to a lesser extent, producers of cosmetics and toiletries. Approximately 80% of Glidco's sales are to the fragrance chemicals market, with additional sales to the vitamin intermediates market and the pine oil cleaners and disinfectant market. Approximately 60% of Glidco's sales are outside the United States; in 1995 sales were transacted in 70 different countries. Sales are primarily done through its direct sales force, while agents and distributors are used in outlying areas where volume does not justify full-time sales coverage.

     The markets in which Glidco competes are highly competitive. Glidco competes primarily on the basis of quality, service and the ability to conform its products to the technical and qualitative requirements of its customers. Glidco works closely with many of its customers in developing products to satisfy their specific requirements. Glidco's supply agreements with customers are typically short-term in duration (up to one year). Therefore, its business is substantially dependent on long-term customer relationships based upon quality, innovation and customer service. Customers from time to time change the formulations of an end product in which one of Glidco's fragrance chemicals is used, which may affect demand for that particular product produced by the Company. Glidco's ten largest customers accounted for approximately 47% of its total sales in each of 1995 and the nine months ended September 30, 1996. Glidco's major competitors are BASF, Hoffman LaRoche, Kuraray and Bush Boake Allen.

RESEARCH AND DEVELOPMENT

     The Company's expenditures for research and development totalled $31 million in the first nine months of 1996 and $42 million, $46 million and $7 million in 1995, fiscal 1994 and fiscal 1993 (excluding Quantum Chemical expenditures  for  fiscal  1993),  respectively.  The  substantial  increase  in research and development expenditures from fiscal 1993 to fiscal 1994 is attributable to the inclusion of Quantum Chemical's expenditures beginning in 1994. It is anticipated that, at least in the near term, research and development expenditures should continue at levels comparable to, or slightly higher than, those of 1995 and fiscal 1994. Quantum Chemical has research facilities in Cincinnati, Ohio and Morris, Illinois. SCM Chemicals has research facilities in Baltimore, Maryland, Stallingborough, U.K. and Kemerton, near Bunbury, Western Australia. Glidco has research facilities in Jacksonville, Florida. The Company's research effort is principally focused on improvements in process technology, product development, technical service to customers, applications research and enhancing product quality.

INTERNATIONAL EXPOSURE

     The Company generates revenue from exports (i.e., U.S. dollar-denominated sales outside the United States by domestic operations) as well as revenue from operations conducted outside the United States. Export sales amounted to approximately 13%, 12% and 8% of total revenues in the nine months ended September 30, 1996 and in 1995 and fiscal 1994, respectively, reflecting sales by Quantum Chemical, SCM Chemicals and Glidco in over 70 different countries. Revenue from foreign operations amounted to approximately 13%, 10% and 10% of total revenues in the nine months ended

September 30, 1996 and in 1995 and fiscal 1994, respectively, principally reflecting the operations of SCM Chemicals in the United Kingdom and Western Australia; identifiable assets of the foreign operations represented 13% of total identifiable assets at September 30, 1996 and 7% of total identifiable assets at each of December 31, 1995 and December 31, 1994, respectively, principally reflecting the assets of these SCM Chemicals operations. In addition, the Company obtains a portion of its principal raw materials from sources outside the United States. SCM Chemicals obtains ores used in the production of TiO2 under long-term contracts from a number of suppliers in South Africa, Australia, Canada and Norway and Glidco obtains a portion of its requirements for crude turpentine or its derivatives from suppliers in Indonesia and other Asian countries, Europe and South America.

     The Company's export sales and foreign manufacturing and sourcing are subject to the usual risks of doing business abroad, such as fluctuations in currency exchange rates, transportation delays and interruptions, political and economic instability and disruptions, restrictions on the transfer of funds, the imposition of duties and tariffs and import and export controls and changes in governmental policies. The Company's exposure to the risks associated with doing business abroad may increase if, as intended, the Company expands its worldwide operations.

     The functional currency of each of the Company's foreign operations is the local currency. Historically, the net impact of currency translation has not been material to the Company's results of operations or financial position. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Foreign Currency Matters.'

EQUITY INTEREST IN SUBURBAN PROPANE

     A subsidiary of Quantum Chemical serves as general partner of Suburban Propane Partners, a Delaware limited partnership whose common units trade on the NYSE under the symbol 'SPH.' In 1996, in connection with its initial public offering, Suburban Propane Partners acquired, through an operating partnership, the propane business and assets of Quantum Chemical's former Suburban Propane division. Suburban Propane is the third largest retail marketer of propane in the United States, serving more than 700,000 active residential, commercial, industrial and agricultural customers from more than 350 customer service centers in more than 40 states. Suburban Propane's operations are concentrated in the east and west coast regions of the United States. The retail propane sales volume of Suburban Propane was approximately 567 million gallons during its fiscal year ended September 28, 1996. Based on industry statistics, Suburban Propane believes that its retail propane sales volume constitutes approximately 6% of the United States retail market for propane. For its fiscal year ended September 28, 1996, Suburban Propane reported total revenues of approximately $707.9 million and net income of approximately $26.9 million. At September 28, 1996, Suburban Propane Partners reported total assets of approximately $807.4 million.

     Quantum Chemical has a 2% general partnership interest and an approximate 24% subordinated limited partnership interest, each on a combined basis, in Suburban Propane Partners and the operating partnership. Quantum Chemical has agreed, subject to certain limitations, to contribute up to $43.6 million, on a revolving basis, to Suburban Propane Partners to enhance its ability to make quarterly cash distributions to the limited partners through the quarter ending March 31, 2001. Under the partnership agreement governing Suburban Propane Partners, Suburban Propane Partners is managed by, or under the direction of, a seven-member Board of Supervisors. Two of the supervisors are appointed by the general partner; the holders of the limited partnership interests and subordinated limited partnership interests, voting as a class, elect three of the supervisors; and these five supervisors elect two executive officers of Suburban Propane Partners as the remaining two supervisors.

EMPLOYEES

     At September 30, 1996, the Company had approximately 6,980 full and part-time employees and contractors, of whom approximately 5,740 were engaged in manufacturing, 420 were engaged in sales and distribution and 820 had corporate and administrative responsibilities. Approximately 15% of the Company's employees are represented by various labor unions. Of the Company's 15 collective bargaining agreements, 11 expire in 1997 and four expire in 1998. The Company believes that the relations of its operating subsidiaries with employees and unions are generally good.

ENVIRONMENTAL MATTERS

     The Company's business is subject to extensive regulation under the Environmental Laws in effect in the United States and other countries in which it operates. The operation of any chemical manufacturing plant and the distribution of chemical products entail risks under Environmental Laws, many of which provide for substantial fines and criminal sanctions for violations and there can be no assurance that material costs or liabilities will not be incurred. In particular, the production of ethylene, methanol, TiO2 and certain other chemicals involves the handling, manufacture or use of substances or compounds that may be considered to be toxic or hazardous within the meaning of certain Environmental Laws, and certain operations have the potential to cause environmental or other damage. Potentially significant expenditures could be required in connection with the repair or upgrade of facilities in order to meet existing or new requirements under Environmental Laws as well as in connection with the investigation and remediation of threatened or actual pollution.


     The Company's costs and operating expenses relating to environmental matters were approximately $67 million, $61 million and $60 million in 1995, fiscal 1994 and fiscal 1993, respectively. These amounts cover, among other things, the Company's routine measures to prevent, contain and clean up spills of materials that may occur in the ordinary course of business. Capital expenditures for environmental compliance and remediation were approximately $22 million and $7 million in 1995 and fiscal 1994, respectively, and are expected to total $25 million in 1996. In addition, capital expenditures for projects in the normal course of operations and major expansions include costs associated with the environmental impact of those projects which are inseparable from the overall project cost. Capital expenditures and, to a lesser extent, costs and operating expenses relating to environmental matters for years after 1995 will be subject to evolving regulatory requirements and will depend on the amount of time required to obtain necessary permits and approvals.


     From time to time, various agencies may serve cease and desist orders or notices of violation on an operating unit or deny its applications for certain licenses or permits, in each case alleging that the practices of the operating unit are not consistent with the regulations or ordinances. In some cases, the relevant operating unit may seek to meet with the agency to determine mutually acceptable methods of modifying or eliminating the practice in question. The Company believes that its operating units should be able to achieve compliance with the applicable regulations and ordinances in a manner which should not have a material adverse effect on its business or results of operations. The Illinois Attorney General's Office has threatened to file a complaint seeking monetary sanctions for releases into the environment at Quantum Chemical's Morris plant in alleged violation of state regulations and a civil penalty in excess of $100,000 could result.

     Certain Company Subsidiaries have been named as defendants, PRPs, or both, in a number of environmental proceedings associated with waste disposal sites and facilities currently or previously owned, operated or used by the Company Subsidiaries or their predecessors, some of which disposal sites or facilities are on the Superfund National Priorities List of the U.S. EPA or similar state lists. These proceedings seek cleanup costs, damages for personal injury or property damage, or both. Certain of these proceedings involve claims for substantial amounts individually ranging in estimates from $300,000 to $45 million. The Company believes that the range of potential liability for the above matters, collectively, which primarily relate to environmental remediation activities and other environmental proceedings, is between $130 million and $180 million and has accrued $180 million as of September 30, 1996. One potentially significant matter in which a Company Subsidiary is a PRP is alleged PCB contamination of a section of the Kalamazoo River from Kalamazoo, Michigan to Lake Michigan for which a remedial investigation/feasibility study is currently being undertaken. Potential remediation costs related to this matter that are reasonably probable have been included in the collective range of potential liability referred to above, as well as in the loss accrual on the Company's balance sheet. The accrual also reflects the fact that certain Company subsidiaries have contractual obligations to indemnify the purchasers of certain discontinued operations against certain environmental liabilities and the Company has agreed to indemnify Hanson and the Hanson Subsidiaries against certain of such contractual indemnification obligations pursuant to the Demerger Transactions. See 'Agreements Between the Company and Hanson Relating to the Demerger.' No assurance can be given that actual costs will not exceed accrued amounts for sites and indemnification obligations for which estimates have been made and no assurance can be given that costs will not be incurred with respect to sites and indemnification obligations as to which no estimate presently can be made.

     Several Company subsidiaries have asserted claims and/or instituted litigation against their insurance carriers alleging that all, or a portion, of the past and future costs of investigating, monitoring and conducting response actions at previously or currently owned and/or operated properties and off-site landfills are the subject of coverage under various insurance policies. During 1995, a Company subsidiary entered settlement agreements in one such case with a number of insurance carriers relating to coverage for environmental contamination at present and former plant and landfill sites in the aggregate amount of approximately $60 million, of which $46 million has been received, with the balance of such payments being made over time. In addition, several Company subsidiaries have asserted claims and/or instituted litigation against various entities alleging that they are responsible for all or a portion of such costs. Management is unable to predict the outcome of such claims and litigation. Accordingly, for purposes of financial reporting and establishing provisions, the Company has not assumed any such recoveries except where payment has been received or the amount of liability or contribution by such other parties has been agreed.

     The Company cannot predict whether future developments in laws and regulations concerning environmental protection will affect its earnings or cash flow in a materially adverse manner or whether its operating units will be successful in meeting future demands of regulatory agencies in a manner which will not materially adversely affect the Company's combined financial condition, results of operations or liquidity.

PATENTS, TRADEMARKS AND LICENSES

     The Company's subsidiaries have numerous United States and foreign patents, registered trademarks and trade names, together with applications and licenses therefor. Quantum Chemical holds available for license to responsible third parties proprietary processes it has developed and has entered into a number of licensing arrangements with respect to the manufacture of polyethylene, polypropylene and vinyl acetate monomer. Quantum Chemical is also licensed by others in the application of certain processes. Significant licenses held by Quantum Chemical are the British Petroleum fluid bed polyethylene process for the production of both LLDPE and HDPE, the Unipol process for the production of LLDPE, certain processes for the production of polyethylene and polypropylene and a British Petroleum process for the production of acetic acid. Generally, upon expiration of the licenses, the licensee continues to be entitled to use the technology without payment of a royalty. SCM Chemicals generally does not license its proprietary processes to third parties or hold licenses from others. While the patents, licenses, proprietary technologies and trademarks of the Company Subsidiaries are considered important, particularly with regard to processing technologies such as SCM Chemicals' proprietary chloride production process, and provide certain competitive advantages, the Company does not consider its business as a whole to be materially dependent upon any one particular patent, license, proprietary technology or trademark.

PROPERTIES

     Set forth below is a list of the Company's principal manufacturing facilities, all but one of which is owned. The Company's operating subsidiaries also lease warehouses, stores and offices.

                        LOCATION                                                  PRODUCTS
--------------------------------------------------------  --------------------------------------------------------
Quantum Chemical
     Morris, Illinois...................................  LDPE; LLDPE; polypropylene; ethylene
     Clinton, Iowa......................................  LDPE; HDPE; ethylene; tie-layer resins
     LaPorte, Texas.....................................  Ethylene; methanol; LDPE; LLDPE; HDPE; VAM; acetic acid
     Chocolate Bayou, Texas.............................  HDPE
     Port Arthur, Texas.................................  LDPE; HDPE
     Crockett, Texas....................................  Colors and concentrates; wire and cable compounds
     Anaheim, California................................  Denatured ethyl alcohol
     Newark, New Jersey.................................  Denatured ethyl alcohol
     Fairport Harbor, Ohio (leased).....................  Wire and cable compounds, colors and concentrates
     Heath, Ohio........................................  Colors and concentrates
     Tuscola, Illinois..................................  Ethyl alcohol; ethyl ether; wire and cable compounds;
                                                          polyethylene powders
SCM Chemicals
     Baltimore, Maryland (Hawkins Point)................  TiO2
     Ashtabula, Ohio....................................  TiO2
                                                          TiCl4
     Stallingborough, England...........................  TiO2
     Bunbury, Western Australia.........................  TiO2
     Baltimore, Maryland (St. Helena)...................  Colors and silicas
Glidco
     Jacksonville, Florida..............................  Fragrance and flavor chemicals
     Brunswick, Georgia.................................  Fragrance and flavor chemicals

     The Company believes that its properties are well maintained and are in good operating condition.

LEGAL PROCEEDINGS

     Together with other alleged past manufacturers of lead pigments for use in paint and lead-based paint, a former subsidiary of a present Company subsidiary has been named as a defendant or third party defendant in various legal proceedings alleging that it (through a discontinued operation) and other manufacturers are responsible for personal injury and property damage allegedly associated with the use of lead pigments in paint. These proceedings consist of four cases in the State of New York, one of which has been brought by The City of New York, a class action personal injury case filed on behalf of all purportedly lead-poisoned children in Louisiana, a similar class action personal injury case in Ohio, two personal injury cases in Maryland and one personal injury case in each of Pennsylvania and West Virginia. There can be no assurance that additional litigation will not be filed. The legal proceedings seek recovery under a variety of theories, including negligence, failure to warn, breach of warranty, conspiracy, market share liability, fraud and misrepresentation. The plaintiffs in these actions generally seek to impose on the defendants responsibility for alleged damages and health concerns associated with the use of lead-based paints. These cases (except the Pennsylvania, Maryland and Louisiana cases which are on appeal following judgments for the defense) are in various pre-trial stages. The Company is vigorously defending such litigation. Although liability, if any, that may result is not reasonably capable of estimation, the Company currently believes that the disposition of such claims in the aggregate should not have a material adverse effect on the Company's combined financial position, results of operations or liquidity. The pending legal proceedings referred to above are as follows: Brenner et. al. v. American Cyanamid Company, et. al., commenced in the Supreme Court of the State of New York on November 9, 1993; The City of New York et. al. v. Lead Industries Association, Inc., et. al., commenced in the Supreme Court of the State of New York on June 8, 1989; Omar J. Gates v. American Cyanamid Company, et. al., commenced in the Supreme Court of the State of New York on

March 13, 1996; Jennifer German, et. al. v. Federal Home Loan Mortgage Corp. et. al. v. Lead Industries Association, Inc., et. al., commenced in the United States District Court, Southern District of New York on July 26, 1993; Jackson, et. al. v. The Glidden Co., et. al., commenced in the Court of Common Pleas, Cuyahoga County, Ohio on August 12, 1992; Jefferson, et. al. v. Lead Industries Association, Inc., et. al., commenced in the United States District Court, Eastern District of Louisiana on November 28, 1995; Ritchie, et. al. v. The Glidden Co., et. al., commenced in the Circuit Court of Marshall County, West Virginia on September 24, 1996; Skipworth et. al. v. Lead Industries Association, Inc., et. al., commenced in the Court of Common Pleas, Philadelphia County on March 17, 1992; and Alvin Wright et. al. v. Lead Industries Association Inc., et. al., commenced in the Circuit Court of Baltimore City, Maryland on December 29, 1994.

     In addition, various laws and administrative regulations have, from time to time, been enacted or proposed at the federal, state and local levels and may be proposed in the future that seek to (i) impose various obligations on present and former manufacturers of lead pigment and lead paint with respect to asserted health concerns associated with the use of such products and (ii) effectively overturn court decisions in which the Company's former subsidiary and other defendants have been successful. No legislation or regulations have been adopted to date which are expected to have a material adverse effect on the Company's combined financial position, results of operations or liquidity.

     The Company and various Company subsidiaries are defendants in a number of other pending legal proceedings incidental to present and former operations. The Company does not expect that the outcome of these proceedings, either individually or in the aggregate, will have a material adverse effect upon the Company's combined financial condition, results of operations or liquidity.

     For information concerning the Company's environmental proceedings, see 'Environmental Matters' above.

                   AGREEMENTS BETWEEN THE COMPANY AND HANSON
                            RELATING TO THE DEMERGER

     In connection with the Demerger Transactions, the Company and certain Company Subsidiaries, and Hanson and certain Hanson Subsidiaries, entered into several agreements for the purpose of giving effect to the Demerger and defining their ongoing relationship. These agreements were not the result of arm's-length negotiations, and there can be no assurance that each of such agreements, or that each of the transactions provided for therein, were effected on terms at least as favorable to the Company or to Hanson as could have been obtained from unaffiliated third parties. Additional or modified agreements, arrangements and transactions may be entered into by the Company, Hanson and/or their respective subsidiaries. Any such future agreements, arrangements and transactions will be determined, at such time, through arm's-length negotiation between the parties.

     The following is a summary of certain agreements, arrangements and transactions entered into between the Company and Hanson and their respective subsidiaries. Certain of these agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part, and, accordingly, the following descriptions do not purport to be complete and are qualified in their entirety by reference to such exhibits.

AGREEMENTS TO EFFECT THE TRANSFER OF THE CHEMICALS BUSINESS

     Pursuant to various agreements, certain assets and liabilities relating to the Non-Chemical Businesses were transferred by Company Subsidiaries to Hanson and assets and liabilities of the Chemicals Business were transferred by Hanson to the Company, which was incorporated for that purpose in April 1996. Hanson and the Company and their respective subsidiaries each agreed, pursuant to such agreements, to execute and deliver such further assignments, documents of transfer, deeds and instruments as may be necessary for the more effective implementation of such transfers.

     Some assignments and transfers may require prior consent by third parties and various filings or recordings with governmental entities. Some permits or licenses may require reapplication by, and reissuance in the name of, the Company or a Company Subsidiary. If consent to the assignment or reissuance of any permit or license being transferred is not obtained, Hanson and the Company have agreed to develop alternative approaches so that, to the maximum extent possible, the Company and the Company Subsidiaries receive the benefits of such permit or license and discharge the duties and bear the costs and risks thereunder. The Company has agreed to bear the risk that such alternative arrangements will not provide the Company and the Company Subsidiaries with the full benefits of such permit or license. The Company believes, however, that it will be able to obtain all necessary consents and reissuances that are material to the Company's business.

INDEMNIFICATION AGREEMENTS

     In connection with the Demerger Transactions, Hanson and the Company and certain of their respective subsidiaries entered into indemnification agreements (the 'Indemnification Agreements'). Pursuant to the Indemnification Agreements, subject to certain exceptions, the Company and the Company Subsidiaries agreed to indemnify Hanson and the Hanson Subsidiaries against all liabilities, litigation and claims arising out of the Chemicals Business and liabilities arising out of certain discontinued operations of the Company Subsidiaries, including contractual indemnification obligations to purchasers of certain operations, as well as liabilities (including liabilities under the Exchange
Act) for statements included  in the Information  Statement furnished to  Hanson shareholders in connection with the Demerger (the 'Information Statement') relating generally to the Company and the Chemicals Business, but excluding liabilities arising out of certain discontinued operations associated with businesses and assets being transferred by Company Subsidiaries to Hanson in contemplation of the Demerger (the 'Retained D.O. Liabilities'). See
'Business -- Legal Proceedings' for a description of one such Retained D.O. Liabilities relating to lead-paint litigation against which the Company indemnified Hanson pursuant to these arrangements. Hanson and the Hanson Subsidiaries agreed to indemnify the Company and the Company Subsidiaries against all liabilities, litigation and claims arising out of all Hanson continuing operations (other than the Chemicals Business) and all Hanson discontinued operations (other than the Retained D.O. Liabilities), as well as liabilities (including liabilities under the Exchange Act) for statements included in the Company's Registration Statement on Form 10 other than those relating generally to the Company and the Chemicals Business, and certain other liabilities. In addition, the Company agreed to indemnify Hanson against any liability and penalties arising out of a breach of the agreement between Hanson and the U.K. Inland Revenue regarding the Company's status as a U.K. tax resident. That agreement provides that an amount equivalent to U.K. advance corporation tax at the rate in effect on October 1, 1996 (25% of the net dividend), together with interest, would be payable in U.S. dollars by Hanson to the U.K. Inland Revenue on the amount of the stock dividend for the Demerger (which U.K. advance corporation tax, calculated as provided in the agreement with the U.K. Inland Revenue in U.S. dollars using the average of the closing prices of the Common Stock on the NYSE for the first ten trading days following the Demerger, is estimated to be approximately $421 million and will decrease by $84.2 million for each complete 12-month period that elapses between October 1, 1996 and the first date on which the Company ceases to be centrally managed and controlled in the United Kingdom). See 'Risk Factors -- Possible Effects of Dual Residence of the Company.' The foregoing obligations will not entitle an indemnified party to recovery to the extent any such liability is covered by proceeds received by such party from any third-party insurance policy.

     In circumstances in which the potential liability to the Company and Hanson is joint, the parties have agreed to share responsibility for such liability on a mutually agreed basis consistent with the principles established in the Indemnification Agreements.

     The Indemnification Agreements also set forth various procedures relating to the obligations of the parties thereunder, including procedures for notification and payment of claims, use and preservation of records and resolution of disputes. The respective liability of Hanson and the Company for tax-related matters is governed by the Tax Sharing and Indemnification Agreements described below.

TAX SHARING AND INDEMNIFICATION AGREEMENTS

     A Company Subsidiary was the common parent of an affiliated group of corporations that included the U.S. Chemicals Business as well as most of the U.S. Non-Chemical Businesses and filed a consolidated United States federal income tax return (the 'Consolidated Group').

     Hanson and certain Hanson Subsidiaries (the 'Hanson Parties') and the Company and certain Company Subsidiaries (the 'Company Parties') entered into Tax Sharing and Indemnification Agreements and, with respect to the foreign subsidiaries, a Deed of Tax Covenant (collectively, the 'Tax Sharing Agreements'). Under the Tax Sharing Agreements, the Company Parties generally are responsible for and have agreed to indemnify the Hanson Parties with respect to (i) all federal tax liabilities and federal tax obligations of the Consolidated Group for periods prior to October 1, 1996 (other than federal tax liabilities and obligations of certain companies included in the Non-Chemical Businesses attributable to periods prior to the acquisition of those companies by Hanson), and (ii) all state tax liabilities and state tax obligations of any company included in the Non-Chemical Businesses for any period in which such company was included in a combined, consolidated or unitary state income tax return with any Company Party. In addition, the Company Parties generally are responsible for and have agreed to indemnify the Hanson Parties with respect to all tax liabilities and tax obligations, both United States and foreign, imposed on the Company Parties attributable to periods after October 1, 1996. The Hanson Parties have agreed to indemnify the Company Parties with respect to (i) all tax liabilities and tax obligations imposed upon Millennium Overseas Holdings, Ltd. (formerly Hanson Overseas Holdings, Ltd.), a Company subsidiary, for periods prior to October 1, 1996; and (ii) all tax liabilities and tax obligations, both United States and foreign, imposed upon the Hanson Parties attributable to periods following completion of the Demerger Transactions.

CORPORATE TRANSITION AGREEMENT

     Hanson and certain Hanson Subsidiaries and the Company and certain Company Subsidiaries entered into an agreement providing for the allocation of retirement, medical, disability and other employee pension and welfare benefit plan liabilities between the Company Subsidiaries, on the one hand, and the Hanson Subsidiaries, on the other hand, for the transfer of certain corporate assets and obligations by the Company and certain Company Subsidiaries to Hanson and certain Hanson Subsidiaries and related matters (the 'Corporate Transition Agreement'). The Corporate Transition Agreement generally provides that the
Company will continue to sponsor and maintain employee benefit plans (the 'Company Plans') for the benefit of the employees who will be employed by the Company and Company Subsidiaries as of the completion of the Demerger Transactions (the 'Company Employees'), and that Hanson shall establish and maintain substantially identical 'mirror' plans to the Company Plans (the 'Hanson Plans') for the benefit of the employees who will continue to be employed by Hanson and Hanson Subsidiaries as of the completion of the Demerger Transactions (the 'Hanson Employees'). Upon completion of the Demerger Transactions and satisfaction of certain conditions, one of the Hanson
Subsidiaries assumed sponsorship of and all responsibility for benefit liabilities under each of the Hanson Plans with respect to the Hanson Employees. In connection with the Demerger Transactions, assets attributable to the Hanson Employees under the Company plans were transferred from the master trusts maintained with respect to such plans to mirror trusts established by the Hanson Subsidiaries. With respect to each Hanson Plan which is a 'welfare plan,' including workers compensation, Hanson is responsible after completion of the Demerger Transactions for all claims incurred by the Hanson Employees and their dependents, regardless of when the claim was incurred. With respect to each Hanson Plan which is a nonqualified pension plan and any other stock incentive or bonus plan which is not funded, Hanson generally assumed liability and is responsible for all benefits accrued through completion of the Demerger Transactions with respect to the Hanson Employees and their beneficiaries.

OTHER AGREEMENTS

     The Company and the Company Subsidiaries and Hanson and the Hanson Subsidiaries also entered into certain other leases, operating agreements, service agreements and other agreements that serve to define various aspects of the relationship that would exist between the parties after the Demerger. These agreements include a joint ownership agreement between a Hanson Subsidiary and a Company Subsidiary relating to the joint ownership of two aircraft, an agreement between a Hanson Subsidiary and a Company Subsidiary relating to consulting and marketing services in Asia and two administrative services agreements between a Hanson Subsidiary and Company Subsidiaries relating to the management of insurance services and the management of certain non-U.S. subsidiaries. None of such agreements is expected to materially affect the Company or its results of operations.

                                   MANAGEMENT

DIRECTORS

     The Company Board currently consists of eight persons, who are divided into three approximately equal classes with each class serving a three-year term. The following table sets forth information as to those persons who are currently directors.

                                                     INITIAL
                                                      TERM
NAME                                                 EXPIRES   POSITION
--------------------------------------------------   -------   ----------------------------------------------------

William M. Landuyt................................     1999    Chairman of the Board and Chief Executive Officer
Robert E. Lee.....................................     1998    President, Chief Operating Officer and Director
The Rt. Hon. Kenneth Baker CH MP..................     1997    Director
Worley H. Clark, Jr...............................     1998    Director
Martin D. Ginsburg................................     1997    Director
The Rt. Hon. The Lord Glenarthur..................     1998    Director
David J.P. Meachin................................     1997    Director
Martin G. Taylor..................................     1999    Director

     Mr. Landuyt, 41, has served as Chairman of the Board and Chief Executive Officer of the Company since the Demerger. Mr. Landuyt served as Director, President and Chief Executive Officer of Hanson Industries from June 1995 until the Demerger, as Director of Hanson from 1992 until the Demerger, as Finance Director of Hanson from 1992 to May 1995, and as Vice President and Chief Financial Officer of Hanson Industries from 1988 to 1992. He joined Hanson Industries in 1983.

     Mr. Lee, 40, has served as President, Chief Operating Officer and a Director of the Company since the Demerger. Mr. Lee served as Director, Senior Vice President and Chief Operating Officer of Hanson Industries from June 1995 until the Demerger, as an Associate Director of Hanson from 1992 until the Demerger, as Vice President and Chief Financial Officer of Hanson Industries from 1992 to June 1995, as Vice President and Treasurer of Hanson Industries from 1990 to 1992, and as Treasurer of Hanson Industries from 1987 to 1990. He joined Hanson Industries in 1982. Mr. Lee is a member of the Board of Supervisors of Suburban Propane.

     The Rt. Hon. Kenneth Baker, 61, has served as a Director of the Company since the Demerger. Mr. Baker is a Member of Parliament in the United Kingdom and serves as a member of the Nominations and Communications Committees of Hanson's Board of Directors. He served as U.K. Secretary of State for the Environment from 1985 to 1986, as U.K. Secretary of State for Education and Science from 1986 to 1989, as Chairman of the U.K. Conservative Party from 1989 to 1990 and as U.K. Secretary of State for the Home Office from 1990 to 1992. He is a director of Hanson, MTT plc and Bell Cablemedia plc, and an adviser to Mercury plc, ICL plc and The Blackstone Group.

     Mr. Clark, 64, has served as a Director of the Company since the Demerger, as President and Chief Executive Officer of Nalco Chemical Company from 1982 and as Chairman of Nalco Chemical Company from 1984 until his retirement in 1994. Mr. Clark serves on the Board of Directors of Merrill Lynch & Co., Inc.; USG Corporation; NICOR, Inc.; Diamond Shamrock Corporation and James River Corporation. He is a Trustee of The Rush Presbyterian-St. Luke's Medical Center, the Field Museum of Natural History and Chairman of the Board of Governors of the Chicago Lighthouse for the Blind.

     Mr. Ginsburg, 64, has served as a Director of the Company since October 8, 1996. He has been Professor of Law at Georgetown University Law Center since 1980. Mr. Ginsburg is of counsel to the law firm of Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), which serves as counsel to the Company and the Issuer from time to time and is passing upon certain legal matters for the Underwriters. See 'Legal Matters'.

     The Rt. Hon. The Lord Glenarthur, 51, has served as a Director of the Company since the Demerger, as an executive of Hanson since October 1989, including as Deputy Chairman of Hanson Pacific Limited since March 1994. The Lord Glenarthur served as United Kingdom Parliamentary Under-Secretary of State at the Department of Health and Social Security from 1983 to 1985, as

Minister of State for Scotland from 1986 to 1987 and as U.K. Minister of State for Foreign and Commonwealth Affairs from 1987 to 1989. He is Chairman of St. Mary's Hospital NHS Trust and of the British Helicopter Advisory Board.

     Mr. Meachin, 55, has served as a Director of the Company since the Demerger. Mr. Meachin has been Chairman, Chief Executive and founder of Cross Border Enterprises, L.L.C., a private international merchant banking firm, since its formation in 1991. He was a Managing Director in the Investment Banking Division of Merrill Lynch & Co., Inc. from 1981 to 1991. Mr. Meachin is a director of The Spartek Emerging Opportunities of India Fund, Vice Chairman of the University of Cape Town Fund in New York and a director and past Chairman of the British American Educational Foundation.

     Mr. Taylor, 61, has served as a Director of the Company since the Demerger. He served as an executive of Hanson from 1969, as a Director of Hanson from 1976, and as Vice Chairman of Hanson from 1988, until his retirement in 1995. Mr. Taylor served as an executive of Dow Chemical from 1963 to 1969, as a director of UGI PLC from 1979 to 1982 and as a director of The Securities Association LTD from 1987 to 1990. He is a director of National Westminster Bank Plc, Deputy Chairman of Charter plc, a director of Vickers Plc and a member of the Council of the Confederation of British Industry.

EXECUTIVE OFFICERS

     The following individuals (in addition to Messrs. Landuyt and Lee) serve as executive officers of the Company:

                  NAME                                                    POSITION
----------------------------------------  ------------------------------------------------------------------------

Donald V. Borst.........................
                                          Chairman, President and Chief Executive Officer of SCM Chemicals
George W. Robbins.......................
                                          Chairman, President and Chief Executive Officer of Glidco
Ronald H. Yocum.........................
                                          Chairman, President and Chief Executive Officer of Quantum Chemical
George H. Hempstead, III................
                                          Senior Vice President -- Law and Administration and Secretary
John E. Lushefski.......................
                                          Senior Vice President and Chief Financial Officer
Marie S. Dreher.........................
                                          Vice President -- Corporate Controller
A. Mickelson Foster.....................
                                          Vice President -- Investor Relations
Francis V. Lloyd........................
                                          Vice President -- Tax
James A. Lofredo........................
                                          Vice President -- Corporate Development
Christine F. Wubbolding.................
                                          Vice President and Treasurer

     Mr. Borst, 60, has served as Chairman, President and Chief Executive Officer of SCM Chemicals since 1990. Mr. Borst joined SCM Corporation in 1984 as Vice President -- SCM Pigments -- U.S. and was appointed as President and Chief Executive Officer of SCM Chemicals in 1986. He has over 38 years experience in the fertilizer and inorganic chemicals sectors of the chemicals industry.

     Mr. Robbins, 56, has served as Chairman, President and Chief Executive Officer of Glidco since 1986, as an Associate Director of Hanson since May 1995 and as a Director of Hanson Industries since June 1995. Mr. Robbins joined SCM Corporation in 1982 as Vice President and General Manager of the SCM Organic Chemicals Division. He has been associated with the plastics and chemicals industries for almost 30 years.

     Mr. Yocum, 57, has served as President and Chief Executive Officer of Quantum Chemical Company since 1993 and as Chairman since January 1995. He joined Quantum Chemical Corporation in 1987 as a Group Vice President, Research and Development. He has been associated with the petrochemicals industry for 30 years.

     Mr. Hempstead, 53, has served as Senior Vice President -- Law and Administration and Secretary of the Company since the Demerger, as Senior Vice President -- Law and Administration of Hanson Industries from June 1995 until the Demerger, as an Associate Director of Hanson from 1990 until the Demerger, and as a Director of Hanson Industries from 1986 until the Demerger. Mr. Hempstead was Senior Vice President and General Counsel of Hanson Industries from 1993 to June 1995 and Vice

President and General Counsel of Hanson Industries from 1982 to 1993. He initially joined Hanson Industries in 1976. Mr. Hempstead is a member of the Board of Supervisors of Suburban Propane and a director of Smith Corona Corporation.

     Mr. Lushefski, 40, has served as Senior Vice President and Chief Financial Officer of the Company since the Demerger, and as Senior Vice President and Chief Financial Officer of Hanson Industries from June 1995 until the Demerger. He was Vice President and Chief Financial Officer of Peabody Holding Company, a Hanson Subsidiary which holds its coal mining operations, from 1991 to May 1995 and Vice President and Controller of Hanson Industries from 1990 to 1991. Mr. Lushefski initially joined Hanson Industries in 1985. Mr. Lushefski is also a director of Smith Corona Corporation.

     Ms. Dreher, 38, has served as Corporate Controller of the Company since the Demerger and was elected Vice President on October 8, 1996. She was Director of Planning and Budgeting of Hanson Industries from November 1995 until the Demerger. She joined Hanson Industries in January 1994 as Assistant Controller with principal responsibilities focused on tax, environmental and financial compliance matters. She is a certified public accountant. Prior to joining Hanson Industries she was a senior manager of Ernst & Young LLP.

     Mr. Foster, 40, has served as Vice President -- Investor Relations of the Company since the Demerger, and as Vice President -- Investor Relations of Hanson Industries from August 1992 until the Demerger. Mr. Foster held investor relations positions with ARCO and Pacific Enterprises from 1983 to 1992. He is the immediate past Chairman of the National Investor Relations Institute.

     Mr. Lloyd, 57, has served as Vice President -- Tax of the Company since the Demerger, and as Vice President -- Taxes of Hanson Industries from 1993 until the Demerger. Mr. Lloyd joined Hanson Industries in 1987 and was Senior Director of Taxes of Hanson Industries from 1987 to 1993.

     Mr. Lofredo, 40, served as the Company's Director of Corporate Development since the Demerger and was elected a Vice President on October 8, 1996. He was Director of Corporate Development of Hanson Industries from March 1993 until the Demerger, with his principal responsibilities focused on acquisitions and divestitures. He joined Hanson Industries in June 1992 as Assistant Corporate Controller. Prior to joining Hanson Industries he was a senior manager with Price Waterhouse LLP.

     Ms. Wubbolding, 44, has served as Vice President and Treasurer of the Company since the Demerger. She was Vice President of Hanson Industries from January 1996 until the Demerger, and Treasurer from June 1994 until the Demerger. She joined Hanson Industries in 1976 and held various financial positions, primarily in the treasury area, prior to 1994.

DIRECTORS' MEETINGS, COMMITTEES AND FEES

     The Company Board has established four standing committees, an Audit Committee, a Compensation Committee, an Executive Committee and a Nominations Committee. Directors who are also officers or employees of the Company are not permitted to serve on any committee other than the Executive Committee. The functions of these standing committees are as follows:

          Audit Committee. The Audit Committee is responsible for matters relating to accounting policies and practices, financial reporting and internal controls. It recommends to the Company's Board the appointment of a firm of independent accountants to audit the Company's financial statements and reviews with representatives of the independent accountants the scope of the audit of the Company's financial statements, results of audits, audit costs and recommendations with respect to internal controls and financial matters. It also reviews non-audit services rendered by the Company's independent accountants and periodically meets with or receives reports from the Company's principal financial and accounting officers. The current members of the Committee are The Rt. Hon. Kenneth Baker, David J.P. Meachin and Martin G. Taylor (Chairman).

          Compensation Committee. The Compensation Committee sets the compensation of all executive officers, establishes policies concerning stock ownership by executive officers and administers the Company's executive corporation plans and programs, including the Stock Incentive Plan and the Annual Plan (including setting performance targets and making awards under such plans). It also reviews the competitiveness of the Company's management and director compensation and benefit programs and reviews principal employee relations policies and procedures. All members of the Compensation Committee must be 'Non-Employee Directors' within the meaning of Rule 16b-3 under the Exchange Act and 'outside directors' within the meaning of Section 162(m) of the Code. The current members of the Committee are Worley H. Clark, Jr. (Chairman), The Lord Glenarthur and David J.P. Meachin.

          Executive Committee. The Executive Committee has the authority to act for the full Board between regularly scheduled Board meetings with respect to such matters as may be lawfully delegated by the Board under Delaware law. The current members of the Committee are The Rt. Hon. Kenneth Baker, The Lord Glenarthur, William M. Landuyt (Chairman) and Martin G. Taylor.

          Nominations Committee. The Nominations Committee has authority to nominate directors to fill vacancies on the Board and to nominate directors to serve as members, including chairmen, of committees of the Board. The duties of the Nominations Committee include determining the desirable balance of expertise and composition of the Board, seeking out possible candidates to fill positions on the Board, attracting such qualified candidates to the Board, reviewing management's slate of directors to be elected by shareholders at the annual meeting and recommending to the Board the inclusion of the slate in the Company's proxy statement. The current members of the Committee are The Rt. Hon. Kenneth Baker (Chairman), Martin
     D. Ginsburg and Martin G. Taylor.

     Directors who are also full-time employees of the Company do not receive additional compensation for their services as directors. Non-employee directors receive an annual cash retainer of $30,000. In addition, pursuant to the Stock Incentive Plan, each non-employee director serving on October 31, 1996 was automatically granted on such date 671 shares of Common Stock (the number determined by dividing $15,000 by the average closing price of the Common Stock during the twenty business days following the Demerger and, on each October 1, commencing in 1997, each non-employee director serving on such date shall automatically be granted the number of shares of Common Stock determined by dividing $15,000 by the fair market value of the Common Stock on the business day immediately preceding such date. Non-employee directors are reimbursed for all reasonable expenses incurred in connection with Board and Committee meetings. The Company also pays the premiums on directors' and officers' liability and travel accident insurance policies for directors.

                             EXECUTIVE COMPENSATION

HISTORICAL COMPENSATION

     The following table sets forth certain information with respect to the compensation for 1995, fiscal 1994 and fiscal 1993 of the individuals who became the Company's five most highly compensated executive officers (including the Chief Executive Officer) upon the Demerger. During the periods presented, these individuals were compensated pursuant to Hanson's plans and policies (except that, in fiscal 1993, Dr. Yocum was compensated pursuant to the plans and policies of Quantum Chemical). All references in the following tables to stock options relate to awards of options to purchase Ordinary Shares of Hanson ('Ordinary Shares'), including Ordinary Shares represented by American Depositary Shares ('ADSs').

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM COMPENSATION
                                                                            ------------------------
                                                    ANNUAL COMPENSATION      SECURITIES       LTIP       ALL OTHER
           NAME AND PRINCIPAL                      ---------------------     UNDERLYING      PAYOUTS    COMPENSATION
              POSITION(1)                  YEAR    SALARY($)    BONUS($)    OPTIONS(#)(4)    ($)(5)        ($)(6)
----------------------------------------   ----    ---------    --------    -------------    -------    ------------

W. M. Landuyt ..........................   1995      676,218      99,000        602,310        --          228,403(7)
  Chairman and Chief Executive Officer     1994      489,251     139,276        271,872        --           16,406
                                           1993      449,247      62,781        230,575        --           15,755
R. E. Lee ..............................   1995      416,250     243,750        --            59,228        12,281
  President and Chief Operating Officer    1994      270,000     175,500        318,329        --           17,138
                                           1993      240,000      50,000        153,143        --           12,904
R. H. Yocum ............................   1995      391,250     512,050(2)     --            49,949       172,382(8)
  Chairman and Chief Executive Officer     1994      335,000     381,062        361,347        --            3,198
  of Quantum Chemical                      1993      325,000       --           354,117        --            4,077(8)
D. V. Borst ............................   1995      424,375     294,350        --            64,346        13,840
  Chairman and Chief Executive Officer     1994      404,250     164,126        215,086        --           15,925
  of SCM Chemicals                         1993      385,000     153,615         86,034        --           15,837
G. W. Robbins ..........................   1995      334,998     438,900(3)     --            63,098        12,732
  Chairman and Chief Executive Officer     1994      290,000     334,950        258,104        --           12,220
  of Glidco                                1993      253,000     202,400         86,034        --           12,297

------------

(1) See 'Management' for information concerning positions held by Messrs. Landuyt and Lee with Hanson Industries prior to the Dividend Payment Date.

(2) Includes $38,500 to be paid in December 1996, $38,500 to be paid in December 1997 and $127,050 to be paid in December 1998.

(3) Includes $33,000 to be paid in December 1996, $33,000 to be paid in December 1997 and $108,900 to be paid in December 1998.

(4) Amounts shown reflect the adjustments made in connection with Hanson's demerger of U.S. Industries, Inc., the Demerger and the demerger of Hanson's tobacco business. Fiscal 1994 amounts include securities underlying options awarded during the fourth quarter of calendar 1994 and, in the case of Mr. Landuyt, include 6,746 Ordinary Shares in fiscal 1994 and 5,721 Ordinary Shares in fiscal 1993 which are held in the Hanson Employee Share Trust established in 1995 to reflect the option adjustments made in connection with the demerger of U.S. Industries, Inc. Hanson terminated the Hanson Employee Share Trust in September 1996 and as a result Mr. Landuyt received `L'2,443 (approximately $4,024 at the Noon Buying Rate on November 8, 1996 of `L'1 to $1.647.)

(5) Amounts shown represent payouts of one-third of the account balances under the Hanson Industries 1993 Long-Term Incentive Plan (the 'Hanson 1993 LTIP'), which was terminated with regard to future grants as of September 30, 1995. The remaining account balances plus interest will be paid out in equal installments in December 1996 and 1997.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(6) The amounts shown in this column include the matching employer contributions made under Hanson's defined contribution plans for 1995, 1994 and 1993, respectively, as follows: Mr. Landuyt -- $4,620, $4,620 and $4,497; Mr. Lee -- $4,220, $4,500 and $4,499; Mr. Yocum -- $4,500, $2,357, and $3,328;
    Mr. Borst -- $4,620,  $4,620 and $4,497; and  Mr. Robbins -- $4,620,  $4,620
    and $4,497. Such contributions were invested in ADSs pursuant to the terms of such plan. The amounts shown in this column also include the dollar value of insurance premiums paid by or on behalf of the employer with respect to disability insurance benefits and, in certain cases, club membership fees. Excluded are certain health, medical and other non-cash benefits provided to the individuals named above that are generally available to all salaried employees.

(7) Of the total, $213,886 represents reimbursement of expenses (including income tax reimbursement payments) incurred in connection with Mr. Landuyt's relocation from the United Kingdom, where he served as Hanson's Finance Director, to the United States.

(8) Other Compensation in 1995 includes $161,326 of value realized upon the exercise of certain stock options. Dr. Yocum also received $5,381,245 (plus excise tax payments of $1,997,654) pursuant to the change-in-control provisions of employment agreements and benefit plans applicable to directors and officers of Quantum Chemical as a result of its acquisition by Hanson on September 30, 1993.

                            ------------------------

     Since the Demerger, each of the individuals named above has continued to receive his base salary at the annual rate set in October 1995, subject to review by the Compensation Committee. It is expected that the Compensation Committee will review executive compensation in December of each year, commencing in December 1996. See 'Change in Control Agreements' below.

OPTION GRANTS IN 1995

     The following table sets forth information with respect to Mr. Landuyt, the only individual named in the Summary Compensation Table to receive option grants during 1995 pursuant to Hanson plans.

                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                                    INDIVIDUAL GRANTS                                   ANNUAL RATES OF
                         -----------------------------------------------------------------------          STOCK PRICE
                                                   % OF TOTAL                                          APPRECIATION FOR
                               NUMBER OF            OPTIONS                                                 OPTION
                         SECURITIES UNDERLYING     GRANTED TO         EXERCISE                          TERM ($)(2)(3)
                                OPTIONS           EMPLOYEES IN         PRICE          EXPIRATION    -----------------------
                                GRANTED           FISCAL YEAR     (PENCE/SHARE)(1)     DATE(2)         5%           10%
                         ---------------------    ------------    ----------------    ----------    ---------    ----------

W. M. Landuyt.........         $ 602,310              1.51%            114.83           6/18/99     $ 209,568     $ 445,628

------------

(1) At the Noon Buying Rate in effect on November 8, the exercise price of the options was approximately $1.89 per Ordinary Share. The closing price of the Ordinary Shares on the London Stock Exchange on November 8, 1996 was 81.25p (approximately $1.34).

(2) The expiration date and potential realizable values shown reflect the treatment of these options as a result of the Demerger. See 'Treatment of Hanson Options and Other Hanson Benefits Following the Demerger' below.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These potential gains represent certain assumed rates of appreciation only, based on the rules and regulations of the Commission. Actual gains, if any, on the exercise of stock options are dependent on the future performance of the Ordinary Shares and overall market conditions. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES IN 1995

     The following table sets forth the number of Ordinary Shares covered by stock options held by each of the individuals named in the Summary Compensation Table on December 31, 1995. As a result of the Demerger, all such options are exercisable.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                     NUMBER OF SECURITIES
                                        SHARES                      UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                      ACQUIRED ON       VALUE         OPTIONS AT FISCAL       IN-THE-MONEY OPTIONS AT
               NAME                   EXERCISE(#)    REALIZED($)         YEAR-END(#)                YEAR-END($)
-----------------------------------   -----------    -----------    ----------------------    ------------------------

W.M. Landuyt.......................      --             --                 1,892,837                   17,953
R.E. Lee...........................      --             --                   832,816                    2,436
R.H. Yocum(1)......................     129,360        161,326               361,347                --
D.V. Borst.........................      --             --                   791,516                   10,644
G.W. Robbins.......................      --             --                   593,636                --

------------

(1) Dr. Yocum holds options granted under a Hanson option plan and options granted by Quantum Chemical prior to its acquisition by Hanson, which are now exercisable for ADSs. For purposes of this table, ADSs have been converted into Ordinary Shares.

TREATMENT OF HANSON OPTIONS AND OTHER HANSON BENEFITS FOLLOWING THE DEMERGER

     All Hanson options held by executive officers and other employees of the Company and Company Subsidiaries on October 1, 1996 (other than options held by U.K. employees of Company Subsidiaries) immediately vested on that date and are exercisable for Ordinary Shares until the later of October 1, 1997 and the date which is 42 months from the respective date of grant. All Quantum Chemical options now exercisable for ADSs will expire by January 2001. Adjustments to the number of Ordinary Shares or ADSs subject to such options and to the exercise prices thereof were made in accordance with the provisions of the option plan under which the options were granted to reflect the stock dividend for the Demerger, and the stock dividend for the demerger of Hanson's tobacco business on October 1, 1996, and will be further adjusted to reflect the proposed stock dividend for the demerger of Hanson's energy business. With respect to the options of U.K. employees of Company Subsidiaries, which are governed by a separate Hanson plan, Hanson received shareholder approval for an amendment to such plan to provide for the same adjustment to such options.

     In fiscal 1993 and fiscal 1994, certain individuals who became executive officers or employees of the Company and Company Subsidiaries participated in the Hanson 1993 LTIP, an unfunded deferred compensation plan of Hanson Industries. Participants in the Hanson 1993 LTIP received bonus amounts equal to 30% of their year-end bonuses paid based on certain performance criteria. The Hanson 1993 LTIP was terminated with regard to future grants on September 30, 1995 and participants became fully vested in all awards credited to their accounts under the Hanson 1993 LTIP through that date, with such vested awards to be paid out in three equal annual installments (with interest from September 30, 1995) commencing on December 15, 1995. Messrs. Lee, Yocum, Borst and Robbins will receive $177,702, $149,850, $193,037 and $189,294, plus interest, as their respective aggregate payouts under the Hanson 1993 LTIP.

     During fiscal 1993, fiscal 1994 and 1995, Mr. Landuyt was a participant in a Hanson deferred incentive plan. He is entitled to receive `L'47,758 (approximately $78,657 at the Noon Buying Rate on November 8, 1996) under such plan. The obligation to pay such amount was retained by Hanson pursuant to the Demerger Transactions. Hanson has decided to terminate the Hanson deferred incentive plan. Accordingly, it is expected that Mr. Landuyt will receive 15% of such amount in December 1996 and the balance thereof upon Hanson's demerger of its energy business.

COMPANY STOCK OWNERSHIP GUIDELINES

     In order to promote an ownership perspective on the part of the Company's management and link management's accumulation of personal assets to the return realized by the Company's stockholders, the Company established stock ownership guidelines for the 32 executive officers and senior managers of the Company and Company Subsidiaries who received initial awards of restricted stock pursuant to the Stock Incentive Plan shortly following the Demerger. These executive officers and employees are expected to achieve targeted ownership levels of Common Stock within a five year period requiring personal investments ranging from 75% of annual base salary to 300% of annual base salary. The Compensation Committee will annually review progress toward achievement of the ownership guidelines.

COMPANY INCENTIVE COMPENSATION AND BENEFIT PLANS

     The  following  are  descriptions  of  the  current  annual  and  long-term incentive compensation and benefit plans of the Company and Company Subsidiaries. These plans are intended to attract and retain employees and to reward such employees through emphasis on performance and incentive criteria. The descriptions are intended only as a summary and are qualified in their entirety by reference to the respective plans, which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

ANNUAL PERFORMANCE INCENTIVE PLAN

     The purpose of the Company's Annual Performance Incentive Plan (the 'Annual Plan') is to attract, retain and motivate key employees of the Company and Company Subsidiaries by providing annual performance-based cash awards to executive employees of the Company and Company Subsidiaries who are selected to participate by the Compensation Committee. It became effective commencing October 1, 1996 for the fourth calendar quarter of 1996 and for the calendar year commencing January 1, 1997 subject to stockholder approval at the Company's 1997 annual meeting.

     Participants in the Annual Plan are eligible to receive an immediately payable annual cash performance award ('Annual Performance Award') based on the attainment of specified performance goals established annually by the Compensation Committee. These performance goals will be based on specified criteria selected by the Compensation Committee, which may include but not be limited to, (i) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits of the Company including, without limitation, that attributable to continuing and/or other operations of the Company (or a subsidiary, division or other operational unit of the Company);
(ii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a subsidiary, division or other operational unit of the Company); (iii) the attainment of certain target levels of, or a specified increase in return on invested capital; and/or (iv) the attainment of certain target levels of, or a specified increase in, 'economic value added' targets based on a cash flow return on investment formula of the Company (or any subsidiary, division or other operational unit of the Company).

     It is expected that the Compensation Committee will set for the 1997 plan year, the performance goals applicable to all participants and the individual levels for participation as a percentage of base pay (ranging from 7.7% to 100%). It is expected that the maximum Annual Performance Award attainable by each of the individuals named in the Summary Compensation Table (expressed as a percentage of base salary) will be as follows: Messrs. Landuyt and Lee -- 100% and Messrs. Yocum, Borst and Robbins -- 75%. It is expected that a participant's receipt of the maximum Annual Performance Award will require the attainment of the 'full' performance goals to be established by the Compensation Committee. It is expected that the Compensation Committee will also set minimum 'entry-level' performance goals, which, if attained, would provide for an Annual Performance Award of 20% of the maximum Annual Performance Award target, 'expected' level performance goals which, if attained, would provide for an Annual Performance Award of 60% of the maximum Annual Performance Award, and that for attainments between the 'entry-level,' 'expected' and 'full' performance goals, the Annual Performance Award would reflect the intermediate level attained. Under the Annual Plan, no participant may receive an Annual Performance Award in the event that entry-level performance goals are not met (except as specifically provided in the Annual Plan in the event of a Change in Control (as defined) or certain other circumstances) and no participant may receive an Annual Performance Award in any plan year that exceeds $3,000,000.

     For the fourth calendar quarter of 1996, the Compensation Committee set performance goals for that period utilizing a similar methodology to that to be used for establishing annual levels and participants will be eligible to receive awards based on a pro rata portion of applicable full-year goals.

     It is expected that compensation paid under the Annual Plan for 1997 and thereafter to participants who are 'covered employees' as defined in Section 162(m) of the Code and the applicable regulations thereunder will qualify as tax-deductible pursuant to the performance-based compensation exception provided by Section 162(m) of the Code.

1996 EXECUTIVE LONG-TERM INCENTIVE PLAN

     The 1996 LTIP is an unfunded deferred compensation plan adopted by Hanson Industries in October 1995. No future awards will be made under the 1996 LTIP. Instead, it is expected that future deferred long-term incentive compensation awards will be made under the comparable provisions of the Stock Incentive Plan described below.

     The purpose of the 1996 LTIP is to encourage long-term decision-making that will enhance the economic value of the Company. Participants in the 1996 LTIP are eligible to receive a cash award tied to the 'economic value added' to the Company or, in the case of employees of certain Company Subsidiaries, the 'economic value added' to the relevant Company Subsidiary. The 'economic value added' is measured as the product of (i) the total invested capital (as defined) of the Company, or the relevant Company Subsidiary, and (ii) the difference between (x) gross cash flow (as defined) divided by total invested capital and
(y) the 'estimated cost of capital' of the Company or relevant Company Subsidiary. The 'estimated cost of capital' and the 'economic value added' target levels for the Company and each of the relevant Company Subsidiaries have been established for the three year period 1996-1998 (the '1996 Performance Cycle'). Depending on how actual 'economic value added' over the 1996
Performance Cycle compares with the target levels established by Hanson's Compensation Committee, the participants will be entitled to a 1996 LTIP award of between 0% and 100% of the Annual Performance Award that such executive may receive pursuant to the Annual Plan. As a Director of Hanson, Mr. Landuyt did not participate in the 1996 LTIP for the 1996 Performance Cycle. The maximum 1996 LTIP award for the 1996 Performance Cycle that may be earned by each of the other individuals named in the Summary Compensation Table is as follows: Mr. Lee
 --  $367,500;  Dr.  Yocum  --  $307,500;   Mr.  Borst  --  $327,000;  and   Mr.
Robbins -- $262,500.

     If a participant earns an award under the 1996 LTIP, 50% of the award earned will vest on the day after the end of the 1996 Performance Cycle and will be paid within 90 days of the end of the 1996 Performance Cycle. Payment of the remaining 50% of the award will be deferred and (subject to vesting over a five year period following the end of the 1996 Performance Cycle based on continued employment, subject to certain exceptions) will be paid in five equal annual installments commencing on the first anniversary of the initial payment.

LONG-TERM STOCK INCENTIVE PLAN

     The purpose of the Stock Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company
(i) to offer employees of the Company and Company Subsidiaries stock based incentives and other equity interests in the Company, thereby creating a means to raise the level of stock ownership by employees in order to attract, retain and reward such employees and strengthen the mutuality of interests between employees and the Company's stockholders and (ii) to make equity based awards to non-employee directors, thereby attracting, retaining and rewarding such non-employee directors, and strengthening the mutuality of interests between non-employee directors and the Company's stockholders. A maximum of 3,909,000 shares of Common Stock may be issued or used for reference purposes pursuant to the Stock Incentive Plan. The Stock Incentive Plan provides for the following types of awards: (i) stock options, including incentive stock options and non-qualified stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) performance units; and (v) performance shares. The Stock Incentive Plan also provides for formula grants of Common Stock to non-employee directors as part of their annual retainer, as described under 'Management -- Directors' Meetings, Committees and Fees.'

     In addition to the initial awards of restricted stock to approximately 32 executive officers and senior managers of the Company described below, it is expected that the Compensation Committee, upon the recommendation of management, will annually make awards of restricted stock to senior managers of the Company and Company Subsidiaries that employ the same 'economic value added' performance concepts as will apply to the initial awards of restricted stock and/or to make awards of stock options. Management also plans to recommend to the Compensation Committee that options to acquire Common Stock be granted to other key employees of the Company and the Company Subsidiaries who did not receive awards of restricted stock.

     On October 8, 1996, the Compensation Committee awarded a total of 2,912,317 shares of restricted stock having a potential maximum undiscounted aggregate fair market value on the date of the award (based upon the average of the closing prices of the Common Stock on the NYSE on the first 20 days of 'regular way' trading) of $65 million to 32 executive officers and senior managers of the Company. The individuals named in the Summary Compensation Table received awards of restricted stock with a potential maximum undiscounted fair market value on the date of the award as follows: Mr. Landuyt -- 448,053 shares with a fair market value of $10,000,000; Mr. Lee -- 313,637 shares with a fair market value of $7,000,000; and each of Messrs. Yocum, Borst and Robbins -- 224,026 shares with a fair market value of $5,000,000. The awards provide that (i) 25% of the restricted stock will vest in equal installments (i.e. 8 1/3% of the total award) on each of the third, fourth and fifth anniversaries of the date of the award; (ii) 25% of the restricted stock may be earned based upon the level of achievement of performance goals for a three-year performance period commencing on January 1, 1997 established by the Compensation Committee; (iii) 25% of the restricted stock may be earned based upon the level of achievement of performance goals for a four-year performance period commencing on January 1, 1997 established by the Compensation Committee; and (iv) 25% of the restricted stock may be earned based upon the level of achievement of performance goals for a five-year performance period commencing on January 1, 1997 established by the Compensation Committee. The performance goals employ the same 'economic value added' formula as was established for the 1996 LTIP. The restricted stock awards described in clauses (ii) through (iv) above qualify as performance-based compensation under Section 162(m) of the Code.

     Certain of the restricted stock awards provide that, at the end of the relevant performance period, 50% of the earned performance related portion of the restricted stock award shall fully vest and be released from additional vesting restrictions and that the remainder shall vest in five equal annual installments commencing on the first anniversary of the end of the relevant performance period, subject to forfeiture under certain circumstances. Upon a Change in Control (as defined) or if during a Pre-Change in Control Period (as defined) the executive's employment is terminated by the executive for Good Reason (as defined) or the executive has his employment terminated by the Company without Cause (as defined) or as a result of his death or Disability (as defined), all restricted stock then still subject to forfeiture will immediately vest upon the Change in Control. The restricted stock awards provide that if the executive's employment with the Company or, if applicable, a Company subsidiary, is terminated prior to a Change in Control and not during a Pre-Change of Control Period by reason of his death or Disability (as defined), at the time of such termination there shall vest (i) the unvested shares of restricted stock then subject to time vesting, (ii) any earned unvested award for any completed performance period and, (iii) at the end of the applicable performance period, a pro-rata portion of any earned award for a performance period that has commenced but not yet ended, on the date of such termination. If the executive's employment is terminated by the Company without Cause prior to a Change in Control and not during a Pre-Change in Control Period, there shall vest (i) any earned unvested award for any completed performance period and (ii) at the end of the applicable performance period, a pro-rata portion of any earned award for a performance period that has commenced but not yet terminated on the date of such termination.

RETIREMENT PLANS

     Each of the Company's operating subsidiaries presently sponsors its own pension benefit plans. The Company intends to consider consolidation of such plans.

     Substantially all full-time United States non-union employees of the Company and its Subsidiaries who are at least 21 years old and have completed one year of service with Hanson or the Company or certain of the Company's majority-owned subsidiaries are eligible to participate in their respective retirement plan. Employees will become vested in their benefit under the retirement plans after five years of service. Normal retirement typically will be the later of age 65 or five years of service; however, employees who work beyond their normal retirement age will continue to accrue benefits.

     The following tables set forth the annual benefits upon retirement at age 65, without regard to statutory maximums, for various combinations of final average earnings and lengths of service which would be payable to the individuals named in the Summary Compensation Table under the respective plans in which they participate assuming they retired in 1996 at the age of 65.

Millennium Chemicals Inc. Corporate Retirement Plan

     The following table shows the estimated annual retirement benefits that would be payable to Messrs. Landuyt and Lee under the Company's Corporate Retirement Plan (the 'Corporate Retirement Plan') and the Company's Corporate Supplemental Executive Retirement Plan (the 'Corporate SERP' and, collectively, with the Corporate Retirement Plan, the 'Corporate Plans'). Messrs. Landuyt and Lee have 13 and 14 years of Credited Service, respectively, under the Corporate Plans.

                                CORPORATE PLANS

                                                     ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE SHOWN(2)
            FINAL 5-YEAR                -------------------------------------------------------------------------------
         AVERAGE EARNINGS(1)            5 YEARS    10 YEARS    15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
-------------------------------------   -------    --------    --------    --------    --------    --------    --------

$100,000.............................    13,334      26,668      40,002      53,336      66,670      66,670      66,670
$200,000.............................    26,668      53,336      80,004     106,672     133,340     133,340     133,340
$300,000.............................    40,002      80,004     120,006     160,008     200,010     200,010     200,010
$400,000.............................    53,336     106,672     160,008     213,344     266,680     266,680     266,680
$500,000.............................    66,670     133,340     200,010     266,680     333,350     333,350     333,350
$600,000.............................    80,004     160,008     240,012     320,016     400,020     400,020     400,020
$700,000.............................    93,338     186,676     280,014     373,352     466,690     466,690     466,690
$800,000.............................   106,672     213,344     320,016     426,688     533,360     533,360     533,360
$900,000.............................   120,006     240,012     360,018     480,024     600,030     600,030     600,030
$1,000,000...........................   133,340     266,680     400,020     533,360     666,700     666,700     666,700

------------

(1) Final Average Earnings includes base salary only.

(2) Annual Benefits are computed on the basis of straight life annuity amounts. The pension benefit is calculated as follows: (a) plus (b) multiplied by
    (c), where (a) is Final Average Earnings times 1.95%, (b) is that portion of Final Average Earnings in excess of social security Covered Compensation times .65%, and (c) is years of Credited Service to a maximum of 25 (the 'Corporate Retirement Plan formula'). Annual benefits under the Corporate SERP are calculated as follows: (a) minus (b) multiplied by (c), where (a) is Final Average Earnings times 2.67%, (b) is the Social Security Benefit times 2%, and (c) is years of Credited Service to a maximum of 25. The Corporate SERP benefit is calculated without regard for the limitations set forth in Sections 415 and 401(a)(17) of the Code (the 'Corporate SERP formula'). The net Corporate SERP benefit is the difference between the benefits calculated under the Corporate Retirement Plan formula and the Corporate SERP formula. The Social Security offset is not reflected in the above table. All capitalized terms used in this paragraph and not otherwise defined have the meanings ascribed to them as in the relevant Corporate Plan documents.

Quantum Chemical Retirement Plan

     The following table shows the estimated annual retirement benefits that would be payable to Dr. Yocum under the Pension Plan for Eligible Salaried and Non-Represented Employees of Quantum Chemical (the 'Quantum Retirement Plan') and the Quantum Chemical Supplemental Executive Retirement Plan (the 'Quantum SERP' and, collectively with the Quantum Retirement Plan, the 'Quantum Plans'). Dr. Yocum has 11 years of Credited Service under the Quantum Plans. However, Dr. Yocum's benefits under the Quantum Plans are offset by his accrued benefit under the retirement plan of a former employer.

                                 QUANTUM PLANS

FINAL 5-YEAR                     ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE SHOWN(2)
  AVERAGE        -------------------------------------------------------------------------------------
EARNINGS(1)      5 YEARS     10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
------------     -------     --------     --------     --------     --------     --------     --------

 $   100,000       8,147       16,294       24,440       32,587       40,734       48,881       57,027
 $   200,000      16,897       33,794       50,690       67,587       84,484      101,381      118,277
 $   300,000      25,647       51,294       76,940      102,587      128,234      153,881      179,527
 $   400,000      34,397       68,794      103,190      137,587      171,984      206,381      240,777
 $   500,000      43,147       86,294      129,440      172,587      215,734      258,881      302,027
 $   600,000      51,897      103,794      155,690      207,587      259,484      311,381      363,277
 $   700,000      60,647      121,294      181,940      242,587      303,234      363,881      424,527
 $   800,000      69,397      138,794      208,190      277,587      346,984      416,381      485,777
 $   900,000      78,147      156,294      234,440      312,587      390,734      468,881      547,027
 $ 1,000,000      86,897      173,794      260,690      347,587      434,484      521,381      608,277

------------

(1) Final Average Earnings includes base salary only.

(2) Annual Benefits are computed on the basis of straight life annuity amounts. The pension benefit is calculated as follows: the sum of (a) plus (b) multiplied by (c), where (a) is that portion of final average earnings up to 125% of social security Covered Compensation times 1.4%, (b) is that portion of final average earnings in excess of 125% of social security Covered Compensation times 1.75%, and (c) is Credited Service up to a maximum of 35 years (the 'Quantum Retirement Plan formula'). Annual benefits under the Quantum SERP are calculated in the same manner as the Quantum Retirement Plan except for the inclusion of benefits that would otherwise exceed the maximums provided under Sections 415 and 401(a)(17) of the Code (the 'Quantum SERP formula'). The net Quantum SERP benefit is the difference between the benefits calculated under the Quantum Retirement Plan formula and the Quantum SERP formula. All capitalized terms used in this paragraph and not otherwise defined have the meanings ascribed to them in the relevant Quantum Plan documents.

SCM Chemicals and Glidco Retirement Plans

     The following table shows the estimated annual retirement benefits that would be payable to Mr. Borst under the SCM Chemicals Salaried Employees' Retirement Plan and the SCM Chemicals Supplemental Executive Retirement Plan and to Mr. Robbins under the Glidco Salaried Employees' Retirement plan and the Glidco Supplemental Executive Retirement Plan. The provisions of the two Salaried Employees' Retirement Plans (the 'SCM Retirement Plans') and the two Supplemental Executive Retirement Plans (the 'SCM SERPs' and, collectively with the 'SCM Retirement Plans,' the 'SCM Plans') are virtually identical. Messrs. Borst and Robbins have 12 and 14 years of Credited Service, respectively, under the SCM Plans.

                                   SCM PLANS

FINAL 5-YEAR                     ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE SHOWN(2)
  AVERAGE        -------------------------------------------------------------------------------------
EARNINGS(1)      5 YEARS     10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
------------     -------     --------     --------     --------     --------     --------     --------
 $   100,000       7,500       15,000       22,500       30,000       37,500       45,000       45,000
 $   200,000      15,000       30,000       45,000       60,000       75,000       90,000       90,000
 $   300,000      22,500       45,000       67,500       90,000      112,500      135,000      135,000
 $   400,000      30,000       60,000       90,000      120,000      150,000      180,000      180,000
 $   500,000      37,500       75,000      112,500      150,000      187,500      225,000      225,000
 $   600,000      45,000       90,000      135,000      180,000      225,000      270,000      270,000
 $   700,000      52,500      105,000      157,500      210,000      262,500      315,000      315,000
 $   800,000      60,000      120,000      180,000      240,000      300,000      360,000      360,000
 $   900,000      67,500      135,000      202,500      270,000      337,500      405,000      405,000
 $ 1,000,000      75,000      150,000      225,000      300,000      375,000      450,000      450,000

(1) The SCM Plans' definition of 'earnings' is W-2 pay, excluding severance pay, prizes, awards, grievance settlements, overseas cost of living allowances, relocation allowances, mortgage assistance, executive perquisites, contributions or benefits under any plan of deferred compensation (except salary deferrals under Code Sections 401(k) and 125), and compensation realized under any current or former stock option plan.

(2) Annual benefits are computed on the basis of straight life annuity amounts. The pension benefit is calculated as follows: the sum of (a) minus (b) multiplied by (c), where (a) is Final Average Earnings times 1.5%, (b) is the Social Security Benefit times 1.667%, and (c) is Credited Service up to a maximum of 30 years (the 'SCM Retirement Plan formula'). Annual benefits under the SCM SERPs are calculated in the same manner as the SCM Retirement Plan formula except it includes benefits that would otherwise exceed the maximums provided under Sections 415 and 401(a)(17) of the Code (the 'SCM SERP formula'). The net SCM SERP benefit is the difference between the benefits calculated under the SCM Retirement Plan formula and the SCM SERP formula. The Social Security offset is not reflected in the above table. All capitalized terms used in this paragraph and not otherwise defined have the meanings ascribed to them in the relevant SCM Plan documents.

(3) In addition, certain other retirement benefits may become payable to Mr. Borst pursuant to a prior agreement with Hanson. This agreement provides for a guaranteed minimum level of annual retirement benefits (a percent of final year's pay up to a dollar maximum) that may exceed those benefits described in the formulas above. The guarantees are as follows: retirement at age 62
      -- 25% of Annual Earnings (with a maximum of $129,200), retirement at age 63 -- 30% of Annual Earnings (with a maximum of $203,500), retirement at age 64 -- 35% of Annual Earnings (with a maximum of $243,600) and retirement at age 65 -- 50% of Annual Earnings (with a maximum of $300,000).

CHANGE IN CONTROL AGREEMENTS

     The following is a summary of the change in control agreements (the 'Agreements') that are in effect between each of the five individuals named in the Summary Compensation Table and eight other executive officers of the Company or a Company Subsidiary, on the one hand, and the Company or the Company Subsidiary by which each such executive officer is employed (the 'Employer'), on the other hand. Subject to certain surviving rights, the Agreements will terminate on September 30, 2002, provided, that if a Change in Control (as defined below) has taken place prior to termination of the Agreements, the Agreements shall continue in full force and effect during the two year period after a Change in Control (the 'Post-Change in Control Period'). In addition to providing rights upon a Change in Control (as defined below), the Agreements provide the executives certain rights of indemnification.

     A 'Change in Control' is defined in the Agreements as (i) any person (subject to certain exceptions) becoming the 'beneficial owner' (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's outstanding securities, (ii) during any period of two (2) consecutive years (not including any period prior to the consummation of the Demerger), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
(i), (iii) or (iv) of this clause or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company) whose election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two (2) year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Company; (iii) the merger or consolidation of the Company with any other corporation (subject to certain exceptions), (iv) approval by the Company's stockholders of a plan of complete liquidation of the Company or the sale of all or substantially all of the Company's assets (subject to certain exceptions), or (v) in the case of Messrs. Yocum, Borst and Robbins (x) any person (subject to certain exceptions) becoming the 'beneficial owner' (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the respective subsidiary of which he is chief executive officer representing more than 50% of the combined voting power of its outstanding securities, or (y) the sale of all or substantially all of the assets of such subsidiary (subject to certain exceptions).

     The Agreements provide that if during the 180 day period prior to a Change in Control (the 'Pre-Change in Control Period') or the Post-Change in Control Period (collectively with the Pre-Change in Control Period, the 'Change in Control Protection Period') (i) the executive terminates his or her employment for Good Reason (as defined below), (ii) a Change in Control occurs and during the Post-Change in Control Period the executive, subject to a required 180 day period of continued employment, in certain circumstances, terminates his or her employment for any reason (including death), (iii) the executive's employment is terminated by his or her Employer without Cause or due to disability during the Change in Control Protection Period, or (iv) the executive's employment is terminated by his or her Employer at or after the age of 65 (in certain circumstances) during the Post-Change in Control Period, the executive (or, if applicable, the executive's legal representative) shall be entitled to receive
(w) in a lump sum within five days after such termination (or, if within the Pre-Change in Control Period, within five days after the Change in Control) (1) three times the highest base salary paid within 180 days prior to such termination (provided that if the termination is based on disability, such payment shall be offset by the projected disability benefits to be paid by the Employer or by Employer-provided insurance), and (2) three times the highest annual bonus paid or payable to the executive for any of the previous three completed fiscal years by the Employer (with the bonus for any years prior to the Dividend Payment Date being deemed to equal the executive's maximum bonus target), (x) three years of additional service and compensation credit for pension purposes, (y) three years of the maximum Employer contribution under any type of qualified or nonqualified defined contribution plan; and (z) provision for the executive's and his dependents' health coverage for three years. In addition, if the payment to the executive under the Agreements, together with certain other amounts paid to the executive, exceeds certain threshold amounts and results from a change in ownership as defined in Section 280G(b)(2) of the Code, the Agreements provide that the executive will receive an additional amount to cover the federal excise tax and any interest, penalties or additions to tax with respect thereto on a 'grossed up' basis.

     In the Agreements, 'Cause' is defined as the executive's (i) willful misconduct with regard to the Employer or its affiliates which has a material adverse effect in the aggregate on the Employer and its affiliates taken as a whole, (ii) refusal to follow the proper written direction of the board of directors of the Employer provided that the executive does not believe in good faith that such direction is illegal, unethical or immoral and promptly notifies the appropriate board, (iii) conviction for a felony (subject to certain exceptions), (iv) breach of any fiduciary duty owed to the Employer or its affiliates which has a material adverse effect on the Company and its affiliates taken as a whole or (v) material fraud with regard to the Employer or its affiliates. 'Good Reason' is defined (subject to certain exceptions) as (i) a material diminution in the executive's position, duties or responsibilities from the executive's highest position held during the Pre-Change in Control Period or the assignment of duties or responsibilities inconsistent with such position,
(ii) removal from or the failure of the executive to be re-elected to any of his positions as an officer with the Employer, (iii) relocation of the principal United States executive offices of the Employer to a location more than 25 miles from where they are located at the time of a Change in Control or a relocation by the Employer of executive's principal office away from such principal United States offices,
(iv) if a director during the Pre-Change in Control, executive's removal or failure to be reelected to the Company's Board, (v) a failure to continue the executive as a participant in, or to continue, any bonus program in which executive was entitled to participate within the Pre-Change in Control Period,
(vi) any material breach by a party other than the executive of any provision of the Agreement, (vii) a reduction by the Employer of executive's rate of annual base salary within 180 days prior to a Change in Control or (viii) failure by any successor to the Employer to assume the Agreement.

     It is expected that Messrs. Landuyt, Lee, Yocum, Borst and Robbins will continue to receive annual base salaries of $780,000, $490,000, $410,000, $436,000 and $350,000, respectively, which are the existing rates first established in October 1995, subject to annual review by the Compensation Committee. The Agreements do not apply to a termination of employment outside of the Change in Control Protection Period.

     The Company Subsidiaries presently maintain customary severance policies applicable to their respective employees.

     In addition to the Agreements, approximately 45 executive officers and management employees of the Company and the Company Subsidiaries have agreements with their respective employer which provide severance protection upon a Change in Control substantially similar to that provided by the Agreements, except that
(i) amounts payable and benefits provided will be determined by a multiple of two rather than three and the payments thereunder will be subject to the limitations of Section 280G(b)(2) of the Code, (ii) the definitions of 'Cause' and 'Good Reason' in certain instances will have differences that afford the Employer broader rights, and (iii) the rights of the executive upon a Change in Control will in certain instances be less.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

     The following table, which is based upon information provided to the Company, sets forth the beneficial ownership of Common Stock by each of the directors, each of the executive officers named in the Summary Compensation Table and all directors and executive officers as a group as of November 1, 1996. Based upon information available to the Company, as of the date of this Prospectus no person is believed to own beneficially more than 5% of the outstanding Common Stock.

                                                                                 NUMBER OF SHARES
                                                                                   BENEFICIALLY         % OF SHARES
                                     NAME                                             OWNED             OUTSTANDING
------------------------------------------------------------------------------   ----------------       -----------
William M. Landuyt............................................................         449,770(a)            *

Robert E. Lee.................................................................         315,169(b)            *

The Rt. Hon. Kenneth Baker CH MP..............................................             742(c)            *

Worley H. Clark...............................................................             813(c)            *

Martin D. Ginsburg............................................................             671(c)            *

The Rt. Hon. The Lord Glenarthur..............................................             971(c)            *

David J.P. Meachin............................................................             671(c)            *

Martin G. Taylor..............................................................           9,242(c)            *

Donald V. Borst...............................................................         228,641(d)            *

George W. Robbins.............................................................         226,845(e)            *

Ronald H. Yocum...............................................................         224,587(f)            *

All directors and executive officers as a group (18 persons)..................       1,909,556             2.5%

------------

 * Represents less than 1%.

 (a) Includes 448,053 shares of restricted Common Stock awarded under the Stock Incentive Plan, of which 336,040 are subject to vesting pursuant to performance criteria and the remainder of which are subject to time vesting; 306 shares of Common Stock held in the Company's 401(k) plan for Mr. Landuyt's account as of September 30, 1996; and 885 shares of Common Stock held in Mr. Landuyt's spouse's name.

 (b) Includes 313,637 shares of restricted Common Stock awarded under the Stock Incentive Plan, of which 235,406 are subject to vesting pursuant to performance criteria and the remainder of which are subject to time vesting; 392 shares of Common Stock held in the Company's 401(k) plan for Mr. Lee's account as of September 30, 1996; 6 shares of Common Stock owned directly by Mr. Lee's wife, as to which Mr. Lee disclaims beneficial ownership; and 3 shares of Common Stock owned directly by Mr. Lee's son, as to which Mr. Lee disclaims beneficial ownership.

 (c) Includes 671 shares awarded under the Stock Incentive Plan.

 (d) Includes 224,026 shares of restricted Common Stock awarded under the Stock Incentive Plan, of which 168,020 are subject to vesting pursuant to performance criteria and the remainder of which are subject to time vesting; and 3,754 shares of Common Stock held in the Company's 401(k) plan for Mr. Borst's account as of September 30, 1996.

 (e) Includes 224,026 shares of restricted Common Stock awarded under the Stock Incentive Plan, the 168,020 are subject to vesting pursuant to performance criteria and the remainder of which are subject to time vesting; 1,600 shares of Common Stock held in the Company's 401(k) plan for Mr. Robbin's account as of September 30, 1996; and 71 shares of Common Stock held in a trust of which Mr. Robbins is trustee, as to which Mr. Robbins disclaims beneficial ownership.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (f) Includes 224,026 shares of restricted Common Stock awarded under the Stock Incentive Plan, of which 168,020 are subject to vesting pursuant to performance criteria and the remainder of which are subject to time vesting; and 206 shares of Common Stock held in the Company's 401(k) plan for Dr. Yocum's account as of September 30, 1996.

                            ------------------------
     Stock ownership guidelines have been established for the 32 executive officers and senior managers of the Company and Company subsidiaries who received awards of restricted stock shortly after the Demerger. Under these guidelines, these individuals are expected to achieve, within a five year period, targeted ownership levels of Common Stock requiring personal investments ranging from 75% of annual base salary to 300% of annual base salary. See 'Executive Compensation -- Company Stock Ownership Guidelines.'


                         DESCRIPTION OF THE SECURITIES

     The following is a description of the Notes and Debentures offered hereby. Unless otherwise specified, the description applies to all of the Securities.

     The Securities will be issued under the indenture to be dated as of November , 1996 (the 'Indenture'), among the Issuer, the Company and The Bank of New York, as trustee (the 'Trustee'). The Securities will be issued in two series as the % Senior Notes due November , 2006 and the % Senior Debentures due November , 2026, which will rank pari passu with each other. Each series of Securities will bear interest at the respective rates per annum set forth in ' -- Maturity, Principal and Interest.' The Securities will be irrevocably and unconditionally guaranteed by the Company. See ' -- Guarantees.'

     The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the 'Trust Indenture Act'). The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Trust Indenture Act for a statement of those terms. A copy of the Indenture has been filed as an exhibit to the Registration Statement, of which this Prospectus is a part.

     The following summary of certain provisions of the Indenture does not purport to be complete and is subject to the provisions of the Indenture and the Securities, including the definitions therein of certain terms used below. Capitalized terms used in this section and not otherwise defined in this section have the respective meanings assigned to them in the Indenture. Unless otherwise indicated, all references in this section to (i) the Company are to Millennium Chemicals Inc. and not to its subsidiaries and (ii) the Issuer are to Millennium America Inc. and not to its subsidiaries.

RANKING

     The Securities and the Guarantees will be unsecured senior obligations of the Issuer and the Company, respectively, and will rank pari passu with all other existing and future unsecured and unsubordinated indebtedness of, and will be senior in right of payment of principal and interest to all subordinated indebtedness of, the Issuer and the Company, respectively. The Securities and the Guarantees will be effectively subordinated to (i) all existing and future secured indebtedness of the Issuer and the Company, to the extent of the value of the assets securing such indebtedness, (ii) all existing and future indebtedness (including guarantees) of any subsidiaries of the Issuer and of the Company (other than the Issuer) and (iii) all existing and future guarantees by the subsidiaries of the Issuer and of the Company (other than the Issuer) of the Issuer's and the Company's indebtedness.

     Each of the Issuer and the Company are holding companies that operate through subsidiaries. Accordingly, the ability of each of the Issuer and the Company to service their indebtedness, including the Securities, is dependent upon the cash flow and ability to pay dividends of their respective subsidiaries. The Issuer's and the Company's rights and the rights of their respective creditors, including Holders of the Securities, to participate in the assets of any subsidiary upon such subsidiary's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors.

     At September 30, 1996, on a pro forma basis after giving effect to the Demerger Transactions, the Tender Offer and the Offering, the Issuer (on a consolidated basis) had indebtedness of approximately $2.5 billion, of which $51 million represented indebtedness of its subsidiaries. The Company (on a consolidated basis) had additional indebtedness of $40 million, all of which represented indebtedness of subsidiaries other than the Issuer and its subsidiaries.

     The Indenture does not (i) restrict the incurrence of additional unsecured indebtedness by the Company or the Issuer (although it does restrict the incurrence of additional unsecured indebtedness by certain subsidiaries of the Issuer); (ii) prohibit a consolidation, merger, sale of assets, dividend or other similar transaction that may adversely affect the creditworthiness of the Company or the Issuer or the successor or combined entity of either thereof;
(iii) prohibit a change in control of the Company or the Issuer; or (iv) restrict a highly leveraged transaction involving the Company or the Issuer.

MATURITY, PRINCIPAL AND INTEREST

     The Securities will be issued in the aggregate principal amount, bear interest at the rate per annum and have the stated maturity of principal as follows:

                                   PRINCIPAL
SERIES                               AMOUNT         INTEREST RATE       STATED MATURITY
------------------------------    ------------     ---------------     -----------------

Notes                             $500,000,000                    %    November   , 2006
Debentures                        $250,000,000                    %    November   , 2026

     The Securities will bear interest at  the rate shown above until  maturity,
payable  semi-annually in arrears on           and                 of each year,
commencing                 ,  1997 to the persons who are registered Holders  of
Securities  at the close of business on the         or               immediately
preceding such interest payment date. The Indenture provides that interest on the Securities will be computed on the basis of a 360-day year of twelve 30-day months. Principal of, and interest on, the Securities will be payable in immediately available funds, and, subject to the terms of the Indenture and the limitations applicable to Global Securities, the Securities will be exchangeable and transferable at an office or agency of the Issuer, one of which will be maintained for such purpose in The City of New York (which initially will be the Corporate Trust Office of the Trustee) or such other office or agency permitted under the Indenture; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the person entitled thereto as shown on the Security Register on the Regular Record Date. The Securities will be issued only in registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of Securities, except for any tax or other governmental charge that may be imposed in connection therewith.

     Settlement for the Securities will be made by the Underwriters in immediately available funds. All payments of principal of, and interest on, the Securities will be made by the Issuer to the Paying Agent in immediately available funds. The Securities will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading for the Securities will therefor settle in immediately available funds.

GUARANTEES

     Pursuant to the Guarantees, the Company irrevocably and unconditionally will guarantee the performance of the Issuer under the Securities and the punctual payment when and as due, whether upon maturity, acceleration, call for redemption or otherwise, of principal of, and interest on, the Securities.

     The Company will be released from the Guarantees, and the Guarantees will terminate, if the obligations of the Issuer under the Indenture are assumed by an acquiring or successor Person (that is
not   a  direct  or  indirect  Subsidiary   of  the  Company)  pursuant  to  the
consolidation, merger and sale provisions of the Indenture. See ' -- Consolidation, Merger and Certain Sales of Assets.' (Section 1101)

REDEMPTION

     Except as noted below, the Securities are not subject to redemption by the Issuer prior to maturity.

     If, as the result of any change in or any amendment to the laws, including any applicable double taxation treaty or convention, of the United Kingdom (or any Other Jurisdiction, as defined below under ' -- Payment of Additional Amounts'), or of any political subdivision or taxing authority thereof, affecting taxation, or any change in the application or interpretation of such laws, double taxation treaty or convention, which change or amendment becomes effective on or after the original issuance date of any series of Securities (or such later date on which any assignee of the Issuer, the Company or any successor corporation to the Issuer or the Company becomes such), it is determined by the Issuer, the Company or such assignee (which terms, for purposes of the remainder of this paragraph, include any successor thereto) that
(i) the Issuer, the Company or an assignee, would be required to make additional payments in respect of principal or interest on the next succeeding date for the payment thereof, or (ii) based upon an opinion of independent counsel to the Issuer, the Company or an assignee, as a result of any action taken by any taxing authority of, or any action brought in a court of competent jurisdiction in, the United Kingdom (or an Other Jurisdiction) or any political subdivision or taxing authority thereof or therein (whether or not such action was taken or brought with respect to the Issuer, the Company or its assignee), which action is taken or brought on or after the original issuance date of such series (or, in certain circumstances, such later date on which a corporation becomes an assignee), the circumstances described in clause (i) would exist, the Issuer may, at its option, redeem such series of Securities in whole at any time at a redemption price (the 'Tax Redemption Price') equal to 100% of the principal amount thereof plus accrued interest to the date fixed for redemption. (Section
1301)

RESTRICTIVE COVENANTS

  Limitation on Liens

     The Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, issue, incur, create, assume or guarantee any Debt secured by a mortgage, lien, pledge or other encumbrance (a 'Lien') upon any Restricted Property ('Secured Debt') without effectively and concurrently providing that the Securities (and, if the Issuer shall so determine, any other Debt that is not subordinate in right of payment to the Securities) shall be secured equally and ratably with (or prior to) such Debt so long as such Debt shall be so secured. This restriction will not apply to:

     (i)      Liens existing on the date of the Indenture;
     (ii)     Liens affecting property of a Person existing at  the time it becomes a Restricted Subsidiary or  at the time it is merged into or consolidated with the Issuer or a Restricted Subsidiary or at the time of  a  sale,  lease or  other  disposition  of the  properties  of  such Person  as  an  entirety or substantially as an entirety to the Issuer or a Restricted Subsidiary;
     (iii)    Liens on property existing at the time of acquisition or lease thereof or incurred to secure payment of all or part of the purchase price thereof or to secure Debt incurred prior to, at the time of, or within 185 days  after the acquisition  for the  purpose of financing  all or part  of the  purchase price;
     (iv)     Liens  on property to secure all  or part of the cost of  construction or improvements thereon or to secure Debt  incurred prior  to,  at the  time  of, or  within 185  days  after completion  of  such construction or making of such improvements, to provide funds for any such purpose;
     (v)      Liens  securing Debt of the  Issuer or any Restricted  Subsidiary owing to the  Issuer or to another
              Restricted Subsidiary;
     (vi)     Liens required by  any contract or  statute in  order to permit  the Issuer or  its Subsidiaries  to perform  any  contract or  subcontract made  by it  with  or at  the request  of the  United States,

              any State of the United States, another country or any department, agency or instrumentality of  the foregoing;
     (vii)    Liens securing only the Securities and/or the Guarantees;
     (viii)   Liens  to  secure bids, tenders, contracts (other than  contracts  for  the  repayment  of  borrowed money),  leases,  statutory  obligations,  surety  and  appeal bonds, performance or return-of-money bonds,  progress  payments,  customs duties and other  obligations  of like  nature arising  in  the ordinary course of business; and
     (ix)     Any extension, renewal, refinancing, refunding  or replacement (or successive extensions,  renewals, refinancings,  refundings or replacements) of any  Lien or Debt secured by  any Lien, in whole or in part, that is referred to in the foregoing  clauses (i) through (viii); provided, however, that  the principal  amount of Debt  so secured pursuant  to this clause  (ix) shall not  exceed the principal amount of  Debt so  secured (plus  the  aggregate amount  of premiums,  other payments,  costs,  and expenses  required to be paid  or incurred in connection  with such extension, renewal, refinancing, refunding or  replacement)  at  the time  of  such  extension, renewal,  refinancing,  refunding  or replacement,  and  that such  extension,  renewal, refinancing,  refunding  or replacement  shall be limited to all or the part of the property (including improvements, alterations and repairs on  such property)  subject to the encumbrance  so extended, renewed, refinanced,  refunded or replaced (plus improvements, alterations and repairs on such property).

     In addition, the Issuer and any Restricted Subsidiary may, without securing the Securities, issue, incur, create, assume or guarantee Secured Debt in an aggregate principal amount which, together with (without duplication) (a) the aggregate principal amount of all other Secured Debt of the Issuer and the Restricted Subsidiaries (other than Debt permitted to be secured under the provisions described in clauses (i) through (ix) inclusive, above), (b) the aggregate Value of Sale and Lease-Back Transactions of the Issuer and the Restricted Subsidiaries (other than Sale and Lease-Back Transactions permitted under the provisions described in clauses (i) and (ii) under ' -- Limitation on Sale and Lease-Back Transactions'), and (c) the aggregate principal amount of all Funded Debt of the Restricted Subsidiaries (other than Funded Debt permitted to be incurred under the provisions described in clauses (i) through (vii) inclusive under ' -- Limitation on Restricted Subsidiary Funded Debt'), does not at the time of such incurrence exceed 15% of Consolidated Net Tangible Assets. (Section 1007)

     The term 'Consolidated Net Tangible Assets' means, at any date of determination, the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long term debt), and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, purchased technology, patents, unamortized debt discount and other like intangible assets, all as set forth on the most recent balance sheet of the Issuer and its consolidated Subsidiaries, computed in accordance with GAAP.

     The term 'Debt' means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed (other than letters of credit), (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) every obligation of such Person issued or assumed as the deferred purchase price of property or services, if and to the extent that such obligation would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), and (iv) every obligation of the type referred to in clauses (i) through (iii) above of another Person and all Debt of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.

     The term 'Person' means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     The term 'Restricted Property' means (i) any land, land improvements, buildings and fixtures (to the extent they constitute real property interests, including any leasehold interest therein) constituting a principal corporate office or a manufacturing, distribution or warehouse facility (other than such as are determined in good faith by the Board of Directors of the Issuer to be immaterial to the total business conducted by the Issuer and the Restricted Subsidiaries as a whole) and (ii) any shares of capital stock or indebtedness of a Restricted Subsidiary.

     The term 'Restricted Subsidiary' means any Subsidiary of the Issuer which owns Restricted Property and is organized under the laws of a jurisdiction in the United States.

     The term 'Subsidiary' means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

  Limitation on Sale and Lease-Back Transactions

     The Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any Person (other than the Issuer or a Restricted Subsidiary), providing for the leasing to the Issuer or a Restricted Subsidiary for a period of more than three years of any Restricted Property which has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person or to any other Person (other than the Issuer or a Restricted Subsidiary), to which funds have been or are to be advanced by such Person on the security of the leased property (each such arrangement, a 'Sale and Lease-Back Transaction') unless:

     (i)    The Issuer or such Restricted Subsidiary applies or commits  to apply an amount equal to the Value  of such  Sale  and Lease-Back  Transaction to  the repayment,  redemption or  retirement (other  than any mandatory repayment, redemption or retirement or by way of payment at maturity) within 185 days of the effective date  of such  Sale and  Lease-Back Transaction  of Debt  of the  Issuer or  any  Restricted
            Subsidiary which by its terms (a) matures at (or is extendible or renewable, at the sole option of the obligor  without the consent of the obligee, to) a date more than 12 months after the date of creation of such Debt, and (b) is not subordinated to the Securities or the Guarantees; or
     (ii)   The Issuer or such Restricted Subsidiary applies the net proceeds of the sale to investment in another
            Restricted Property within 185 days prior or subsequent to such sale.

     In addition, the Issuer and any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction with a Value which, together with (without duplication) (a) the aggregate Value of all other Sale and Lease-Back Transactions of the Issuer and the Restricted Subsidiaries (other than Sale and Lease-Back Transactions permitted under the provisions described in clauses (i) and (ii) above), (b) the aggregate principal amount of all Secured Debt of the Issuer and the Restricted Subsidiaries (other than Debt permitted to be secured under the provisions described in clauses (i) through (ix) inclusive under ' -- Limitation on Liens'), and (c) the aggregate principal amount of all Funded Debt of the Restricted Subsidiaries (other than Funded Debt permitted to be incurred under the provisions described in clause (i) through (vii) inclusive under ' -- Limitation on Restricted Subsidiary Funded Debt'), does not at the time of entering into exceed 15% of Consolidated Net Tangible Assets. (Section
1008)

     The term 'Value' means, with respect to a Sale and Lease-Back Transaction, at the time of determination, the amount equal to the greater of (a) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction and (b) the fair value of such property at the time of entering into such Sale and Lease-Back Transaction; for purposes of clause
(b) of this sentence, fair value shall be determined by the Board of Directors of the Issuer in its good faith judgment.

  Limitation on Restricted Subsidiary Funded Debt

     The Indenture provides that the Issuer will not permit any Restricted Subsidiary to issue, incur, create, assume or guarantee any Funded Debt. This restriction will not apply to:

          (i) Funded Debt of any Restricted Subsidiary existing on the date of the Indenture;

          (ii) Funded Debt of a Person existing at the time it becomes a Restricted Subsidiary or at the time it is merged into or consolidated with a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such Person as an entirety or substantially as an entirety to a Restricted Subsidiary;

          (iii) Funded Debt incurred prior to, at the time of, or within 185 days after the acquisition of property or assets for the purpose of financing all or part of the purchase price;

          (iv) Funded Debt incurred prior to, at the time of, or within 185 days after the construction, improvement or development of property or assets to provide funds for any such purpose;

          (v) Funded Debt owing by a Restricted Subsidiary to the Issuer or another Restricted Subsidiary;

          (vi) Funded Debt of a Restricted Subsidiary (a) that serves as a cash management company for the Issuer and its Subsidiaries and has no other material operations or business, (b) that, for every transfer of funds to it, records a corresponding liability on its books and records to the transferor thereof, and (c) whose assets will not materially exceed its liabilities; and

          (vii) Any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements) of any Funded Debt referred to in any of the foregoing clauses (i) through (vi); provided, however, that the principal amount of the Funded Debt incurred pursuant to this clause (vii) shall not exceed the principal amount of Funded Debt so extended, renewed, refinanced, refunded or replaced (plus the aggregate amount of premiums, other payments, costs and expenses required to be paid or incurred in connection with such extension, renewal, refinancing, refunding or replacement) at the time of such extension, renewal, refinancing, refunding or replacement.

          In addition, a Restricted Subsidiary may issue, incur, create, assume or guarantee Funded Debt in an aggregate principal amount which, together with (without duplication) (a) the aggregate principal amount of all other Funded Debt of the Restricted Subsidiaries (other than Funded Debt permitted to be incurred under the provisions described in clauses (i) through (vii) inclusive above), (b) the aggregate principal amount of all Secured Debt of the Issuer and the Restricted Subsidiaries (other than Debt permitted to be secured under the provisions described in clauses (i) through (ix) inclusive under ' -- Limitation on Liens'), and (c) the aggregate Value of Sale and Lease-Back Transactions (other than Sale and Lease-Back Transactions described in clauses (i) and (ii) under ' -- Limitation on Sale and Lease-Back Transactions'), does not at the time of such incurrence exceed 15% of Consolidated Net Tangible Assets. (Section
     1009)

          The term 'Funded Debt' means Debt that by its terms (i) matures more than one year from the date of original issuance or creation or (ii) matures within one year from such date, but is renewable or extendible at the option of the obligor to a date more than one year from such date.

CONSOLIDATION, MERGER AND CERTAIN SALES OF ASSETS

     The Indenture provides that the Issuer may merge or consolidate with or into any other Person or sell or convey all or substantially all of its property to any Person in a single transaction or a series of transactions, if (i) (a) in the case of a merger or consolidation, the Issuer is the surviving Person or (b) in the case of a merger or consolidation where the Issuer is not the surviving Person and in the case of such a sale or conveyance, the successor or acquiring Person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and expressly assumes the due and punctual payment of the principal of, and interest on, the Securities and the performance and observance of all of the covenants and conditions of the Indenture to be performed and observed by the Issuer and (ii) no default in the performance of any covenant or condition of the Indenture shall arise as a result of such merger or consolidation, or such sale or conveyance. In the event a successor Person assumes the obligations of the Issuer, such successor Person shall succeed to and be substituted for the Issuer under the Indenture and under the Securities and all obligations of the Issuer shall terminate. In addition, if the acquiring or successor Person is not a direct or indirect Subsidiary of the

Company, the obligations of the Company under the Guarantees will terminate and be of no further force and effect.

     The Indenture also provides that the Company may merge or consolidate with or into any other Person or sell or convey all or substantially all of its property to any Person in a single transaction or a series of transactions, if
(i) (a) in the case of a merger or consolidation, the Company is the surviving Person or (b) in the case of a merger or consolidation where the Company is not the surviving Person and in the case of such a sale or conveyance, the successor or acquiring Person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and expressly assumes the Guarantees and the performance and observance of all of the covenants and conditions of the Indenture to be performed and observed by the Company and (ii) no default in the performance of any covenant or condition of the Indenture shall arise as a result of such merger or consolidation, or such sale or conveyance. In the event a successor Person assumes the obligations of the Company, such successor Person shall succeed to and be substituted for the Company under the Guarantees and all obligations of the Company under the Indenture and the Guarantees shall terminate. (Sections 801 and 802)

     Although there is a developing body of case law interpreting the phrase 'substantially all,' as used in Section 909 of the New York Business Corporation Law, there is no precise established definition of the phrase as used in indentures under applicable New York law. Accordingly, the circumstances under which a holder of the Securities would be able to prove a violation of the foregoing covenant as a result of a sale, conveyance, transfer or lease or other disposition of less than all of the assets of the Company or the Issuer to another Person are uncertain.

EVENTS OF DEFAULT

     The Indenture defines an Event of Default with respect to the Securities as being any one of the following events:

     (i)     Default for 30 days in payment of any interest installment on the Securities when due and payable;
     (ii)    Default in payment of principal of, or Tax Redemption Price or Additional Amounts in respect of,  the
             Securities when due and payable;
     (iii)   Default  for 60 days, after notice to the Company and the Issuer by the Trustee or to the Company and
             the Issuer and  the Trustee by  Holders of not  less than 25%  in aggregate principal  amount of  the outstanding  Securities at any one  time, in performance of  any other covenant of  the Issuer or the
             Company in the Indenture;
     (iv)    Default resulting in acceleration of maturity of any Debt (other than the Securities) of the Company, the Issuer, any  material Subsidiary of  the Company  existing on the  date of the  Indenture or  any material  Subsidiary  of the  Issuer  in an  amount  aggregating in  excess  of $20,000,000,  if such acceleration has not been rescinded or  annulled within 30 days after  notice to the Company and  the
             Issuer  by the Trustee or  to the Company and the  Issuer and the Trustee by  the Holders of not less than 25% in aggregate principal amount of the outstanding Securities at any one time;
     (v)     The rendering of  a final  judgment or  judgments (not  subject to  appeal) against  the Issuer,  the
             Company, any material Subsidiary of the Company existing on the date of the Indenture or any material
             Subsidiary  of the  Issuer in an  aggregate amount in  excess of $50,000,000,  which remain unstayed, undischarged or unbonded for a period of 60 days thereafter; and
     (vi)    Certain events in bankruptcy, insolvency or reorganization  with respect to the Issuer, the  Company, any  material  Subsidiary of  the Company  existing  on the  date of  the  Indenture or  any material
             Subsidiary of the Issuer. (Section 501)

     In case an Event of Default shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding may declare the principal and interest on all the Securities to be due and payable. Upon such declaration, such principal and interest shall be due and payable immediately. Any Event of Default may be waived by the Holders of a majority of the aggregate principal amount of the outstanding Securities, except in the case of a failure to pay principal of or interest on, or the Tax Redemption Price or Additional Amounts with respect to, the Securities. (Section 502)

     The Indenture requires the Issuer and the Company to file annually with the Trustee an Officers' Certificate as to the absence of certain defaults under the terms of the Indenture. The Indenture provides that the Trustee may withhold notice to the Holders of the Securities of any default (except in payment of principal, interest, Tax Redemption Price or Additional Amounts) if it considers it in the interest of the Holders of the Securities to do so. (Sections 1011 and
602)

     Subject to the provisions of the Indenture relating to the duties of the Trustee, including its duty to act with the required standard of care, in case an Event of Default shall occur and be continuing, the Indenture provides that the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the Holders of the Securities unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for indemnification and certain other rights of the Trustee, the Indenture provides that the Holders of a majority in principal amount of the outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Sections 603 and 512)

MODIFICATION AND WAIVER

     Modifications of, and amendments to, the Indenture, the Securities and the Guarantees may be made by the Issuer, the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Security affected thereby: (i) extend the fixed maturity of the Securities, or reduce the rate or extend the time of payment of interest thereon, (ii) reduce the principal amount, the interest, the Additional Amounts or the Tax Redemption Price, (iii) change the currency in which the Securities are payable, and (iv) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security. The Company may not be released from the Guarantees (except as specifically provided for in the Indenture) without the consent of not less than 90% in aggregate principal amount of the Securities. See also ' -- Guarantees' and ' -- Consolidation, Merger and Certain Sales of Assets.' (Section 902)

     Modifications of, and amendments to, the Indenture, the Securities and the Guarantees may be made by the Trustee without the consent of any Holder of the Securities or the Issuer or the Company, to, among other things, cure any ambiguity, defect or inconsistency, provide for the assumption of the Issuer's or the Company's obligations to the Holders of Securities as contemplated above under ' -- Consolidation, Merger and Certain Sales of Assets,' or make any change that does not materially adversely affect the rights of any Holder of the Securities. (Section 901)

SATISFACTION AND DISCHARGE; DEFEASANCE

     The Issuer may terminate its obligations under the Indenture and the Company's obligations under the Guarantees by, among other things, delivering all outstanding Securities to the Trustee for cancellation and paying or causing to be paid all sums payable under the Indenture and the Securities. (Section
401)

     In addition, the Issuer may, at any time following the 91st day after the applicable conditions set forth below have been satisfied, terminate (i) all its obligations under the Securities and the Indenture ('legal defeasance option') and the Company's obligations under the Indenture and the Guarantees or (ii) its obligations and the Company's obligations, in each case, to comply with certain restrictive covenants as described under 'Restrictive Covenants -- Limitation on Liens,' 'Restrictive Covenants -- Limitation on Sale and Lease-Back Transactions,' 'Restrictive Covenants -- Limitation on Restricted Subsidiary Funded Debt' and ' -- Consolidation, Merger and Certain Sales of Assets' ('covenant defeasance option'). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. (Sections 1202 and 1203)

     The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

     (i)     The Issuer irrevocably deposits  with the Trustee  as trust funds in  trust, specifically pledged  as security  for, and dedicated solely to, the benefit of the holders of the Securities (a) money or (b)

                                       76

             U.S. government obligations, which through the payment  of interest and principal in respect  thereof in accordance with their terms will provide (without any reinvestment of such interest or principal), not  later than one day before the due date of any  payment, money, in an amount, in the opinion of a nationally recognized firm  of independent public  accountants expressed in  a written  certification thereof  delivered to  the Trustee at  or prior to  the time of  such deposit, sufficient  to pay and discharge each installment of principal  and interest on the outstanding Securities on the dates such installments of principal and interest are or may become due;
     (ii)    No Default or Event of Default  with respect to the Indenture  or the Securities shall have  occurred and be continuing on the date of such deposit, as evidenced to the Trustee in a certificate of a duly authorized  officer of the Issuer (an 'Officer's  Certificate') delivered to the Trustee concurrently with such deposit;
     (iii)   The Issuer delivers to the Trustee an opinion of legal counsel who shall be acceptable to the Trustee
             (an 'Opinion of Counsel') to the effect that the trust arising from such deposit shall not constitute an 'investment company' under the  Investment Company Act of 1940,  or such trust shall be  qualified under such Act or exempt from regulation thereunder;
     (iv)    In  the case of the legal defeasance option, the Issuer delivers to the Trustee an Opinion of Counsel stating that (a) the Issuer has received a ruling from the Internal Revenue Service, or (b) since the date of the Indenture there  has been a change  in the applicable Federal  income tax law, in  either case,  to the effect that, and based thereon such  Opinion of Counsel shall confirm that, the Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same  manner and at the same times as would have been the case if such defeasance had not occurred;
     (v)     In  the case  of the covenant  defeasance option, the  Issuer delivers  to the Trustee  an Opinion of
             Counsel to the effect that the Holders of the Securities will not recognize income, gain or loss  for
             Federal  income tax purposes as a  result of such covenant defeasance  and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the  case if such covenant defeasance had not occurred;
     (vi)    The  Issuer has paid or duly provided for payment of  all amounts then due to the Trustee pursuant to the terms of the Indenture; and
     (vii)   The Issuer has  delivered to the  Trustee an Officer's  Certificate and an  Opinion of Counsel,  each stating  that all conditions precedent to the defeasance of the Securities have been complied with as required by the Indenture. (Section 1204)

PAYMENT OF ADDITIONAL AMOUNTS

     The Indenture provides that any amounts paid, or caused to be paid, by the Company or its assignee (or any successor to the Company or such assignee) under the Guarantees, or paid by any successor to the Issuer under the Indenture, will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the United Kingdom (including any political subdivision or taxing authority thereof) or the jurisdiction of incorporation or residence (other than the United States or any political subdivision thereof) of any assignee of the Company or any successor to the Issuer or the Company, or any political subdivision or taxing authority thereof (an 'Other Jurisdiction'), or, if deduction or withholding of any taxes, levies, imposts or other governmental charges shall at any time be required by the United Kingdom or an Other Jurisdiction, the Company, its assignee or any relevant successor will (subject to timely compliance by the Holders or beneficial owners of the relevant Securities with any relevant administrative requirements) pay, or cause to be paid, such additional amounts ('Additional Amounts') in respect of principal or interest as may be necessary in order that the net amounts paid to the Holders of the Securities or the Trustee under the Indenture, as the case may be, pursuant to the Indenture or the Guarantees, after such deduction or withholding, shall equal the respective amounts of principal and interest, as specified in the Securities, to which such Holders or the Trustee are entitled; provided, however, that the foregoing shall not apply to (i) any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for the fact that the Holder or beneficial owner of the relevant Security is or has been a domiciliary, national or resident of, engages or has been engaged in business, maintains or has maintained a permanent establishment, or is or has been physically present in, the United Kingdom or an Other Jurisdiction, or otherwise has or has had some connection with the United Kingdom or an Other
Jurisdiction (other than the holding or ownership of a Security, or the collection of principal of, and interest on, or the enforcement of, a Security or Guarantee), (ii) any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Security was presented more than thirty days after the date such payment became due or was provided for, whichever is later, (iii) any present or future taxes, levies, imposts or other governmental charges which are payable otherwise than by deduction or withholding from payments on or in respect of the relevant Security or Guarantee, (iv) any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for the failure to comply, on a sufficiently timely basis, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United Kingdom or an Other Jurisdiction or any other relevant jurisdiction of the Holder or beneficial owner of the relevant Security, if such compliance is required by a statute or regulation of the United Kingdom or an Other Jurisdiction, or by a relevant treaty, as a condition to relief or exemption from such taxes, levies, imposts or other governmental charges, (v) any present or future taxes, levies, imposts or other governmental charges (A) which would not have been so imposed, assessed, levied or collected if the beneficial owner of the relevant Security had been the Holder of such Security, or (B) which, if the beneficial owner of such Security had held the Security as the Holder of such Security, would have been excluded pursuant to clauses (i) through (iv) above, or (vi) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge.

     The Indenture does not provide for the payment of additional amounts with respect to the Indenture or the Guarantees due to any deduction or withholding requirement imposed by any governmental unit other than the United Kingdom or an Other Jurisdiction (including any taxing authority or political subdivision thereof). (Section 301)

PROVISION OF INFORMATION TO HOLDERS OF THE SECURITIES

     So long as any of the Notes or Debentures are outstanding, the Company shall file with the Commission, and shall provide to the Trustee, and upon written request, the Holders of such Securities and prospective holders of such Securities, with copies of the annual reports, quarterly reports and other information, documents and reports that are or would be required to be filed with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act, without cost to the Trustee, such Holders or such prospective holders. In the event that the Company is not permitted to file such documents with the Commission, the Company shall file such documents with the Trustee and, upon written request, provide Holders of such Securities and prospective holders of such Securities copies thereof, without cost to such Holders or prospective holders. (Section 1010)

NO PERSONAL LIABILITY OF OFFICERS, DIRECTORS, EMPLOYEES OR STOCKHOLDERS

     No officer, director, employee or stockholder, as such, of the Issuer, the Company or any of their respective Affiliates shall have any personal liability in respect of the obligations of the Issuer or the Company under the Guarantees, the Securities or the Indenture by reason of his, her or its status as such. (Section 118)

BOOK-ENTRY; DELIVERY AND FORM

     Each of the Notes and the Debentures will be issued in the form of one or more fully registered certificates registered in the name of Cede & Co., the nominee of DTC. Except as provided below, owners of beneficial interests in the certificates for the Securities registered in the name of DTC ('Global Securities') will not be entitled to have the Global Securities registered in their names and will not receive or be entitled to receive physical delivery of the Global Securities in definitive form. Unless and until definitive Securities are issued to owners of beneficial interests in the Global Securities, such owners of beneficial interests will not be recognized as Holders of the Securities by the Trustee. Hence, until such time, owners of beneficial interests in the Global Securities will only be able to exercise the rights of Holders indirectly through DTC and its participating organizations. Except as set forth below, the certificates may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

     DTC has advised the Issuer that it is a limited-purpose trust company organized under the banking laws of the State of New York, a 'banking organization' within the meaning of such banking laws, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's direct participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants.

     DTC advises that pursuant to procedures established by it (i) upon the issuance of the Global Securities by the Issuer, DTC will credit, on its book-entry registration and transfer system, the accounts of participants designated by the Underwriters with the amount of the Global Securities purchased by the Underwriters, and (ii) ownership of beneficial interests in the certificates representing the Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the Global Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants' interests) and the participants. The laws of some states require that certain purchasers of securities take physical delivery in definitive form of such securities. Such laws may impair the ability to own, transfer or pledge beneficial interests in a Global Security.

     Neither the Issuer, the Company, the Trustee, any Paying Agent, nor the Security Registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the certificates representing the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Principal and interest payments on the Global Securities registered in the name of DTC's nominee will be made by the Trustee to DTC's nominee as the registered owner of the certificates relating to the Global Securities. The Indenture provides that the Issuer, the Company and the Trustee will treat the persons in whose names the Global Securities are registered (DTC or its nominee) as the owners of the Global Securities for the purpose of receiving payment of principal and interest on the Global Securities and for all other purposes whatsoever. Therefore, neither the Issuer, the Company, the Trustee nor the Paying Agent has any direct responsibility or liability for the payment of principal or interest on the Global Securities to owners of beneficial interests in the certificates relating to the Global Securities. DTC has advised the Issuer, the Company, and the Trustee that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the certificates relating to the Global Securities, as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the certificates relating to the Global Securities will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name,' and will be the responsibility of the participants or indirect participants.

     If DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Issuer or the Company, the Issuer will issue Securities in definitive form in exchange for the total amount of the certificates representing the Global Securities. In addition, the Issuer may at any time determine not to have Securities represented by Global Securities and, in such event, the Issuer will issue Securities in definitive form in exchange for the total amount of the certificates representing the Global Securities. In addition, if any event shall have happened and be continuing that constitutes an Event of Default with respect to the Securities, the owners of beneficial interests in certificates for the Global Securities will be entitled to receive Securities in certificated form in exchange for the book-entry certificate or certificates representing the Global Securities. In any such instance, an owner of a beneficial interest in such certificates will be entitled to physical delivery in definitive form of Securities equal in amount to such beneficial interest and to have such Securities registered in its name.

     The information in this section concerning DTC and DTC's system has been obtained from sources that the Issuer and the Company believe to be reliable, but is subject to any changes to the arrangements between the Issuer and DTC and any changes to such procedures that may be instituted unilaterally by DTC, and neither the Issuer or the Company takes responsibility for the accuracy thereof.

TRANSFER OR EXCHANGE

     A Holder may transfer or exchange Securities in accordance with the Indenture and subject to the limitations applicable to Global Securities. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar is not required to transfer or exchange any Security selected for redemption, or any Security for a period of 15 days before mailing of a notice of redemption. (Section 306)

NOTICE TO HOLDERS

     Notice to Holders of Securities will be given in writing and mailed, first-class postage prepaid or delivered by recognized overnight courier, to the addresses of such Holders as they may appear in the Security Register. (Section
107)

TITLE

     Prior to due presentment of a Security for registration of transfer, the Company, the Issuer, the Trustee and any agent of the Company, the Issuer, or the Trustee may treat the Person in whose name such Security is registered as the owner thereof, whether or not such Security may be overdue, for the purpose of making payment and for all other purposes. (Section 310)

GOVERNING LAW

     The Indenture and the Securities will be governed by and construed in accordance with the law of the State of New York. (Section 113)

TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. (Section
601)

     The Indenture contains limitations on the rights of the Trustee, should it become a creditor of the Issuer or the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign. (Section 608 and 613)

     The Bank of New York is the Trustee under the Indenture. The Issuer and its affiliates maintain banking relationships in the ordinary course of business with the Trustee. Among other things, the Trustee is a lending bank under the Credit Facility and the Trustee under the indenture relating to the Pre-Demerger Notes. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

                           CERTAIN TAX CONSIDERATIONS

     The following discussion of taxation is intended only as a summary and does not purport to be a complete analysis of all potential tax effects relevant to the Securities. The statements of United Kingdom and United States tax law set forth below are based on the laws, regulations and administrative and judicial decisions applicable as of the date of this Prospectus, and are subject to any changes in relevant United Kingdom or United States authorities, or in the income tax treaty between the United States and the United Kingdom, occurring after that date. Any such changes, which could be retroactive, could affect the continuing validity of this discussion.

     Persons considering the purchase of Securities should consult their own tax advisors concerning the application of United States federal and United Kingdom income tax laws, as well as the laws of any state, local, or other taxing jurisdiction applicable to their particular situations.

UNITED STATES FEDERAL INCOME TAXATION

     The following discussion summarizes the material United States federal income tax ('income tax') aspects of the acquisition, ownership and disposition of the Securities.

     This discussion does not address the income tax consequences of ownership of Securities not held as capital assets within the meaning of section 1221 of the United States Internal Revenue Code of 1986, as amended (the 'Code'), the income tax consequences to Holders of Securities not entitled to the benefit of a United Kingdom double taxation treaty or convention which, like the double taxation treaty between United States and the United Kingdom, provides for a zero rate of withholding tax with respect to interest, or the income tax consequences to investors subject to special treatment under the federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, banks, insurance companies, persons that hold Securities as part of a 'straddle' or as a 'hedge' against currency risk or that have a 'functional currency' other than the United States dollar, and investors in pass-through entities. In addition, this discussion is generally limited to the income tax consequences to initial holders of Securities, and does not describe any consequences arising out of the tax laws of any state, local or other jurisdiction or any estate or gift tax consequences.

     Holders Who Are United States Persons. A 'US Holder' is a holder who or which is (or is deemed to be, for income tax purposes) (i) a citizen or resident of the United States, a corporation organized under the laws of the United States or any political subdivision thereof, or an estate or trust, the income of which is includible in gross income for income tax purposes regardless of source, or (ii) otherwise subject to income tax on a net basis in respect of income from the Securities. (For taxable years beginning after December 31, 1996 (or for a trust's preceding taxable year, if the trustee so elects), a trust is a US Holder if, and only if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust).

     Interest on a Security (and any additional amounts paid with respect to interest) will be taxable to a US Holder as ordinary income at the time it accrues or is received, in accordance with the US Holder's method of accounting for income tax purposes. Upon the disposition of a Security by sale, exchange, redemption or repayment, a US Holder will generally recognize gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest and any additional amounts with respect thereto), and (ii) the US Holder's tax basis for the Security. Because the Security will have been held as a capital asset, any gain or loss will generally constitute capital gain or loss, and will be long-term capital gain or loss if the US Holder held the Security for more than one year. For certain US Holders, long-term capital gains are subject to United States federal income tax at a rate less than that applicable to ordinary income.

     Holders Who Are Not United States Persons. Interest (and any additional amounts paid with respect to interest) on a Security held by a holder who is not a US Holder (a 'Non US Holder') will not be subject to United States federal income or withholding tax, provided that (1) the Non US Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote, (2) the Non US Holder is not
(a) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (b) a controlled foreign corporation related to the Issuer through a stock ownership, (3) interest on the Securities is not effectively connected with a United States trade or business of the holder (or in the case of a treaty resident, not attributable to a permanent establishment, or fixed base, in the United States), and (4) either (a) the beneficial owner of a Security certifies to the Issuer or its agent, under penalties of purjury, that it is not a US Holder and provides a completed Form W-8 ('Certificate of Foreign Status'), or (b) a securities clearing organization, bank or other financial institution which holds customers' securities in the ordinary course of its trade or or business (a 'financial institution') certifies to the Issuer or its agent, under penalties of perjury, that a Form W-8 has been received by it from the beneficial owner or by an intermediate financial institution, and furnishes the Issuer with a copy of the Form W-8.

     If any of the requirements described in provisos (1), (2) or (4) of the preceding paragraph are not satisfied with respect to a Non US Holder, the otherwise applicable 30% income tax (generally payable by withholding) may be reduced or eliminated if the Non US Holder is entitled to the benefit of a United States income tax convention. If the Requirement described in proviso (3) of the preceding paragraph is not satisfied, income tax will apply as if the holder were a US Holder (i.e., on a net basis at ordinary graduated rates).

     Subject to the discussion below concerning 'backup withholding,' a Non US Holder will not be subject to income tax on gain realized on the disposition of a Security by sale, exchange, redemption or repayment, unless (1) the gain is effectively connected with a trade or business carried on by the holder within the Untied States or, generally, if a United States income tax convention applies, the gain is attributable to a United States permanent establishment maintained by the holder, (2) subject to certain exceptions, the Non US Holder is an individual (or a trust or estate) who or which is present in the United States for 183 days or more in the taxable year of disposition, or (3) the Non-U.S. Holder is subject to certain provisions of the U.S. tax law applicable to certain former citizens and residents of the United States.

     Information Reporting and 'Backup' Withholding. In general, as to a beneficial owner who is a US Holder (other than a corporation), information reporting will apply to payments of interest on, and proceeds of redemption, sale or other disposition of, a Security. Backup withholding at a rate of 31% with respect to the above payments will generally apply only when a US Holder (again other than a corporation) fails to provide an accurate taxpayer identification number or otherwise comply with the applicable rules.

     The Company must report annually to the IRS and to each Non-U.S. Holder any interest that is subject to withholding or that would be subject to withholding but for the exceptions described above under the heading 'Holders Who are Not United States Persons.' Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

     A beneficial owner who is a Non US Holder will be subject to information reporting and backup withholding with respect to proceeds from the disposition of, a Security to or through the United States office of a broker, unless the Non US Holder certifies as to its foreign status or otherwise establishes an exemption.

     In the case of a payment of proceeds from the disposition of Securities to or through a foreign office of a broker that is either a U.S. person or a 'U.S. related' person (as defined), the regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a Non US Holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through a foreign office of a broker that is a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person).

     Any amounts withheld from a payment to a beneficial owner under the backup withholding rules will be returned or allowed as a credit against the beneficial owner's income tax liability, provided that the required information is furnished to the United States Internal Revenue Service.

     Beneficial owners of Securities should consult their tax advisors as to their qualification for exception from backup withholding and the procedure for obtaining such an exemption.

UNITED KINGDOM INCOME TAXATION

     Payments by the Company under the Guarantee of principal and interest on a Security received by a beneficial owner not otherwise taxable in the United Kingdom will generally be exempt from United Kingdom tax. However, the Company's understanding of current Inland Revenue practice is that where a United Kingdom company is obligated to make a payment of interest under a guarantee which in default would be enforced in the United Kingdom, that payment will have a United Kingdom source. Accordingly, the payment will be subject to United Kingdom withholding tax in the absence of an available exemption under an applicable double taxation treaty or convention.

     Such an exemption should be available under the double taxation treaty between the United States and the United Kingdom to beneficial owners of Securities who timely satisfy the conditions for exemption therein and who comply with the relevant administrative arrangements. If, however, an exemption is not available and a United Kingdom withholding tax is imposed on a payment in respect of interest (or any additional interest) under the Company Guarantees, subject to the exceptions set forth above under 'Description of the Securities -- Payment of Additional Amounts,' the Company or its successors or assigns will be obligated to pay or cause to be paid such additional amounts in respect of the relevant interest as may be necessary in order that the net amount of interest (and additional amounts) paid to a Holder of a Security shall equal the amount of interest to which such Holder is entitled. If the Company is required to pay additional amounts by reason of current Inland Revenue practice, the Issuer could not redeem the Securities. See 'Description of the Securities -- Redemption.'

     Beneficial owners of Securities should consult their own tax advisors as to the conditions for exemption and the relevant administrative arrangements.

                                 LEGAL MATTERS


     The validity of the Securities offered hereby will be passed upon by Weil, Gotshal & Manges LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York. Martin D. Ginsburg, a director of the Company, is of counsel to the law firm of Fried, Frank, Harris, Shriver & Jacobson, which serves as counsel to the Company and the Issuer from time to time.


                                    EXPERTS

     The combined financial statements of the Company as of December 31, 1995 and 1994 and for the year ended December 31, 1995, the three months ended December 31, 1994 and the two fiscal years in the period ended September 30, 1994, the consolidated financial statements of Quantum Chemical Corporation for the nine months ended September 30, 1993, and the financial statement of the Company as of April 18, 1996 included in this Prospectus have been so included in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of SCM Chemicals Limited for the fiscal year ended September 30, 1993, not separately presented in this Prospectus, have been audited by Ernst & Young, chartered accountants, whose report thereon appears herein. Such financial statements, to the extent they have been included in the financial statements of the Company, have been so included in reliance on their report given on the authority of said firm as experts in auditing and accounting.

     The financial statements of HMB Holdings Inc. as of September 30, 1995 and October 1, 1994 and for each of the three years in the period ended September 30, 1995, not separately presented in this Prospectus, have been audited by Ernst & Young LLP, independent accountants, whose report thereon appears herein. Such financial statements, to the extent they have been included in the financial statements of the Company, have been so included in reliance on their report given on the authority of said firm as experts in auditing and accounting.

                           MILLENNIUM CHEMICALS INC.
                         INDEX TO FINANCIAL STATEMENTS


MILLENNIUM CHEMICALS INC. -- COMBINED FINANCIAL STATEMENTS:
     Report of Price Waterhouse LLP........................................................................    F-2
     Report of Ernst & Young LLP (HMB Holdings Inc.).......................................................    F-3
     Report of Ernst & Young (SCM Chemicals Limited).......................................................    F-4
     Combined Balance Sheets -- September 30, 1996, December 31, 1995 and 1994.............................    F-5
     Combined Statements of Operations -- Nine Months Ended September 30, 1996 and 1995, Years Ended
      December 31, 1995, September 30, 1994 and 1993 and Three Months Ended December 31, 1994..............    F-6
     Combined Statements of Changes in Invested Capital -- Nine Months Ended September 30, 1996, Year Ended
      December 31, 1995, Three Months Ended December 31, 1994 and Years Ended September 30, 1994 and
      1993.................................................................................................    F-7
     Combined Statements of Cash Flows -- Nine Months Ended September 30, 1996 and 1995, Years Ended
      December 31, 1995 and September 30, 1994 and 1993 and Three Months Ended December 31, 1994...........    F-8
     Notes to Combined Financial Statements................................................................    F-9
     Schedule II -- Valuation and Qualifying Accounts......................................................   F-31
QUANTUM CHEMICAL CORPORATION -- CONSOLIDATED FINANCIAL STATEMENTS:
     Report of Price Waterhouse LLP........................................................................   F-32
     Consolidated Statement of Operations -- Nine Months Ended September 30, 1993..........................   F-33
     Consolidated Statement of Cash Flows -- Nine Months Ended September 30, 1993..........................   F-34
     Notes to Consolidated Financial Statements............................................................   F-35
MILLENNIUM CHEMICALS INC. FINANCIAL STATEMENT:
     Report of Price Waterhouse LLP........................................................................   F-40
     Balance Sheet.........................................................................................   F-41
     Note to Balance Sheet.................................................................................   F-41

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  and Shareholders of
  HANSON PLC

     We have audited the combined financial statements of Millennium Chemicals Inc. (the 'Company' -- see Note 1) listed in the accompanying index on Page F-1 as of December 31, 1995 and 1994, and for the year ended December 31, 1995, the three months ended December 31, 1994 and the two fiscal years in the period ended September 30, 1994. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of SCM Chemicals Limited for the fiscal year ended September 30, 1993, which statements reflect 23% of combined total revenues. The SCM Chemicals Limited financial statements, which are prepared in accordance with accounting principles generally accepted in the United Kingdom, were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for SCM Chemicals Limited, is based solely on the report of the other auditors and audit procedures performed by us in relation to management's conversion of certain financial statement information of SCM Chemicals Limited determined in accordance with accounting principles generally accepted in the United Kingdom, into corresponding amounts determined in accordance with accounting principles generally accepted in the United States. We also did not audit the financial statements of HMB Holdings Inc. ('Cornerstone') for the fiscal years ended September 30, 1995, 1994 and 1993, which statements reflect net assets, included herein as net assets of Discontinued Businesses to be sold to Hanson PLC ('Hanson'), of $3,024 and $3,065 at September 30, 1995 and 1994, respectively and income from discontinued operations of $15, $38 and $23 for the fiscal years ended September 30, 1995, 1994 and 1993, respectively. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Cornerstone, is based solely on the report of other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the reports of other auditors, the combined financial statements referred to above, present fairly, in all material respects, the financial position of the Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the year ended December 31, 1995, the three months ended December 31, 1994 and the two fiscal years ended September 30, 1994, in conformity with generally accepted accounting principles.

PRICE WATERHOUSE LLP

Morristown, New Jersey
July 2, 1996, except for Notes 12 and 13, as to which the date is October 30, 1996

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
  and Stockholders of
  HMB HOLDINGS INC.

     We have audited the consolidated balance sheets of HMB Holdings Inc. (the 'Company') as of September 30, 1995 and October 1, 1994 and the related consolidated statements of income, changes in stockholder's equity, and cash flows for each of the three years in the period ended September 30, 1995 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HMB Holdings Inc. at September 30, 1995 and October 1, 1994 and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 1995 in conformity with generally accepted accounting principles.

ERNST & YOUNG LLP

Hackensack, New Jersey
November 7, 1995, except for Note 12,
as to which the date is July 2, 1996.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
  SCM CHEMICALS LIMITED

     We have audited the profit and loss account and statements of total recognised gains and losses and cash flow of SCM Chemicals Limited for the fiscal year ended September 30, 1993 (not presented separately herein). These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurances about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the operations and cash flow of SCM Chemicals Limited for the fiscal year ended September 30, 1993 in conformity with accounting principles generally accepted in the United Kingdom.

                                          ERNST & YOUNG
                                          Chartered Accountants

Hull, England
February 10, 1994

                           MILLENNIUM CHEMICALS INC.
                            COMBINED BALANCE SHEETS
                                 (IN MILLIONS)

                                                            PRO FORMA                           DECEMBER 31,
                                                          SEPTEMBER 30,   SEPTEMBER 30,   ------------------------
                                                          1996 (NOTE 2)       1996           1995         1994
                                                          -------------   -------------   -----------  -----------
                                                           (UNAUDITED)     (UNAUDITED)

                         ASSETS
Current assets:
     Cash and cash equivalents..........................  $       388     $     388       $      412   $      367
     Trade receivables, net.............................          514           514              502          515
     Inventories........................................          454           454              554          462
     Other current assets...............................           75           115              221          224
     Net assets of Discontinued Businesses to be sold to
       Hanson...........................................           --           617            3,772           --
                                                          -------------   -------------   -----------  -----------
          Total current assets..........................        1,431         2,088            5,461        1,568
                                                          -------------   -------------   -----------  -----------
Property, plant and equipment, net......................        1,977         1,977            2,262        2,153
Investments and other assets............................          336           336              278          451
Net assets of Discontinued Businesses to be sold to
  Hanson................................................           --            --               --        3,757
Goodwill................................................        1,778         1,778            2,042        2,095
                                                          -------------   -------------   -----------  -----------
          Total assets..................................  $     5,522     $   6,179       $   10,043   $   10,024
                                                          -------------   -------------   -----------  -----------
                                                          -------------   -------------   -----------  -----------

            LIABILITES AND INVESTED CAPITAL
Current liabilities:
     Notes payable......................................  $       222     $     222       $      113   $      247
     Current maturities of long-term debt...............           11            11               11            5
     Trade accounts payable.............................          134           134              178          147
     Income taxes payable...............................           30            30               --         (108 )
     Accrued expenses and other liabilities.............          443           443              575          544
                                                          -------------   -------------   -----------  -----------
          Total current liabilities.....................          840           840              877          835
Non-current liabilities:
     Long-term debt.....................................        2,283         3,650            3,304        3,274
     Deferred income taxes..............................          129           225              171          136
     Other liabilities..................................          973           963              890          921
                                                          -------------   -------------   -----------  -----------
          Total liabilities.............................        4,225         5,678            5,242        5,166
                                                          -------------   -------------   -----------  -----------
Commitments and contingencies (Notes 9 & 10)
Stockholders' Equity/Invested capital...................        1,297           501            4,801        4,858
                                                          -------------   -------------   -----------  -----------
          Total liabilities and invested capital........  $     5,522     $   6,179       $   10,043   $   10,024
                                                          -------------   -------------   -----------  -----------
                                                          -------------   -------------   -----------  -----------

                  See notes to combined financial statements.

                           MILLENNIUM CHEMICALS INC.
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN MILLIONS)

                                                   NINE MONTHS                                        FISCAL YEAR
                                                      ENDED                          THREE MONTHS        ENDED
                                                  SEPTEMBER 30,       YEAR ENDED        ENDED        SEPTEMBER 30,
                                                -----------------    DECEMBER 31,    DECEMBER 31,    --------------
                                                 1996       1995         1995            1994         1994     1993
                                                -------    ------    ------------    ------------    ------    ----
                                                   (UNAUDITED)

Net sales....................................   $ 2,279    $2,939       $3,800           $908        $3,288    $862
Less operating costs and expenses:
     Cost of products sold...................     1,711     1,866        2,458            589         2,470     595
     Depreciation and amortization...........       152       180          241             59           247      44
     Selling, development and administrative
       expenses..............................       136       203          259             57           227      84
     Asset impairment and related closure
       costs.................................        75      --         --              --             --       --
                                                -------    ------    ------------      ------        ------    ----
          Operating income...................       205       690          842            203           344     139
Interest expense, primarily to a related
  party......................................       171       181          240             60           206      14
Interest income..............................       (25)      (20)         (25)            (5)          (19)    (24)
Gain on sale of Suburban Propane.............      (210)     --         --              --             --       --
Equity in earnings of Suburban Propane.......       (32)     --         --              --             --       --
Other expense, net...........................        31        65           73              5            26      (2)
                                                -------    ------    ------------      ------        ------    ----
          Income from continuing operations
            before provision for income
            taxes............................       270       464          554            143           131     151
Provision for income taxes...................      (167)     (188)        (223)           (59)          (65)    (48)
                                                -------    ------    ------------      ------        ------    ----
          Income from continuing
            operations.......................       103       276          331             84            66     103
(Loss)/income from discontinued operations
  (net of income taxes of ($1,269), $3, $22,
  $5, $11 and $23)...........................    (3,167)     --             18             12            28      20
                                                -------    ------    ------------      ------        ------    ----
          Net (loss) income..................   $(3,064)   $  276       $  349           $ 96        $   94    $123
                                                -------    ------    ------------      ------        ------    ----
                                                -------    ------    ------------      ------        ------    ----

                  See notes to combined financial statements.

                           MILLENNIUM CHEMICALS INC.
               COMBINED STATEMENTS OF CHANGES IN INVESTED CAPITAL
                                 (IN MILLIONS)

Balance at October 1, 1992..............................................................................   $ 4,519
Net income..............................................................................................       123
Contribution of capital.................................................................................       815
Net transactions with affiliates........................................................................         8
Translation adjustment..................................................................................       (22)
                                                                                                           -------

Balance at September 30, 1993...........................................................................     5,443
Net income..............................................................................................        94
Net transactions with affiliates........................................................................      (912)
Translation adjustment..................................................................................        13
                                                                                                           -------

Balance at September 30, 1994...........................................................................     4,638
Net income..............................................................................................        96
Net transactions with affiliates........................................................................       136
Translation adjustment..................................................................................       (12)
                                                                                                           -------

Balance at December 31, 1994............................................................................     4,858
Net income..............................................................................................       349
Dividend to parent......................................................................................    (1,617)
Net transactions with affiliates........................................................................     1,212
Translation adjustment..................................................................................        (1)
                                                                                                           -------

Balance at December 31, 1995............................................................................     4,801
Net (loss) (unaudited)..................................................................................    (3,064)
Net transactions with affiliates (unaudited)............................................................    (1,237)
Translation adjustment (unaudited)......................................................................         1
                                                                                                           -------

Balance at September 30, 1996 (unaudited)...............................................................   $   501
                                                                                                           -------
                                                                                                           -------

                  See notes to combined financial statements.

                           MILLENNIUM CHEMICALS INC.
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                                                               NINE MONTHS ENDED SEPTEMBER 30,                       THREE MONTHS
                                                                                                       YEAR ENDED       ENDED
                                                          -----------------------------------------   DECEMBER 31,   DECEMBER 31,
                                                                 1996                  1995               1995           1994
                                                          -------------------   -------------------   ------------   ------------
                                                                         (UNAUDITED)

Cash flows from operating activities:
     Income from continuing operations..................        $   103               $   276           $    331        $   84
     Adjustments to reconcile net income to net cash
       provided by operating activities:
          Depreciation and amortization.................            152                   180                241            59
          Asset impairment and related closure costs....             75              --                   --            --
          Provision for deferred income taxes...........             64                    34                 35            17
          Gain on sale of business......................           (210)             --                   --            --
     Changes in assets and liabilities:
          (Increase) decrease in trade receivables......            (12)                    4                 13           (29)
          Decrease (increase) in inventories............             66                   (61)               (92)          (46)
          Decrease (increase) in other current assets...             80                   139                  8          (150)
          (Increase) decrease in investments and other
            assets......................................            (66)                  121                173          (129)
          (Decrease) increase in trade accounts
            payable.....................................            (13)                   43                 32             5
          (Decrease) increase in accrued expenses and
            other liabilities and income taxes
            payable.....................................            (50)                  102                 86            33
          Increase (decrease) in other liabilities......             91                   (87)               (32)           26
          Other -- net..................................       --                    --                   --                 6
                                                               --------              --------         ------------      ------
               Net cash provided by (used in) operating
                 activities.............................            280                   751                795          (124)
Cash flows from investing activities:
     Capital expenditures...............................           (223)                 (201)              (276)          (30)
     Proceeds from sale of business.....................            733              --                   --            --
     Proceeds from sale of fixed assets.................              7                    26                 30             5
                                                               --------              --------         ------------      ------
               Cash provided by (used in) investing
                 activities.............................            517                  (175)              (246)          (25)
Cash flows from financing activities:
     Dividend to parent.................................       --                      (1,617)            (1,617)       --
     Net transactions with affiliates...................         (1,237)                1,506              1,212           136
     Proceeds from long-term debt.......................            306              --                       40            29
     Repayment of long-term debt........................       --                          (5)                (4)          (26)
     Increase (decrease) in notes payable...............            109                  (111)              (134)           29
                                                               --------              --------         ------------      ------
               Cash (used in) provided by financing
                 activities.............................           (822)                 (227)              (503)          168
                                                               --------              --------         ------------      ------
Effect of exchange rate changes on cash.................              1                    14                 (1)          (12)
                                                               --------              --------         ------------      ------
          (Decrease) increase in cash and cash
            equivalents.................................            (24)                  363                 45             7
Cash and cash equivalents at beginning of period........            412                   367                367           360
                                                               --------              --------         ------------      ------
          Cash and cash equivalents at end of period....        $   388               $   730           $    412        $  367
                                                               --------              --------         ------------      ------
                                                               --------              --------         ------------      ------

                                                            FISCAL YEAR
                                                          ENDED SEPTEMBER
                                                                30,
                                                          ---------------
                                                           1994     1993
                                                          -------   -----

Cash flows from operating activities:
     Income from continuing operations..................  $    66   $ 103
     Adjustments to reconcile net income to net cash
       provided by operating activities:
          Depreciation and amortization.................      247      44
          Asset impairment and related closure costs....    --       --
          Provision for deferred income taxes...........      178       8
          Gain on sale of business......................    --       --
     Changes in assets and liabilities:
          (Increase) decrease in trade receivables......      (90)     16
          Decrease (increase) in inventories............       97     (29)
          Decrease (increase) in other current assets...       41       8
          (Increase) decrease in investments and other
            assets......................................      206     (73)
          (Decrease) increase in trade accounts
            payable.....................................      (18)     (2)
          (Decrease) increase in accrued expenses and
            other liabilities and income taxes
            payable.....................................     (272)    (40)
          Increase (decrease) in other liabilities......     (227)    156
          Other -- net..................................        4       2
                                                          -------   -----
               Net cash provided by (used in) operating
                 activities.............................      232     193
Cash flows from investing activities:
     Capital expenditures...............................     (109)    (28)
     Proceeds from sale of business.....................    --       --
     Proceeds from sale of fixed assets.................       16       1
                                                          -------   -----
               Cash provided by (used in) investing
                 activities.............................      (93)    (27)
Cash flows from financing activities:
     Dividend to parent.................................    --       --
     Net transactions with affiliates...................     (912)      8
     Proceeds from long-term debt.......................    3,205      15
     Repayment of long-term debt........................   (2,658)   --
     Increase (decrease) in notes payable...............      143     (87)
                                                          -------   -----
               Cash (used in) provided by financing
                 activities.............................     (222)    (64)
                                                          -------   -----
Effect of exchange rate changes on cash.................       13     (22)
                                                          -------   -----
          (Decrease) increase in cash and cash
            equivalents.................................      (70)     80
Cash and cash equivalents at beginning of period........      430     350
                                                          -------   -----
          Cash and cash equivalents at end of period....  $   360   $ 430
                                                          -------   -----
                                                          -------   -----

                  See notes to combined financial statements.

                           MILLENNIUM CHEMICALS INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 (IN MILLIONS)

NOTE 1 -- BASIS OF PRESENTATION AND DESCRIPTION OF COMPANY

     In contemplation of the demerger (the 'Demerger') of the Chemicals Business (as defined below) from Hanson PLC, all the issued and outstanding common stock or net operating assets of Quantum Chemical Corporation, SCM Chemicals Inc., SCM Chemicals Limited, and SCM Chemicals Ltd. and Glidco Inc. and certain other assets and interests will be transferred to Millennium Chemicals Inc. (the 'Company'). The Company will, in turn, issue shares representing all of its then outstanding common stock, par value $.01 per share, together with associated preferred stock purchase rights (collectively the 'Common Stock') to Hanson's shareholders on a pro rata basis on the payment date for the dividend (the 'Stock Dividend') declared by Hanson, on October 1, 1996 (the 'Dividend Payment Date'). At September 30, 1996, the Company had no separate legal status or existence. These financial statements are presented on a going concern basis and include only the historical net assets and results of operations that are directly related to the Company's operations. Consequently, the financial position, results of operations and cash flows may not be indicative of what would have been reported if the Company had been a separate entity. All significant intercompany accounts and transactions have been eliminated.

     The accompanying combined financial statements include the combined operations, assets and liabilities of the chemical businesses currently held by Hanson PLC ('Hanson') and conducted by Quantum Chemical Corporation ('Quantum Chemical'), SCM Chemicals Inc., SCM Chemicals Limited and SCM Chemicals Ltd. (collectively 'SCM Chemicals') and Glidco Inc. ('Glidco') and certain other interests currently owned, directly or indirectly, by Hanson (collectively, the 'Chemicals Business'). Not included in the combined financial statements are net assets of certain other non-chemicals businesses which have historically been owned by the Company but which will be sold to Hanson in a series of transactions prior to the Dividend Payment Date and a $1.9 billion loan (the 'Hanson Loan'), not associated with the Chemicals Businesses which will be repaid as part of the demerger transactions. See Note 2 for a description of the demerger transactions and the pro forma capitalization of the Company upon their completion.

     In addition, the combined financial statements include the combined operations and net assets of certain non-chemicals businesses ('Discontinued Businesses') which the Company owned at September 30, 1996, but which upon completion of the Demerger was sold to Hanson on October 6, 1996.

     As part of the Demerger transactions, on the day before the Dividend Payment Date, the Company entered into an agreement to sell to Hanson, on the fifth day following the Stock Dividend, the stock and net operating assets of the Discontinued Businesses of which it had legal ownership for cash aggregating their fair market value. The Discontinued Businesses consist of the building materials operations of HMB Holdings Inc. ('Cornerstone') and the materials handling business of Grove North America ('Grove Worldwide'). Since these operations will not be part of the Company upon completion of the demerger transactions, their historical net assets and results of operations have been presented in the accompanying financial statements as discontinued operations for all periods presented. Any difference between the proceeds from these transactions and the underlying carrying value of the net assets of these operations will be accounted for as a capital transaction and, accordingly, will not affect the Company's results of operations. See Note 5 for the composition of the net assets of these operations.

     Combined herein are the net operating assets and results of operations of Suburban Propane ('Suburban') which was acquired as a division of Quantum Chemical on September 30, 1993. In March 1996, the Company sold a 73.6% interest in Suburban through an initial public offering of 21,562,500 common units in a new master limited partnership ('MLP'), Suburban Propane Partners, L.P., and received aggregate proceeds from the sale of common units and issuance of notes of the Suburban Propane operating partnership, Suburban Propane, L.P., of approximately $831 (including approximately $98 of accounts receivable which the Company retained ownership in at the time of sale),

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 1 -- BASIS OF PRESENTATION AND DESCRIPTION OF COMPANY -- CONTINUED resulting in a pre-tax gain of $210. The Company will retain a combined subordinated and general partnership interest of 26.4% in Suburban Propane Partners L.P., and Suburban Propane, L.P., and has accounted for this continuing interest on an equity basis effective January 1, 1996.

     The Company provided certain corporate, general and administrative services to certain other indirect wholly-owned subsidiaries of Hanson ('Affiliates'), including legal, finance, tax, risk management and employee benefits services. Charges for these services, which were allocated to the Affiliates based on the respective revenues of the Company and the Affiliates, reduced the Company's selling and administrative expense by $18 and $25 for the nine months ended September 30, 1996 and 1995, respectively, $26 for the year ended December 31, 1995, $35 and $43 for the fiscal years ended September 30, 1994 and 1993, respectively, and $7 for the three months ended December 31, 1994. The Company's management believes such method of allocation is reasonable. In addition, a subsidiary of the Company has controlled, on a centralized basis, all cash receipts and disbursements received or made by such Affiliates. The net results of such transactions are included in the combined balance sheets as Invested Capital.

     Hanson acquired the common stock of Quantum Chemical on September 30, 1993 in exchange for consideration consisting of 42 million Hanson American Depositary Shares ('ADSs'), representing 210 million Hanson ordinary shares which had a market value at that date of $815. The acquisition of Quantum Chemical was accounted for under the purchase method and, accordingly, the value of the purchase consideration of $815 plus the fair market value of Quantum Chemical's liabilities was allocated to the assets of Quantum Chemical based on their fair market value. As a result of this allocation, goodwill arose in an original amount of $2,097, representing the excess of purchase consideration over the fair value of Quantum Chemical's net assets excluding previously recorded goodwill. Following the merger all the outstanding common shares of Quantum Chemical were contributed to a subsidiary of the Company in the form of additional paid-in-capital valued at approximately $815.

     Had the acquisition and related contribution by Hanson of Quantum Chemical occurred as of the beginning of fiscal 1993, the Company's results of operations on a pro forma, unaudited basis for fiscal 1993 would have been as follows:

Net sales..........................................   $3,194
Net loss...........................................      (88)

     The accompanying financial statements at September 30, 1996 and 1995 and all references made to the amounts for the periods then ended are unaudited and have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. They include all adjustments which the Company considers necessary for a fair statement of the results of operations and financial position for the interim periods presented. Such adjustments consisted only of normal recurring items except as otherwise disclosed in Notes 4 and 5.

NOTE 2 -- PRO FORMA FINANCIAL DATA (UNAUDITED)

     Presented together with the historical Combined Balance Sheet at September 30, 1996 is a pro forma balance sheet of the Company as of that date giving effect to the completion of a series of transactions in order to effectuate the Demerger and the recapitalization of the Company assuming completion of the Tender Offer and issuance of new debt securities. Such transactions include (i) the transfer of the Non-Chemicals Businesses to Hanson on September 30, 1996 and the repayment of the Allocated Loan (as defined in Note 7) on October 1, 1996,
(ii) the transfer of the Discontinued Businesses to Hanson and repayment of the Hanson Loan on October 6, 1996, (iii) a net capital contribution from Hanson pursuant to the demerger agreements to arrive at debt of the Company, net of cash and cash equivalents, upon Demerger of $2.017 billion, (iv) 100% acceptance of the Tender

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 2 -- PRO FORMA FINANCIAL DATA (UNAUDITED) -- CONTINUED
Offer for the Exchangeable Notes and (v) the issuance of $750 million of new debt securities. These transactions will change the capitalization of the Company upon Demerger. The following details the capitalization of the Company on a historical and pro forma basis as of September 30, 1996.

                                                      (IN MILLIONS)
                                                 AS OF SEPTEMBER 30, 1996
                                                --------------------------
                                                                      PRO
                                                ACTUAL               FORMA
                                                -----                -----

Short-term debt:
     Notes payable...........................  $   222              $  222
     Other...................................       11                  11
                                                ------              ------
          Total short-term...................   $  233              $  233
                                                ------              ------
                                                ------              ------
Long-term debt:
     New Credit Facility.....................      300               1,497
     Exchangeable Notes......................    1,036                --
     New Senior Notes and Debentures.........      --                  750
     Allocated Loan..........................    2,250                --
     Other...................................       64                  36
                                                ------              ------
          Total long-term debt...............   $3,650              $2,283
                                                ------              ------
                                                ------              ------
Stockholders' equity:
     Common Stock, 250,000,000 shares, par
      value $.01 per share authorized,
      77,324,600 shares issued and
      outstanding (as adjusted)..............   $  --               $    1
     Paid-in capital.........................      --                1,296
     Invested capital........................      501                --
                                                ------              ------
          Total stockholders' equity.........   $  501              $1,297
                                                ------              ------
                                                ------              ------

NOTE 3 -- SIGNIFICANT ACCOUNTING POLICIES

     Year End: Prior to January 1, 1995, the fiscal year of the Company's subsidiaries ended on the Saturday nearest to September 30 and is designated herein as having ended on September 30 for the convenience of reference. Effective January 1, 1995, the Company's reporting period was changed to a calendar year to conform with the business year most prevalent in the Chemical industry. Accordingly, interim December 31, 1994 data contained herein reflects results of operations for the 13 week period ended on the Saturday closest to December 31, and is designated as December 31 for convenience of reference.

     Operating results for the three months ending December 31, 1993 were as follows:

                                                  (UNAUDITED)
Sales..........................................      $ 789
Operating income...............................         67
Net income.....................................         17

     During the three months ended December 31, 1993 (unaudited) cash and cash equivalents used for continuing operations and investing activities were $477 and $16, respectively. Cash and cash equivalents provided by financing activities were $425. The net effect of these activities resulted in cash and cash equivalents decreasing from $544 at September 30, 1993 to $476 at December 31, 1993.

     The reporting year end of the Discontinued Businesses which will be transferred to Hanson on the fifth day following the Stock Dividend has been and will continue to be upon demerger September 30. Accordingly, the financial position and results of operations for these businesses have been included in

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 3 -- SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED the combined financial statements of the Company using their fiscal reporting periods and thereby reflecting a three-month lag to the Company's reporting period beginning with the period ending December 1994.

     Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents: Cash and Cash equivalents include investments in short-term deposits and commercial paper with banks which have original maturities of ninety days or less. Approximately $327 at September 30, 1996 is represented by sterling denominated deposits carried at then current exchange rates. In addition, investments and other assets include approximately $111 in restricted cash at September 30, 1996.

     Trade Receivables: Trade receivables consist of the following:

                                                             DECEMBER 31,
                                            SEPTEMBER 30,    ------------
                                                1996         1995    1994
                                            -------------    ----    ----
                                             (UNAUDITED)
Trade receivables........................       $ 522        $518    $530
Allowance for doubtful accounts..........          (8)        (16)    (15)
                                               ------        ----    ----
                                                $ 514        $502    $515
                                               ------        ----    ----
                                               ------        ----    ----

     Inventories: Inventories are stated at the lower of cost or market value. For certain U.S. operations cost is determined under the last-in, first-out
(LIFO) method. The first-in, first out (FIFO) method is used by all other subsidiaries. Inventories valued on a LIFO basis were approximately $30, $22 and $17 less than the amount of such inventories valued at current cost at September 30, 1996 and December 31, 1995 and 1994, respectively.

     Inventories consist of the following:

                                                             DECEMBER 31,
                                            SEPTEMBER 30,    ------------
                                                1996         1995    1994
                                            -------------    ----    ----
                                             (UNAUDITED)
Finished products........................       $ 234        $337    $261
In-Process products......................          13          17      19
Raw materials............................         146         144     138
Other inventories........................          61          56      44
                                               ------        ----    ----
                                                $ 454        $554    $462
                                               ------        ----    ----
                                               ------        ----    ----

     Property, Plant and Equipment: Property, plant and equipment is stated on the basis of cost. Depreciation is provided by the straight-line method over the estimated useful lives of the assets, generally 20 to 40 years for buildings and 5 to 25 years for machinery and equipment.

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 3 -- SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED

     Property, plant and equipment consists of the following:

                                                                                 DECEMBER 31,
                                                              SEPTEMBER 30,    ----------------
                                                                  1996          1995      1994
                                                              -------------    ------    ------
                                                               (UNAUDITED)

Land and buildings.........................................      $   285       $  341    $  313
Machinery and equipment....................................        2,472        2,612     2,364
Leasehold improvements.....................................            4            6         6
                                                              -------------    ------    ------
                                                                   2,761        2,959     2,683
Allowance for depreciation and amortization................          784          697       530
                                                              -------------    ------    ------
                                                                 $ 1,977       $2,262    $2,153
                                                              -------------    ------    ------
                                                              -------------    ------    ------

     Goodwill: Goodwill represents the excess of the purchase price over the fair value of assets allocated to acquired companies including $2,097 and $94 originally allocated to Quantum Chemical and SCM Chemicals, respectively. Goodwill is being amortized using the straight-line method over forty years. Management periodically evaluates goodwill for impairment based on the anticipated future cash flows attributable to its operations. Such expected cash flows, on an undiscounted basis, are compared to the carrying value of the tangible and intangible assets, and if impairment is indicated, the carrying value of goodwill is adjusted. In the opinion of management, no impairment of goodwill exists at September 30, 1996. Accumulated amortization aggregated $164, $149 and $96 at September 30, 1996, December 31, 1995 and 1994, respectively. Amortization of goodwill amounted to $35 and $44 for the nine months ended September 30, 1996 and 1995, respectively, $58 for the year ended December 31,
1995, $58 and $3 for the fiscal years ended September 30, 1994 and 1993, respectively, and $14 for the three months ended December 31, 1994.

     Environmental Liabilities and Expenditures: Accruals for environmental matters are recorded in operating expenses when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Accrued liabilities are exclusive of claims against third parties (except where payment has been received or the amount of liability or contribution by such other parties, including insurance companies, has been agreed) and are not discounted. In general, costs related to environmental remediation are charged to expense. Environmental costs are capitalized if the costs increase the value of the property and/or mitigate or prevent contamination from future operations.

     Foreign Currency Translation: Assets and liabilities of the Company's foreign subsidiaries are translated at the exchange rates in effect at the balance sheet dates, while revenue, expenses and cash flows are translated at average exchange rates for the reporting period. Translation gains and losses are reported as a component of Invested Capital in the combined balance sheets. Gains (losses) resulting from foreign currency transactions are included in Other expense, net and aggregated $3.0 for the nine months ended September 30, 1996, $12.9 for the year ended December 1995, $2.3 and $2.0 for the fiscal years ended September 30, 1994 and 1993, respectively, and ($1.0) for the three months ended December 31, 1994.

     Federal Income Taxes: Deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or credits are based on the changes in the asset or liability from period to period.

     The United States earnings of the Company have been included in the consolidated federal income tax return filed by Hanson's ultimate U.S. parent which will be a subsidiary of the Company following the Demerger and which is combined herein. Pursuant to an informal tax allocation agreement, the Company provided for income taxes as if it filed separate income tax returns.
Accordingly, the Company has not reflected in the historical financial statements certain tax benefits arising out of the

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 3 -- SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
consolidated  tax   group   (including   certain   predecessor   entities,   the
'Consolidated Group') that will become allocable to the Company once the Demerger is completed.

     Upon completion of the Demerger, certain other operations of Hanson previously included in the Consolidated Group will no longer qualify to be members of the Consolidated Group and, accordingly, will file the applicable income tax returns in the appropriate jurisdictions. The Company and certain of its subsidiaries will enter into tax sharing and indemnification agreements with Hanson or its subsidiaries in which the Company and/or its subsidiaries generally will agree to indemnify Hanson or its subsidiaries for income tax liabilities attributable to periods when such other operations were included in the consolidated tax returns of the Consolidated Group.

     Dual Residence: The Company is organized under the laws of Delaware and is subject to United States federal income taxation of corporations. However, in order to obtain clearance from the U.K. Inland Revenue as to the tax-free treatment of the Stock Dividend for U.K. tax purposes for Hanson and Hanson shareholders, Hanson agreed with the U.K. Inland Revenue that the Company will continue to be centrally managed and controlled in the United Kingdom for at least five years following the Dividend Payment Date. Hanson also agreed with the U.K. Inland Revenue that the Company's Board of Directors will be the only medium through which strategic control and policy making powers are exercised, and that board meetings almost invariably will be held in the United Kingdom during such five-year period. In the agreement to effect the Demerger, the Company will agree not to take, or fail to take, during such five-year period, any action that would result in a breach of, or constitute non-compliance with, any of the representations and undertakings made by Hanson in Hanson's agreement with the U.K. Inland Revenue. The Company's By-Laws provide for similar constraints.

     Hanson's agreement with the U.K. Inland Revenue provides that if at any time during the five-year period following the Dividend Payment Date, the Company ceases to be regarded as centrally managed and controlled in the United Kingdom, the Stock Dividend will no longer be regarded as tax-free to Hanson under U.K. law (although the Stock Dividend will continue to be treated as tax-free under U.K. law to Hanson shareholders). The Company will indemnify Hanson against any liability and penalties arising out of a breach of the agreement between Hanson and the U.K. Inland Revenue referred to in the preceding paragraph. The Company and Hanson estimate that, if such indemnification obligation were to arise immediately after the Dividend Payment Date, it would amount to approximately $421.

     If the Company ceases to be a U.K. tax resident at any time, the Company will be deemed for purposes of U.K. corporation tax on chargeable gains to have disposed of all of its assets at such time. In such a case, the Company would be liable for U.K. corporation tax on chargeable gains on the amount by which the fair market value of those assets at the time of such deemed disposition exceeds the Company's tax basis in those assets. The tax basis of the assets would be calculated in pounds sterling, based on the fair market value of the assets (in pounds sterling at the time of acquisition of the assets by the Company) adjusted for U.K. inflation. Accordingly, in such circumstances, the Company could incur a tax liability even though it has not actually sold the assets and even though the underlying value of the assets may not have actually appreciated (due to currency movements). Since it is impossible to predict the future value of the Company's assets, currency movements and inflation rates, it is impossible to predict the magnitude of such liability, should it arise.

     Research and Development: The cost of research and development efforts is expensed as incurred. Such costs aggregated $31 and $31 for the nine months ended September 30, 1996 and 1995, respectively, $42 for the year ended December 31, 1995, $46 and $7 for the fiscal years ended September 30, 1994 and 1993, respectively, and $9 for the three months ended December 31, 1994.

     Fair Value of Financial Instruments: The fair value of all short-term financial instruments are estimated to approximate their carrying value because of their short maturity. The Company has from

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 3 -- SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED time to time utilized forward exchange contracts, currency swaps or other derivative products to hedge its risk in foreign or other operations.

     Earnings Per Share: Historical earnings per share are not presented because there is no separate identifiable pool of capital for the periods prior to incorporation upon which a per share calculation could be based.

     Long-Term Incentive Plan: The Company has adopted a Stock Incentive Plan for the purpose of enhancing the profitability and value of the Company for the benefit of its stockholders. A maximum of 3,909,000 shares of Common Stock may be issued or used for reference purposes pursuant to the Stock Incentive Plan.

     The Stock Incentive Plan provides for the following types of awards: (i) stock options, including incentive stock options and non-qualified stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) performance units; and (v) performance shares. On October 8, 1996, the Compensation Committee of the Company's Board of Directors awarded restricted stock having an undiscounted fair market value on the date of grant of approximately $65 to 32 executive officers. The vesting schedule for the award is as follows: (i) three equal tranches aggregating 25% of the total award will vest in each of October 1999, 2000 and 2001; and (ii) three equal tranches aggregating 75% of the total award will be subject to the achievement of 'economic value added' performance criteria to be established by the Compensation Committee for each of three performance cycles commencing January 1, 1997 and ending December 31, 1999, 2000 and 2001, respectively. If and to the extent such criteria are achieved, half of the 25% tranche relating to a particular performance cycle of the award will vest immediately and the remainder will vest in five equal annual installments commencing on the first anniversary of the end of the cycle.

     In addition to the initial awards of restricted stock to the above officers, it is expected that the Compensation Committee, upon recommendation of management, annually will make awards of restricted stock to senior managers of the Company that employs the same 'economic value added' performance concepts.

NOTE 4 -- IMPAIRMENT OF LONG-LIVED ASSETS AND RELATED CLOSURE COSTS

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121 (SFAS 121), 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.' SFAS 121 established guidelines for reviewing recoverability of long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Impairment losses under SFAS 121 are measured by comparing the estimated fair value of the assets to their carrying amount. Except for certain assets of one of the Discontinued Businesses to be sold to Hanson, the effect of adoption was not material. (See Note 5 -- Net Assets of Discontinued Business to be Sold to Hanson).

     During the nine months ended September 30, 1996, the Company recorded a $60 non-cash charge ($39 after-tax) to reduce the carrying value of certain property, plant and equipment employed in sulfate-process manufacturing of TiO2 caused by changes in current market conditions. Intense price competition has been experienced, and is expected to continue as customers of the anatase products associated with the sulfate-process operations seek more cost efficient manufacturing inputs to their applications. As a result of the deterioration of market conditions in the TiO2 industry, in July 1996 the Company decided to implement a program which includes a reduction of its sulfate-process manufacturing capacity both in the UK and US, rephasing chloride-process expansion programs in the UK and Australia and announced increases in global selling prices for TiO2. The 10,000 tonne sulfate-process plant in
Stallingborough,  England  will be  closed and  production  at its  66,000 tonne

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 4 -- IMPAIRMENT OF LONG-LIVED ASSETS AND RELATED CLOSURE COSTS -- CONTINUED sulfide -- process facility in Baltimore, Maryland will be reduced by approximately one-third. The carrying value of plant and equipment associated with sulfate-process manufacturing was reduced by $60 in the nine months ended September 30, 1996 as a result of evaluating the recoverability of such assets under the unfavorable market conditions existing at that time. In addition, $15 of closure costs associated with the implementation of this plan have been accrued in the quarter ended September 30, 1996. The amount of the write-down was determined by comparison to the fair value of the related assets as determined based on the projected discounted cash flows identified to such assets. If market conditions continue to deteriorate, it may be necessary to further reduce operations at the Baltimore facility and accrue for additional closure costs.

NOTE 5 -- NET ASSETS OF DISCONTINUED BUSINESSES TO BE SOLD TO HANSON

     Net assets of Discontinued Businesses to be sold to Hanson include the historical net assets of the Cornerstone and Grove Worldwide businesses which are not intended to be a part of the Company following the demerger transactions. Cornerstone is engaged in the production and sale of aggregates products and concrete and in construction contracting. Grove Worldwide's business is the manufacture and sale of hydraulic cranes. The stock and net assets of such companies will be sold to Hanson on the fifth day following the Stock Dividend and accordingly have been reflected herein as Discontinued Operations. (See Note 1.) In January 1996, Hanson announced its plan to demerge the Chemicals Businesses; such plan includes the sale of the Discontinued Businesses by the Company. Because adoption of SFAS 121 on January 1, 1996 precedes the date this plan was announced, the SFAS 121 charge predates the date at which such businesses may be accounted for as discontinued operations under APB 30. As presented in the accompanying combined balance sheets, the historical net assets of these businesses are comprised of the following:

                                                                                  DECEMBER 31,
                                                              SEPTEMBER 30,    ------------------
                                                                  1996          1995       1994
                                                              -------------    -------    -------
                                                               (UNAUDITED)
Current assets.............................................      $   738       $   710    $   584
Non-current assets.........................................        2,078         7,126      7,126
Current liabilities........................................         (378)         (364)      (346)
Non-current liabilities....................................       (1,821)       (3,700)    (3,607)
                                                              -------------    -------    -------
Net assets of Discontinued Businesses to be sold to
  Hanson...................................................      $   617       $ 3,772    $ 3,757
                                                              -------------    -------    -------
                                                              -------------    -------    -------

     The following represents the results of operations of the Discontinued Businesses.

                                                        NINE MONTHS                                     FISCAL YEAR
                                                    ENDED SEPTEMBER 30,               YEAR ENDED     ENDED SEPTEMBER 30,
                                          ---------------------------------------    DECEMBER 31,    -------------------
                                                1996                  1995               1995               1994
                                          -----------------    ------------------    ------------    ------------------
                                                        (UNAUDITED)
Sales..................................        $ 1,444               $1,216             $1,722             $1,589
                                              --------              -------          ------------         -------
Pre-tax (loss) income..................         (4,436)                   3                 40                 39
Tax (benefit) provision................         (1,269)                   3                 22                 11
                                              --------              -------          ------------         -------
Net (loss) income......................        $(3,167)              $    0             $   18             $   28
                                              --------              -------          ------------         -------
                                              --------              -------          ------------         -------


                                            FISCAL YEAR
                                         ENDED SEPTEMBER 30,
                                         ------------------
                                               1993
                                         -----------------

Sales..................................       $ 1,835
                                              -------
Pre-tax (loss) income..................            43
Tax (benefit) provision................            23
                                              -------
Net (loss) income......................       $    20
                                              -------
                                              -------

     As discussed in Note 4, on January 1, 1996, the Company adopted SFAS 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.' Prior to the adoption of this pronouncement, asset impairment was evaluated at an operating company level based on the contribution of operating profits and undiscounted cash flows being generated from those operations. Under this policy, assets used in Cornerstone's operations, which are comprised of approximately 20 separate operating companies, were evaluated for impairment based on gross margins and cash flows

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 5 -- NET ASSETS OF DISCONTINUED BUSINESSES TO BE SOLD TO HANSON -- CONTINUED generated by each separate operating company in a given business cycle.
Evaluation of Cornerstone's assets at this level does not result in any impairment.

     SFAS 121 requires the impairment review to be performed at the lowest level of asset grouping for which there are identifiable cash flows which represents a change from the level at which the previous accounting policy measured impairment. In the case of Cornerstone, economic groupings of assets were made based on local marketplaces and could consist of both active and inactive quarry operations and hot mix asphalt facilities managed together as a single operating unit. Evaluation of assets at this lower grouping level indicated an impairment of certain of those assets. The impairment loss was measured based on the difference between estimated discounted cash flows and the carrying value of such assets. Considerable management judgement is necessary to estimate discounted future cash flows and, accordingly, actual results could vary significantly from such estimates.

     The  initial  non-cash  charge  resulting  from  adopting  the   evaluation
methodology provided by SFAS 121, was $4,497 ($3,206 after income taxes), principally related to certain of Cornerstone's aggregate related assets.

NOTE 6 -- INCOME TAXES

     Combined income from continuing operations before income taxes consists of the following:

                                    NINE MONTHS                                                      FISCAL YEAR
                                ENDED SEPTEMBER 30,       YEAR ENDED        THREE MONTHS         ENDED SEPTEMBER 30,
                              -----------------------    DECEMBER 31,    ENDED DECEMBER 31,    ------------------------
                                 1996          1995          1995               1994              1994          1993
                              -----------    --------    ------------    ------------------    ----------    ----------
                                    (UNAUDITED)
Pretax income
     United States.........     $   251        $401          $473               $133             $  102         $122
     Foreign...............          19          63            81                 10                 29           29
                              -----------    --------      ------             ------           ----------    ----------
                                $   270        $464          $554               $143             $  131         $151
                              -----------    --------      ------             ------           ----------    ----------
                              -----------    --------      ------             ------           ----------    ----------

     The components of income taxes are:

                                    NINE MONTHS                                                      FISCAL YEAR
                                ENDED SEPTEMBER 30,       YEAR ENDED        THREE MONTHS         ENDED SEPTEMBER 30,
                              -----------------------    DECEMBER 31,    ENDED DECEMBER 31,    ------------------------
                                 1996          1995          1995               1994              1994          1993
                              -----------    --------    ------------    ------------------    ----------    ----------
                                    (UNAUDITED)
Federal
     Current...............     $    73        $ 90          $145               $ 27             $ (127)        $  1
     Deferred..............      (1,209)         69            54                 30                188           45
Foreign income taxes.......           9          21            29                  4                  8           14
State and local income
  taxes....................          25          11            17                  3                  7           11
                              -----------    --------      ------             ------           ----------    ----------
                                $(1,102)       $191          $245               $ 64             $   76         $ 71
                              -----------    --------      ------             ------           ----------    ----------
                              -----------    --------      ------             ------           ----------    ----------

     Income taxes are included in the financial statements as follows:

                                    NINE MONTHS                                                      FISCAL YEAR
                                ENDED SEPTEMBER 30,       YEAR ENDED        THREE MONTHS         ENDED SEPTEMBER 30,
                              -----------------------    DECEMBER 31,    ENDED DECEMBER 31,    ------------------------
                                 1996          1995          1995               1994              1994          1993
                              -----------    --------    ------------    ------------------    ----------    ----------
                                    (UNAUDITED)
Continuing Operations......     $   167        $188          $223               $ 59              $ 65          $ 48
Discontinued Operations....      (1,269)          3            22                  5                11            23
                              -----------    --------      ------                ---               ---           ---
                                $(1,102)       $191          $245               $ 64              $ 76          $ 71
                              -----------    --------      ------                ---               ---           ---
                              -----------    --------      ------                ---               ---           ---

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 6 -- INCOME TAXES -- CONTINUED

     The Company's effective income tax rate differs from the amount computed by applying the statutory federal income tax rate as follows:

                                           NINE MONTHS                                                   FISCAL YEAR
                                       ENDED SEPTEMBER 30,      YEAR ENDED       THREE MONTHS        ENDED SEPTEMBER 30,
                                      ----------------------   DECEMBER 31,   ENDED DECEMBER 31,   -----------------------
                                         1996         1995         1995              1994             1994         1993
                                      -----------   --------   ------------   ------------------   ----------   ----------
                                           (UNAUDITED)
Statutory federal income tax rate...      35.0%       35.0%        35.0%             35.0%            35.0%        34.0%
Basis difference relating to
  Suburban..........................      21.4          --           --                --               --           --
State and local income taxes, net of
  federal benefit...................       6.1         4.4          4.2               4.5              3.0          2.2
Provision for nondeductible
  expenses, primarily goodwill
  amortization......................       4.8         3.7          4.0               3.4             15.8          0.5
Non-taxable foreign interest
  income............................      (2.5)       (1.2)        (1.2)             (1.2)            (4.2)        (5.0)
Utilization of net operating
  losses............................      (7.2)       (4.6)        (3.3)             (4.0)           --           --
Other...............................       4.3         3.2          1.6               3.6             (0.7)         0.2
                                      -----------   --------      -----             -----            -----        -----
Effective income tax rate for
  continuing operations.............      61.9        40.5         40.3              41.3             48.9         31.9
                                      -----------   --------      -----             -----            -----        -----
                                      -----------   --------      -----             -----            -----        -----
Discontinued operations effective
  income tax rate...................      28.6        98.7         55.4              29.4             28.3         53.9
                                      -----------   --------      -----             -----            -----        -----
                                      -----------   --------      -----             -----            -----        -----

     The difference between the effective income tax rate on discontinued operations and the statutory federal income tax rate primarily relates to non-deductible goodwill amortization and tax depletion.

     Deferred income taxes reflect the net tax effects of tax attributes and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                                             DECEMBER 31,
                                                                            SEPTEMBER 30,    ------------
                                                                                1996         1995    1994
                                                                            -------------    ----    ----
                                                                             (UNAUDITED)
Deferred tax assets:
     Environmental and legal obligations.................................       $  37          38      26
     Other postretirement benefits and pension obligations...............         118         118     116
     Net operating loss carryforwards....................................      --              70     115
     Other accruals......................................................         128         111     112
                                                                               ------        ----    ----
          Total deferred tax assets......................................         283         337     369
                                                                               ------        ----    ----
Deferred tax liabilities:
     Excess of book over tax basis in property, plant and equipment......         392         470     467
     Other...............................................................         116          28      28
                                                                               ------        ----    ----
          Total deferred tax liabilities.................................         508         498     495
                                                                               ------        ----    ----
          Net deferred tax liabilities ($10 in 1995 and 1994 classified
            in current assets)...........................................       $ 225        $161    $126
                                                                               ------        ----    ----
                                                                               ------        ----    ----

     Certain of the federal income tax returns of the Consolidated Group and certain of the state income tax returns of the Company's subsidiaries are currently under examination by the Internal Revenue Service. In the opinion of management, any assessments which may result will not have a material adverse effect on the financial condition or results of operations of the Company.

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 7 -- LONG-TERM DEBT AND CREDIT ARRANGEMENTS

     The debt included in the combined balance sheets reflects the obligations directly related to the Company. Excluded from such amounts are other obligations which, upon the Demerger, are not anticipated to carryover to the Company as a separate entity.

     The detail of long-term debt is as follows:

                                                                                           DECEMBER 31,
                                                                        SEPTEMBER 30,    ----------------
                                                                            1996          1995      1994
                                                                        -------------    ------    ------
                                                                         (UNAUDITED)

New credit facility..................................................      $   300         --        --
2.39% Senior Exchangeable Discount Notes, Due 2001 (net of
  unamortized discount of $219, $251 and $291).......................        1,036       $1,004    $  964
Allocated Loan bearing interest at 7.0% Due 2003.....................        2,250        2,250     2,250
Debt payable through 2007 at interest rates ranging from 4% to 11%...           75           61        65
Less current maturities of long-term debt............................          (11)         (11)       (5)
                                                                        -------------    ------    ------
                                                                           $ 3,650       $3,304    $3,274
                                                                        -------------    ------    ------
                                                                        -------------    ------    ------

     The Issuer (as defined in Note 12) and the Company, as guarantor, entered into a Credit Agreement, dated as of July 26, 1996 (the 'Credit Agreement'), with Bank of America National Trust and Savings Association, as administrative agent ('Bank of America'), The Chase Manhattan Bank, as documentation agent, and various participating banks and other institutional lenders for the provision of a credit facility (the 'Credit Facility') to the Issuer and certain other Company subsidiaries designated from time to time by the Company (together with the Issuer, the 'Borrowing Subsidiaries').

     The Credit Facility consists of a five-year unsecured revolving credit facility in an amount up to $2.25 billion. Borrowings under the Credit Facility may consist of standby loans (i.e., committed revolving credit loans) or uncommitted competitive loans offered by syndicated banks through an auction mechanism (or both, at the option of the respective Borrowing Subsidiary). Standby loans and competitive loans may be borrowed in either U.S. dollars or other currencies. The proceeds of the Credit Facility may be used to provide working capital to the Borrowing Subsidiaries and for general corporate purposes of the Borrowing Subsidiaries, including the repurchase of Exchangeable Notes pursuant to the Tender Offer or otherwise. Certain proceeds were previously used for repayment of portions of the Company's indebtedness to Hanson.

     The interest rates under the standby loans are based upon, at the option of the respective Borrowing Subsidiaries, (i) the London interbank offered rate ('LIBOR'), (ii) the New York interbank offered rate ('NIBOR') or (iii) in the case of U.S. dollar loans, the higher of Bank of America's prime rate or the federal funds rate plus 0.5% ('ABR'). Interest rates based on LIBOR or NIBOR will be increased by a spread of between 13.5 and 47.5 basis points depending upon the actual ratings (the 'Ratings') by Standard & Poor's Ratings Group and Moody's Investors Service Inc. of senior unsecured non-credit enhanced long-term debt issued by the Issuer and guaranteed by the Company (or issued directly by the Company) or, if there is no such debt, the indicative rating of the Company by such rating agencies. Based on the current Ratings, the spread over LIBOR is presently 22.5 basis points. No spread is charged on ABR loans. The interest rates under the competitive loans will be obtained from those bids selected by the applicable Borrowing Subsidiary.

     A commitment fee is payable to the lenders under the Credit Facility on the aggregate amount of the commitments, whether used or unused, at a rate per annum of between 6.5 and 25 basis points depending upon the Ratings. Loans under the Credit Facility may be repaid and then reborrowed. Based on the current Ratings, the commitment fee is presently 12.5 basis points.

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 7 -- LONG-TERM DEBT AND CREDIT ARRANGEMENTS -- CONTINUED

     During March 1994, one of the Company's subsidiaries issued $1,255 of 2.39% Senior Exchangeable Discount Notes Due 2001. The notes were issued at an original issue discount to par ('OID') of 20.326%, reflecting an issue price of $796.74 per $1,000 principal amount at maturity. The stated interest rate of 2.39% per annum combined with the implicit interest yield attributable to the OID represent a yield to maturity of 6.0%. The notes are not callable until March 1, 1999. The aggregate net proceeds from this issue were approximately $988, of which approximately $923 was paid to the Company for the notes and the difference (less expenses) was paid to an affiliate in consideration of the grant of the ADS Rights described below and considered part of the OID. Each holder of a note has a benefit of a right (an 'ADS Right'), not separately tradeable, which is exercisable at the holder's option until March 1, 2001 to cause the holder's notes to be exchanged for ADSs, with each ADS representing five ordinary shares of 25 pence in the capital of Hanson, currently set at
33.741 ADSs per $1,000 principal amount of maturity of the notes. The ADS Rights are exercisable through an affiliate of Hanson. As a consequence of the Demerger, the Company's subsidiary is obligated under the provisions of the indenture governing such notes to provide a notice to the holders of the notes specifying that it will repurchase notes from holders who exercise their 'change-in-control rights' under the indenture for cash at 101% of their accreted value plus accrued interest. (See Note 13 -- Subsequent Events)

     In conjunction with the acquisition of Quantum Chemical, a subsidiary of the Company established a long term financing agreement with Hanson under which $2,250 was borrowed in October 1993 ('Allocated Loan'). The agreement, as amended, provides for such borrowings to be repaid in October 2003, and bears interest at 7.0% per annum payable annually. The proceeds from this funding as well as other available funds were used to repurchase approximately $2,657 of Quantum Chemical debt and pay related expenses.

     On September 30, 1996, December 31, 1995 and 1994, the Company had outstanding notes payable of $222, $113 and $247, respectively, bearing interest at average rates of approximately 6.1% with maturities of thirty days or less.

     At September 30, 1996, the Company and its subsidiaries had outstanding standby letters of credit amounting to $90.

     The maturities of long-term debt during the next five years are as follows:
1996 -- $11, 1997 -- $33, 1998 -- $13, 1999 -- $2, and 2000 -- $17.

     Interest paid for the nine months ended September 30, 1996, the year ended December 31, 1995, fiscal years ended September 30, 1994 and 1993, and the three months ended December 31, 1994 was $35, $380, $275, $14 and $4, respectively.

NOTE 8 -- PENSION AND OTHER POSTRETIREMENT BENEFITS

     Domestic Pension Plans: The Company has several noncontributory defined benefit pension plans covering substantially all its U.S. employees. The benefits for these plans are based primarily on years of credited service and average compensation as defined under the respective plan provisions. The Company's funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as the Company may determine to be appropriate from time to time.

     The Company also sponsors defined contribution plans for its salaried and certain union employees. Contributions relating to defined contribution plans are made based upon the respective plans' provisions.

     The components of net periodic pension cost for continuing operations for the Company's U.S. defined benefit plans and the total contributions charged to pension expense for the Company's U.S. defined contribution plans are as follows:

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 8 -- PENSION AND OTHER POSTRETIREMENT BENEFITS -- CONTINUED

                                                                                         FISCAL YEAR
                                                                      THREE MONTHS          ENDED
                                                      YEAR ENDED         ENDED          SEPTEMBER 30,
                                                     DECEMBER 31,     DECEMBER 31,    -----------------
                                                         1995             1994        1994        1993
                                                     -------------    ------------    -----      ------

Defined benefit plans:
     Service cost -- benefit earned during the
       period.....................................       $  15            $  3        $ 16        $  6
     Interest cost on projected benefit
       obligation.................................          54              14          56          22
     Actual return on plan assets.................         (79)            (11)        (83)        (34)
     Net amortization and deferral................          --              (8)         --           8
     Curtailment gain.............................          --              (1)         (2)         (1)
                                                         -----           -----        -----      ------
     Net periodic pension (income) expense for
       defined benefit plans......................         (10)             (3)        (13)          1
Defined contribution plans........................           4               1           4           2
                                                         -----           -----        -----      ------
          Total pension (income) expense..........       $  (6)           $ (2)       $ (9)       $  3
                                                         -----           -----        -----      ------
                                                         -----           -----        -----      ------

     Assumptions used in the actuarial calculations relating to the defined benefit plans were as follows:

                                                                              1995      1994
                                                                              ----      ----

Weighted-average discount rates............................................   7.50%     8.50%
Rates of increase in compensation levels...................................   4.25      5.25
Expected long-term rate of return on assets................................   9.00      9.00

     The following table sets forth the funded status and amounts recognized in the combined balance sheets for the Company's U.S. defined benefit pension plans:

                                                               DECEMBER 31, 1995             DECEMBER 31, 1994
                                                           --------------------------    --------------------------
                                                           PLANS WHOSE    PLANS WHOSE    PLANS WHOSE    PLANS WHOSE
                                                             ASSETS       ACCUMULATED      ASSETS       ACCUMULATED
                                                             EXCEED        BENEFITS        EXCEED        BENEFITS
                                                           ACCUMULATED      EXCEED       ACCUMULATED      EXCEED
                                                            BENEFITS        ASSETS        BENEFITS        ASSETS
                                                           -----------    -----------    -----------    -----------

Actuarial present value of benefit obligations:
     Vested benefit obligation..........................      $(632)         $ (51)         $(556)         $ (41)
     Nonvested benefit obligation.......................        (21)            (5)           (19)            (4)
                                                           -----------       -----       -----------       -----
Accumulated benefit obligation..........................      $(653)         $ (56)         $(575)         $ (45)
                                                           -----------       -----       -----------       -----
                                                           -----------       -----       -----------       -----
Projected benefit obligation............................       (703)           (60)          (621)           (49)
Plan assets at fair value...............................        865             36            784             31
                                                           -----------       -----       -----------       -----
Projected benefit obligation less than (in excess) of
  plan assets...........................................        162            (24)           163            (18)
Add (deduct):
     Unrecognized prior service cost....................         (2)             6             (1)             3
     Unrecognized net (gain) loss.......................         15              3              1             (2)
     Unrecognized net asset at date of adoption, net of
       amortization.....................................         (1)            --             (3)            --
     Adjustment required to recognize minimum
       liability........................................         --             (6)            --             (1)
                                                           -----------       -----       -----------       -----
Prepaid (accrued) pension costs (included in Investments
  and other assets).....................................      $ 174          $ (21)         $ 160          $ (18)
                                                           -----------       -----       -----------       -----
                                                           -----------       -----       -----------       -----

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 8 -- PENSION AND OTHER POSTRETIREMENT BENEFITS -- CONTINUED

     The plans' assets are primarily included in a master trust, which principally invests in listed stocks and bonds, including ordinary shares of Hanson (including ordinary shares represented by ADSs) which, at market value, comprise 2.5% and 2.7% of the master trust's assets at December 31, 1995 and 1994, respectively.

     Postretirement Benefits: The Company provides unfunded health care and life insurance benefits to certain groups of retirees. In 1994, the Company adopted Financial Accounting Standards Board SFAS No. 106, 'Employers' Accounting for Postretirement Benefits Other Than Pensions.' Adoption of SFAS 106 did not have a material effect on the Company's financial statements as the Company had provided for the unfunded obligation for other post-employment benefits as part of its accounting for certain business combinations.

     Net periodic postretirement benefit cost includes the following components:

                                                                  THREE MONTHS     FISCAL YEAR
                                                   YEAR ENDED        ENDED            ENDED
                                                  DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,
                                                      1995            1994            1994
                                                  ------------    ------------    -------------

Service cost...................................       $  3            $  1             $ 3
Interest cost..................................          9               2              10
                                                       ---             ---             ---
Net periodic postretirement benefit cost.......       $ 12            $  3             $13
                                                       ---             ---             ---
                                                       ---             ---             ---

     The following table presents the plan's unfunded status reconciled with amounts recognized in the Company's combined balance sheets:

                                                                                           DECEMBER 31,
                                                                                          --------------
                                                                                          1995     1994
                                                                                          -----    -----

Accumulated postretirement benefit obligation:
     Retirees..........................................................................   $(253)   $(249)
     Fully eligible active plan participants...........................................     (38)     (20)
     Other active plan participants....................................................     (14)     (43)
                                                                                          -----    -----
     Accumulated postretirement benefit obligation.....................................    (305)    (312)
Unrecognized net gain..................................................................     (30)     (23)
                                                                                          -----    -----
Accumulated postretirement benefit obligation (included in other liabilities)..........   $(335)   $(335)
                                                                                          -----    -----
                                                                                          -----    -----

     The weighted average annual assumed rates of increase in the health care cost trend rate is 9.4%-12.5% and is assumed to decrease .5% a year to 5.0%-6.0%. The effect of increasing the assumed health care cost trend rates by 1% in each year would increase the accumulated postretirement benefit obligation as of December 31, 1995 by $35 and the aggregate of service and interest components of net periodic postretirement benefit cost for 1995 by $1.

     The weighted average discount rate used in determining the accumulated post retirement benefit obligation was 7.5% and 8.5% at December 31, 1995 and 1994, respectively.

     Foreign Benefit Arrangements: Pension and other employee benefits of the Company's foreign subsidiaries are primarily provided by government sponsored plans and are being accrued currently over the period of active employment. Such amounts are not material.

NOTE 9 -- COMMITMENTS AND CONTINGENCIES

     The Company's Chemicals business is subject, among other things, to several proceedings under the Federal Comprehensive Environmental Response Compensation and Liability Act and other federal and state statutes or agreements with third parties. These proceedings are in various stages ranging from

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 9 -- COMMITMENTS AND CONTINGENCIES -- CONTINUED initial investigation to active settlement negotiations to implementation of the clean-up or remediation of sites.

     Additionally, certain  of  the  Company's subsidiaries  are  defendants  or plaintiffs in lawsuits that have arisen in the normal course of business including those relating to commercial transactions and product liability. While certain of the lawsuits involve allegedly significant amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation will not have a material adverse effect on the Company's financial position or results of operations.

     The Company believes that the range of potential liability for the above matters, collectively, which primarily relates to environmental remediation activities, is between $130 and $180 and has accrued $180 as of September 30, 1996.

     The Company has various contractual obligations to purchase raw materials used in its production of polyethylene, titanium dioxide and fragrance chemicals. Commitments to purchase ethylene used in the production of polyethylene are based on market prices and expire from 1996 through 2000. Commitments to purchase ore used in the production of titanium dioxide are generally three to eight year contracts with competitive prices generally determined at a fixed amount subject to escalation for inflation. Total commitments to purchase ore aggregate approximately $1,300 for titanium dioxide and expire between 1997 and 2002. Commitments to acquire crude sulfate turpentine, used in the production of fragrance and flavor chemicals, are generally pursuant to one to five year contracts with prices based on the market price and which expire from 1996 through 2000.

     Certain of the Discontinued Businesses have also been named as defendants, PRPs or both in environmental proceedings or have contractual liabilities to indemnify the purchasers of certain environmental liabilities. Hanson or a Hanson subsidiary will agree to indemnify the Company against any losses relating to such liabilities.

NOTE 10 -- LEASES

     Rental expense for operating leases is as follows:

                                                                                                       FISCAL YEAR
                                       NINE MONTHS ENDED                         THREE MONTHS             ENDED
                                         SEPTEMBER 30,            YEAR ENDED         ENDED            SEPTEMBER 30,
                                  ----------------------------   DECEMBER 31,    DECEMBER 31,    ------------------------
                                      1996           1995            1995            1994           1994         1993
                                  -------------  -------------   ------------    -------------   -----------  -----------
                                          (UNAUDITED)

Minimum rentals.................        $38           $32             $59             $15            $56           $4

     Future minimum rental commitments under noncancellable operating leases as of December 31, 1995 are as follows:

1996................................................................   $50
1997................................................................    42
1998................................................................    33
1999................................................................    27
2000................................................................    14
Thereafter..........................................................    14

NOTE 11 -- OPERATIONS BY INDUSTRY SEGMENTS AND GEOGRAPHIC AREA

     The Company's principal operations (excluding its interest in Suburban Propane) will be grouped into five business segments: polyethylene and related products, acetyls and alcohol and specialty polymer products, which are produced by Quantum Chemical; TiO2 and related products, which are produced by SCM Chemicals; and fragrance and flavor chemicals, which are produced by Glidco.

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 11 -- OPERATIONS BY INDUSTRY SEGMENTS AND GEOGRAPHIC AREA -- CONTINUED
     The following is a summary of the Company's continuing operations by industry segment and geographic area:

                                           NINE MONTHS                                           FISCAL YEAR
                                              ENDED                          THREE MONTHS           ENDED
                                          SEPTEMBER 30,       YEAR ENDED        ENDED           SEPTEMBER 30,
                                         ----------------    DECEMBER 31,    DECEMBER 31,    --------------------
                                          1996      1995         1995            1994         1994         1993
                                         ------    ------    ------------    ------------    -------      -------
                                           (UNAUDITED)
NET SALES:
Quantum Chemical(1):
     Polyethylene and related
       products.......................   $  944    $1,115       $1,374          $  327       $ 1,061      $    --
     Acetyls and alcohol..............      294       366          461             105           347           --
     Specialty polymer products.......      274       271          363              82           318           --
                                         ------    ------    ------------    ------------    -------      -------
          Subtotal....................    1,512     1,752        2,198             514         1,726           --
SCM Chemicals:
     Titanium dioxide and related
       products.......................      680       663          860             185           795          783
Glidco:
     Fragrance and flavor chemicals...       87        76          103              24            89           79
                                         ------    ------    ------------    ------------    -------      -------
                                          2,279     2,491        3,161             723         2,610          862
                                         ------    ------    ------------    ------------    -------      -------
Propane(2)............................       --       448          639             185           678           --
                                         ------    ------    ------------    ------------    -------      -------
          Total.......................   $2,279    $2,939       $3,800          $  908       $ 3,288      $   862
                                         ------    ------    ------------    ------------    -------      -------
                                         ------    ------    ------------    ------------    -------      -------

                                                 NINE MONTHS                                          FISCAL YEAR
                                                    ENDED                            THREE MONTHS        ENDED
                                                SEPTEMBER 30,         YEAR ENDED        ENDED        SEPTEMBER 30,
                                            ---------------------    DECEMBER 31,    DECEMBER 31,    --------------
                                               1996         1995         1995            1994        1994      1993
                                            -----------    ------    ------------    ------------    ----      ----
                                                 (UNAUDITED)
OPERATING INCOME:
Quantum Chemical(1):
     Polyethylene and related products...      $ 112        $337         $380            $ 92        $ 23      $ --
     Acetyls and alcohol.................         39         121          142              38          70        --
     Specialty polymer products..........         32          47           59              13          42        --
                                            -----------    ------      ------          ------        ----      ----
          Subtotal.......................        183         505          581             143         135        --
SCM Chemicals(3):
     Titanium dioxide and related
       products..........................         (6)        136          177              27         106       113
Glidco:
     Fragrance and flavor chemicals......         28          23           31               7          27        26
                                            -----------    ------      ------          ------        ----      ----
                                                 205         664          789             177         268       139
                                            -----------    ------      ------          ------        ----      ----
Propane(2)...............................         --          26           53              26          76        --
                                            -----------    ------      ------          ------        ----      ----
          Total..........................      $ 205        $690         $842            $203        $344      $139
                                            -----------    ------      ------          ------        ----      ----
                                            -----------    ------      ------          ------        ----      ----

------------

(1) Quantum Chemical was acquired on September 30, 1993 in a transaction accounted for as a purchase.

(2) Suburban Propane is reflected as a continuing operation of the Company (i.e., division of Quantum Chemical) through December 31, 1995. In March 1996, the Company sold a 73.6% interest in

                                          (footnote continued on following page)

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

(footnote continued from previous page)

NOTE 11 -- OPERATIONS BY INDUSTRY SEGMENTS AND GEOGRAPHIC AREA -- CONTINUED Suburban Propane in an initial public offering. The Company has accounted for its continuing investment under the equity method effective January 1, 1996.

(3) The nine months ended September 30, 1996 includes non-recurring charges of $75 to reduce the carrying value of certain facilities employed in the sulfate-process manufacturing of TiO2 and to provide for the costs associated with the closure of certain sulfate process production, as described in Note 4.

                                                                                                   DECEMBER 31,
                                                                               SEPTEMBER 30,    ------------------
                                                                                   1996          1995       1994
                                                                               -------------    -------    -------
                                                                                (UNAUDITED)
IDENTIFIABLE ASSETS:
Quantum Chemical:
     Polyethylene and related products......................................      $ 2,699       $ 2,622    $ 2,676
     Acetyls and alcohol....................................................          725           704        681
     Specialty polymer products.............................................          483           448        414
                                                                               -------------    -------    -------
          Subtotal..........................................................        3,907         3,774      3,771
SCM Chemicals:
     Titanium dioxide and related products..................................          829           907        733
Glidco:
     Fragrance and flavor chemicals.........................................           87            77         56
Propane.....................................................................           --           733        731
Businesses held for sale....................................................          617         3,772      3,757
Corporate(a)................................................................          739           780        976
                                                                               -------------    -------    -------
          Total.............................................................      $ 6,179       $10,043    $10,024
                                                                               -------------    -------    -------
                                                                               -------------    -------    -------

------------

(a) Corporate assets consist primarily of cash and cash equivalents, prepaid interest to an affiliate and other assets.

                                                   NINE MONTHS                                             FISCAL YEAR
                                                      ENDED                             THREE MONTHS          ENDED
                                                  SEPTEMBER 30,          YEAR ENDED        ENDED          SEPTEMBER 30,
                                             ------------------------   DECEMBER 31,    DECEMBER 31,    ------------------
                                                1996         1995           1995            1994         1994        1993
                                             -----------  -----------   ------------    ------------    ------      ------
                                                   (UNAUDITED)

DEPRECIATION AND AMORTIZATION:
Quantum Chemical:
     Polyethylene and related products.....   $      77    $      82        $109            $ 28         $113        $ --
     Acetyls and alcohol...................          19           22          31               6           32          --
     Specialty polymer products............          15           16          21               5           24          --
                                             -----------  -----------     ------             ---        ------      ------
          Subtotal.........................         111          120         161              39          169          --
SCM Chemicals:
     Titanium dioxide and related
       products............................          37           33          42              10           40          39
Glidco:
     Fragrance and flavor chemicals........           4            2           3               1            3           4
Propane....................................          --           25          34               9           34          --
Corporate..................................          --           --           1              --            1           1
                                             -----------  -----------     ------             ---        ------      ------
          Total............................   $     152    $     180        $241            $ 59         $247        $ 44
                                             -----------  -----------     ------             ---        ------      ------
                                             -----------  -----------     ------             ---        ------      ------

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 11 -- OPERATIONS BY INDUSTRY SEGMENTS AND GEOGRAPHIC AREA -- CONTINUED

                                                   NINE MONTHS                                             FISCAL YEAR
                                                      ENDED                             THREE MONTHS          ENDED
                                                  SEPTEMBER 30,          YEAR ENDED        ENDED          SEPTEMBER 30,
                                             ------------------------   DECEMBER 31,    DECEMBER 31,    ------------------
                                                1996         1995           1995            1994         1994        1993
                                             -----------  -----------   ------------    ------------    ------      ------
                                                   (UNAUDITED)

CAPITAL EXPENDITURES:
Quantum Chemical:
     Polyethylene and related products.....   $     108    $      41        $ 62            $  7         $ 28        $ --
     Acetyls and alcohol...................          49           19          30               5           11          --
     Specialty polymer products............           3           10          13               2            2          --
                                             -----------  -----------     ------             ---        ------      ------
          Subtotal.........................         160           70         105              14           41          --
SCM Chemicals:
     Titanium dioxide and related
       products............................          54           96         124               7           41          24
Glidco:
     Fragrance and flavor chemicals........           9           13          17               3            7           2
Propane....................................          --           21          29               6           19          --
Corporate..................................          --            1           1              --            1           2
                                             -----------  -----------     ------             ---        ------      ------
          Total............................   $     223    $     201        $276            $ 30         $109        $ 28
                                             -----------  -----------     ------             ---        ------      ------
                                             -----------  -----------     ------             ---        ------      ------

NET SALES:
     United States.........................   $   2,008    $   2,674      $3,462            $840       $2,992        $578
     Foreign...............................         291          287         368             82           322         309(1)
     Inter-area elimination................         (20)         (22)        (30)           (14)          (26)        (25)
                                              ---------    ---------    --------            ---        ------        ----
          Total............................   $   2,279    $   2,939      $3,800           $908        $3,288        $862
                                              ---------    ---------    --------           ----        ------        ----
                                              ---------    ---------    --------           ----        ------        ----
Operating income:
     United States.........................   $     156    $     619       $  743          $188        $  297        $106
     Foreign...............................          49           71           99            15            47          33
                                              ---------    ---------    ---------          ----        ------        ----
          Total............................   $     205    $     690       $  842          $203        $  344        $139
                                              ---------    ---------    ---------          ----        ------        ----
                                              ---------    ---------    ---------          ----        ------        ----

------------

(1) $194 is attributable to Europe and $115 to Asia/Pacific.

                                                                                                 DECEMBER 31,
                                                                            SEPTEMBER 30,    --------------------
                                                                                1996          1995         1994
                                                                            -------------    -------      -------
                                                                             (UNAUDITED)
Identifiable assets:
     United States -- Continuing.........................................      $ 4,745       $ 5,525      $ 5,607
                     -- Discontinued.....................................          617         3,772        3,757
     Foreign.............................................................          817           746          660
                                                                            -------------    -------      -------
          Total..........................................................      $ 6,179       $10,043      $10,024
                                                                            -------------    -------      -------
                                                                            -------------    -------      -------

     Most of the Company's foreign operations are conducted by subsidiaries in the United Kingdom and Australia. Sales between the Company's United States operations and its foreign operations are made on terms similar to those of its third-party distributors. Sales between geographic areas are not significant.

     Income and expenses not allocated to industry segment in computing operating income include interest income and expense and other income and expense of a general corporate nature.

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 11 -- OPERATIONS BY INDUSTRY SEGMENTS AND GEOGRAPHIC AREA -- CONTINUED Export sales from the United States for the nine months ended September 30,
1996 and 1995, the year ended December 31, 1995, the three months ended December 31, 1994 and the fiscal years ended September 30, 1994 and 1993 were approximately $289, $348, $379, $80, $277 and $60, respectively.

NOTE 12 -- INFORMATION ON MILLENNIUM AMERICA

     Millennium America Inc. (the 'Issuer') is a wholly owned subsidiary of the Company and is a holding company for all of the Company's operating subsidiaries other than the non-U.S. affiliates of SCM Chemicals. For the nine months ended September 30, 1996, the non-U.S. affiliates of SCM Chemicals Inc. had sales of approximately $291 million and operating income of $49 million; at September 30, 1996, they had total assets of approximately $377 million. The Issuer is obligated for the borrowings under the 2.39% Senior Exchangeable Discount Notes and will be the principal issuer of the senior notes and debentures subject to this Offering. Accordingly, the following financial information is provided for the Issuer: Proforma Combined Balance Sheet as of September 30, 1996, Combined Balance Sheets as of September 30, 1996, December 31, 1995 and December 31, 1994 and the Combined Statements of Operations of the Issuer for the Nine Months Ended September 30, 1996, the Year Ended December 31, 1995, the Three Months Ended December 31, 1994 and the Fiscal Years Ended September 30, 1994 and 1993.

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

                            MILLENNIUM AMERICA INC.
                            COMBINED BALANCE SHEETS

                                                                                                      DECEMBER 31,
                                                                   PRO FORMA        SEPTEMBER 30,   ----------------
                                                               SEPTEMBER 30, 1996       1996         1995      1994
                                                               ------------------    -----------    ------    ------
                                                                  (UNAUDITED)        (UNAUDITED)

                           ASSETS
Current assets:
     Cash and cash equivalents..............................         $  356            $   356      $  346    $  336
     Trade receivables, net.................................            440                440         438       455
     Inventories............................................            362                362         468       397
     Other current assets...................................             69                109         221       220
     Net assets of Discontinued Businesses to be sold to
       Hanson...............................................             --                617       3,766         0
                                                                    -------          -----------    ------    ------
          Total current assets..............................          1,227              1,884       5,239     1,408
                                                                    -------          -----------    ------    ------
Property, plant and equipment net...........................          1,804              1,804       2,103     2,022
Investments and other assets................................            336                336         278       451
Net assets of Discontinued Businesses to be sold to
  Hanson....................................................             --                 --           0     3,757
Goodwill....................................................          1,778              1,778       2,042     2,095
                                                                    -------          -----------    ------    ------
          Total assets......................................         $5,145            $ 5,802      $9,662    $9,733
                                                                    -------          -----------    ------    ------
                                                                    -------          -----------    ------    ------
               LIABILITIES & INVESTED CAPITAL
Current liabilities:
     Notes payable..........................................         $  219            $   219      $  113    $  193
     Current maturities of long-term debt...................             11                 11          11         5
     Trade accounts payables................................            117                117         161       122
     Income taxes payable...................................             29                 29           0      (108)
     Accrued expenses and other liabilities.................            421                421         555       523
                                                                    -------          -----------    ------    ------
          Total current liabilities.........................            797                797         840       735
Non-current liabilities:
     Long-term debt.........................................          2,246              3,622       3,304     3,274
     Deferred income taxes..................................            111                207         150       115
     Other liabilities......................................            947                937         881       919
                                                                    -------          -----------    ------    ------
          Total liabilities.................................          4,101              5,563       5,175     5,043
                                                                    -------          -----------    ------    ------
Commitments and contingencies
Invested capital............................................          1,044                239       4,487     4,690
                                                                    -------          -----------    ------    ------
          Total liabilities and invested capital............         $5,145            $ 5,802      $9,662    $9,733
                                                                    -------          -----------    ------    ------
                                                                    -------          -----------    ------    ------

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

                            MILLENNIUM AMERICA INC.
                       COMBINED STATEMENTS OF OPERATIONS

                                                                                                        FISCAL YEAR
                                           NINE MONTHS ENDED               YEAR        THREE MONTHS        ENDED
                                     ------------------------------       ENDED           ENDED        SEPTEMBER 30,
                                     SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,    --------------
                                         1996             1995             1995            1994         1994     1993
                                     -------------    -------------    ------------    ------------    ------    ----
                                              (UNAUDITED)

Net sales.........................      $ 1,988          $ 2,652          $3,432           $826        $2,967    $553
Less operating costs and expenses:
     Cost of products sold........        1,480            1,685           2,229            534         2,241     369
     Depreciation and
       amortization...............          141              167             223             54           231      29
     Selling, development and
       administrative expenses....          136              181             236             51           198      49
     Asset impairment and related
       closure costs..............           75               --              --             --            --      --
                                     -------------    -------------    ------------      ------        ------    ----
          Operating income........          156              619             744            187           297     106
Interest expense, primarily to a
  related party...................          171              180             240             59           204      14
Interest income...................          (21)             (20)            (24)            (5)          (19)    (26)
Gain on sale of Suburban
  Propane.........................         (210)              --              --             --            --      --
Equity in earnings of Suburban
  Propane.........................          (32)              --              --             --            --      --
Other expense, net................            9               53              56              1            11      (2)
                                     -------------    -------------    ------------      ------        ------    ----
     Income from continuing
       operations before provision
       for income taxes...........          239              406             472            132           101     120
Provision for income taxes........         (160)            (167)           (196)           (55)          (55)    (38)
                                     -------------    -------------    ------------      ------        ------    ----
     Income from continuing
       operations.................           79              239             276             77            46      82
(Loss)/income from discontinued
  operations (net of income taxes
  of ($1,269), $3, $22, $5, $11
  and $23)........................       (3,167)              --              18             12            28      20
                                     -------------    -------------    ------------      ------        ------    ----
     Net (loss) income............      $(3,088)         $   239          $  294           $ 89        $   74    $102
                                     -------------    -------------    ------------      ------        ------    ----
                                     -------------    -------------    ------------      ------        ------    ----

NOTE 13 -- SUBSEQUENT EVENTS

     In October, 1996, one of the Company's subsidiaries entered into a number of interest rate protection agreements which have effectively fixed interest rates on $750 million of floating rate debt. Under these agreements, the Company subsidiary will pay the counterparties interest at a fixed rate and the counterparties will pay the Company subsidiary interest at a variable rate based on LIBOR. The fixed rates payable under these agreements average 5.7875% with terms expiring at various dates through October, 1998. In addition, one of the Company's subsidiaries entered into forward contracts to hedge the impact of exchange rate fluctuations on approximately `L'200 million of its sterling cash

                           MILLENNIUM CHEMICALS INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 13 -- SUBSEQUENT EVENTS -- CONTINUED deposits. Since these agreements have been recently entered into, the fair market value of these agreements is not materially different than the value based on the stated terms.

     On October 18, 1996, as required by the Exchangeable Note Indenture, a subsidiary of the Company commenced a Tender Offer to repurchase any and all Exchangeable Notes from holders who exercise their 'change in control' rights under the indenture for cash of 101% of their accreted value plus accrued interest. It is anticipated that such repurchase will be funded with the net proceeds of a new issuance of debt securities and additional long-term borrowings under the New Credit Facility.

                                                                     SCHEDULE II

                           MILLENNIUM CHEMICALS INC.
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN MILLIONS)

                                                                        COLUMN C
                                                            --------------------------------
                                               COLUMN B                ADDITIONS
                                             ------------   --------------------------------    COLUMN D       COLUMN E
                 COLUMN A                     BALANCE AT     CHARGED TO                        -----------   -------------
-------------------------------------------  BEGINNING OF      COSTS       CHARGED TO OTHER    DEDUCTIONS-    BALANCE AT
                DESCRIPTION                     PERIOD      AND EXPENSES   ACCOUNTS-DESCRIBE    DESCRIBE     END OF PERIOD
-------------------------------------------  ------------   ------------   -----------------   -----------   -------------

Fiscal year ended September 30, 1993
  Deducted from asset accounts:
     Allowance for doubtful accounts.......       $7           --              --                --               $ 7
Fiscal year ended September 30, 1994
  Deducted from asset accounts:
     Allowance for doubtful accounts.......        7              10           --                    3(a)          14
Three months ended December 31, 1994
  Deducted from asset accounts:
     Allowance for doubtful accounts.......       14               1           --                --                15
Year ended December 31, 1995
  Deducted from asset accounts:
     Allowance for doubtful accounts.......       15               5           --                    4(a)          16
Nine months ended September 30, 1996
  Deducted from asset accounts:
     Allowance for doubtful accounts.......       16           --              --                   (8)(a)(b)        8

------------

 (a) Uncollectible accounts written off, net of recoveries

 (b)  Sale of Suburban Propane

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of QUANTUM CHEMICAL CORPORATION

     In our opinion, the accompanying consolidated statements of operations and of cash flows of Quantum Chemical Corporation and subsidiary companies present fairly, in all material respects, the results of their operations and their cash flows for the nine months ended September 30, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
October 29, 1993
Morristown, New Jersey

                          QUANTUM CHEMICAL CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1993
                                 (IN MILLIONS)

Net sales......................................................................................   $1,699
Cost of goods sold.............................................................................    1,576
Selling and administrative expenses............................................................       74
Research and development expense...............................................................       33
Corporate and general expenses.................................................................      117
                                                                                                  ------
Operating loss.................................................................................     (101)
Interest on borrowings -- net..................................................................     (199)
Other income...................................................................................        1
                                                                                                  ------
Loss before income tax benefit.................................................................     (299)
Income tax benefit.............................................................................      105
                                                                                                  ------
Net loss.......................................................................................   $ (194)
                                                                                                  ------
                                                                                                  ------

                          QUANTUM CHEMICAL CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1993
                                 (IN MILLIONS)

Cash flow from operating activities:
     Net loss...................................................................................   $(194)
     Adjustments to reconcile loss to net cash provided by operations:
          Depreciation and amortization.........................................................     145
          Other.................................................................................      22
     Change in assets and liabilities:
          Receivables...........................................................................      64
          Inventories...........................................................................     (12)
          Prepaid expenses and other current assets.............................................      90
          Accounts payable and accrued liabilities..............................................      83
          Deferred income taxes.................................................................     (96)
                                                                                                   -----
          Cash provided by operating activities.................................................     102
                                                                                                   -----
Cash flow from investing activities:
     Capital expenditures.......................................................................     (95)
     Other......................................................................................       9
                                                                                                   -----
          Cash used for investing activities:...................................................     (86)
                                                                                                   -----
Cash flow from financing activities:
     Proceeds from issuance of long-term debt...................................................     300
     Payments of long-term debt and capital lease obligations...................................    (334)
     Payments of debt issue costs...............................................................      (8)
     Proceeds from issuance of common stock.....................................................      69
                                                                                                   -----
          Cash provided by financing activities.................................................      27
                                                                                                   -----
Net increase in cash and cash equivalents.......................................................      43
Cash and cash equivalents at beginning of year..................................................     108
                                                                                                   -----
Cash and cash equivalents at end of year........................................................   $ 151
                                                                                                   -----
                                                                                                   -----

     Supplemental disclosures -- Income tax refunds of $74 were received in 1993. Interest payments were $225 in 1993.

                          QUANTUM CHEMICAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 (IN MILLIONS)

NOTE 1 -- DESCRIPTION OF MERGER AND BASIS OF PRESENTATION

     Quantum Chemical Corporation ('QCC') became a wholly-owned indirect subsidiary of Hanson PLC, an English public limited company ('Hanson'), as a result of the consummation on September 30, 1993, of the merger (the 'Merger') provided for in an Agreement and Plan of Merger dated as of June 29, 1993, as amended (the 'Merger Agreement').

     QCC was the surviving corporation in the Merger; where appropriate below, QCC as it existed before the Merger is referred to as the 'predecessor company' and QCC as it existed after the Merger is referred to as the 'successor company.' Subsequent to the Merger, QCC changed its fiscal year end from December 31 to a 52-53 week fiscal year ending September 30.

     Pursuant to the Merger, a Hanson subsidiary acquired all of the outstanding shares of common stock of QCC in a tax free exchange of approximately 42 million new American Depositary Shares of Hanson ('Hanson ADSs') at an exchange rate of
1.176 ADS per common share of the predecessor company. The Hanson ADSs were issued for the benefit of the merged corporation in consideration of $815 paid to Hanson in the pound sterling equivalent thereof. Prior to the Merger, the merged corporation was capitalized with the issuance of 1,000 shares for a nominal amount on June 29, 1993, and the issuance of 1,200 shares for $815 on September 30, 1993. In accordance with the Merger Agreement, the shares of the merged corporation were, upon the Merger, converted into the sole outstanding shares of the successor company, all of which shares were acquired by Hanson America Inc., a wholly-owned indirect subsidiary of Hanson ('Hanson America').

     Hanson America accounted for the merger as a purchase, effective September 30, 1993, in accordance with Accounting Principles Board Opinion No. 16 ('APB No. 16'). The fair values of the assets acquired and liabilities assumed were fully allocated to QCC.

     The consolidated statements of operations and cash flows for the period ended September 30, 1993, are presented using the predecessor company's historical basis of accounting.

NOTE 2 -- SUMMARY OF ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The financial statements include the accounts of all majority-owned companies.

INVENTORIES

     Inventories are  valued at  the lower  of  cost or  market. Cost  has  been
determined   for  the  various  categories  of  inventory  using  the  first-in, first-out; last-in; first-out; or average cost methods as deemed appropriate.

PROPERTY, PLANT AND EQUIPMENT

     Depreciation is determined for the related groups of assets under the straight-line method based upon their estimated useful lives. Certain interest costs are capitalized as part of the cost of major construction projects. Interest cost capitalized was $3 in 1993. Minor renewals or replacements and maintenance and repairs are expensed. Major replacements and improvements are capitalized. Gains or losses on disposal of assets are credited or charged to income.

GOODWILL AND OTHER INTANGIBLE ASSETS

     The excess of the cost of acquired businesses to the predecessor company over values assigned to the net tangible and identifiable assets has been classified as goodwill and amortized to income over

                          QUANTUM CHEMICAL CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 2 -- SUMMARY OF ACCOUNTING POLICIES -- CONTINUED periods of not more than 40 years. The cost of the identifiable intangible assets to the predecessor company has been amortized to income over their estimated lives, which are not more than 15 years. Amortization of historical goodwill and other intangible assets charged to income was $5 for the nine months ended September 30, 1993.

     The Merger discussed in Note 1 resulted in the full allocation of the purchase price to the fair value of the acquired assets and assumed liabilities of the successor company. Goodwill at September 30, 1993, arising from the Merger, will be amortized straight-line over 40 years by the successor company.

TAXES ON INCOME

     The income tax benefit includes the tax effects of revenue and expense transactions included in the determination of financial statement income. Where such transactions are included in the determination of taxable income in a different year, the tax effects are deferred.

PENSIONS

     Pension costs are actuarially determined under the projected unit credit cost method and include amounts for current service and interest on projected benefit obligations and plan assets.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The cost of postretirement medical health care and other insurance benefits is accrued over the period during which active employees become eligible for such benefits.

NET LOSS PER COMMON SHARE

     As of September 30, 1993, QCC is a wholly-owned subsidiary of Hanson America. Accordingly, the requirements of Accounting Principles Board of Opinion No. 15 do not apply, and net loss per share has not been computed for the period ended September 30, 1993.

NOTE 3 -- INFORMATION BY SEGMENT

     QCC's operations have been classified into industry segments based on the sale of related products as follows:

     Petrochemicals    (Quantum    Chemical)   --    principally   polyethylene,
polypropylene, acetic acid, vinyl acetate and ethyl alcohol.

     Propane marketing (Suburban Propane) -- liquid petroleum gases, principally propane.

     No  individual  customer's  purchases   exceeded  10%  of  sales.   Foreign
operations and assets and transfers between segments were not significant.

     Operating results for each segment were determined by deducting from net sales the cost of goods sold, and the selling and administrative and research and development expenses attributable to segment operations.

                          QUANTUM CHEMICAL CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 3 -- INFORMATION BY SEGMENT -- CONTINUED

     The following table summarizes selected financial data by industry segment for the nine month period ended September 30, 1993:

Net sales
     Petrochemicals........................................................   $1,218
     Propane marketing.....................................................      481
                                                                              ------
          Total............................................................   $1,699
                                                                              ------
                                                                              ------
Operating (loss) profit
     Petrochemicals........................................................   $  (22)
     Propane marketing.....................................................       38
     Corporate and general.................................................     (117)
                                                                              ------
          Total............................................................   $ (101)
                                                                              ------
                                                                              ------
Capital expenditures
     Petrochemicals........................................................   $   72
     Propane marketing.....................................................       23
                                                                              ------
          Total............................................................   $   95
                                                                              ------
                                                                              ------
Depreciation and amortization expense
     Petrochemicals........................................................   $  113
     Propane marketing.....................................................       27
     Corporate.............................................................        5
                                                                              ------
          Total............................................................   $  145
                                                                              ------
                                                                              ------

NOTE 4 -- TAXES ON INCOME

     The following is a reconciliation of the U.S. statutory corporate federal income tax rate to the effective income tax rate:

                                                                                   NINE MONTHS
                                                                                      ENDED
                                                                                  SEPTEMBER 30,
                                                                                      1993
                                                                                  -------------

Federal income tax rate                                                               (35.0)%
Changes in the tax rate resulting from:
     State and local taxes (net of federal benefit)............................        (4.3)
     Change in federal tax rate................................................         3.5
     Other.....................................................................          .6
                                                                                     ------
          Effective income tax rate............................................       (35.2)%
                                                                                     ------
                                                                                     ------

                          QUANTUM CHEMICAL CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 4 -- TAXES ON INCOME -- CONTINUED

     The following table gives details of the income tax benefit for the nine months ended September 30, 1993:

Current income taxes:
     U.S. federal........................................................................       $  --
     State, local and foreign............................................................          --
Deferred income taxes (refundable) payable:
     U.S. -- net effect of timing differences:
          Depreciation expense...........................................................          16
          Tax loss carryforwards.........................................................         (44)
          Insurance recoveries...........................................................         (10)
          Postretirement benefits other than pensions....................................          (1)
          Pensions/severance.............................................................         (27)
          Casualty and other insurance expense...........................................           1
          Plant shutdown costs...........................................................           5
          Federal tax rate change........................................................          10
          Partnership benefits (reversal)................................................         (40)
          Other..........................................................................         (15)
                                                                                               ------
Income tax benefit.......................................................................       $(105)
                                                                                               ------
                                                                                               ------

     At September 30, 1993, QCC had a tax net operating loss carryforward of $44, which will expire in 2008. The Merger is not expected to limit the utilization of this net operating loss carryforward.

NOTE 5 -- PENSION AND SAVINGS PLANS

     QCC has noncontributory defined benefit plans covering most employees. The benefits of these plans are based primarily on years of service and employees' pay near retirement. QCC's funding policy is consistent with the minimum funding requirements of ERISA. Plan assets consist principally of common stocks and U.S. government and corporate obligations. Net pension credit for the nine months ended September 30, 1993 included the following components:

Service cost -- benefits earned during the period....................       $   9
Interest cost on projected benefit obligation........................          25
Actual return on assets..............................................         (51)
Amortization of unrecognized amounts, net............................          (7)
Deferral of gain.....................................................          11
Curtailment gain.....................................................           4
                                                                            -----
     Net pension credit..............................................       $  (9)
                                                                            -----
                                                                            -----

     QCC has defined contribution plans covering most employees, which include a savings feature and an employee stock ownership feature (ESOP). Under the savings feature, participant contributions are matched by QCC contributions in cash or QCC common stock. The ESOP feature permits QCC to make stock bonus awards, in cash or QCC common stock, to eligible employees, based on QCC's performance. There was no stock bonus award in 1993.

                          QUANTUM CHEMICAL CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 6 -- POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     QCC provides, or makes available at low cost, welfare benefits for most of its retired employees. Substantially all of QCC's employees become eligible for such benefits if they reach retirement age while still working for QCC. The benefits are provided through insurance companies whose charges are based on benefits paid during the year. QCC has the right to modify or terminate these benefits.

     The periodic expense for postretirement benefits included the following components for the nine month period ended September 30, 1993:

Service cost for benefits earned during the year.............................   $  1
Interest cost on accumulated benefit obligation..............................      8
Amortization of unrecognized prior service cost..............................     (5)
Curtailment loss.............................................................      8
Accelerated recognition of prior service cost................................     (2)
                                                                                ----
     Total expense...........................................................   $ 10
                                                                                ----
                                                                                ----

     The 1993 accumulated benefit obligation was based on claim data for calendar year 1992.

     The effect on the present value of the accumulated benefit obligation at January 1, 1993, of a 1% increase each year in the health care cost trend used, would increase the amount of the net periodic expense (service cost and interest cost) by $1 for 1993.

NOTE 7 -- COMMITMENTS

     QCC's principal lease commitments are for railroad cars, automobiles, data processing equipment and warehouse space. These leases generally contain renewal options and provide that QCC will pay utility, insurance, tax and maintenance costs.

     Rental expense for all operating leases (except those with terms of a month or less, that were not renewed) was $45 for the nine month period ended September 30, 1993. The effect of contingent rentals and sublease rentals included therein was not significant.

     Minimum  payments  required   under  leases  with   initial  or   remaining
noncancellable terms in excess of one year as of September 30, 1993 were as follows:

                            FISCAL YEAR ENDED                               OPERATING
                              SEPTEMBER 30,                                  LEASES
-------------------------------------------------------------------------   ---------

     1994................................................................     $  50
     1995................................................................        41
     1996................................................................        28
     1997................................................................        21
     1998................................................................        18
     Later years.........................................................        26
                                                                            ---------
          Total minimum lease payments...................................     $ 184
                                                                            ---------
                                                                            ---------

     The minimum payments have not been reduced by sublease rentals due in the future under noncancellable subleases, which are considered insignificant.

     QCC has other commitments, including those related to the construction and development of facilities, all made in the normal course of business.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  and Stockholders of
  MILLENNIUM CHEMICALS INC.

     In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Millennium Chemicals Inc. at April 18, 1996, in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Morristown, New Jersey
July 2, 1996

                           MILLENNIUM CHEMICALS INC.

                                 BALANCE SHEET

                                                                                     APRIL 18,
                                                                                       1996
                                                                                     ---------

Assets:
     Cash.........................................................................      $ 3
                                                                                        ---
                                                                                        ---
Shareholder's Equity:
     Common Stock, $.01 par value per share;
       1,000 authorized, 3 shares issued..........................................      $ 3
                                                                                        ---
                                                                                        ---

NOTE

Millennium Chemicals Inc. (the 'Company') was incorporated on April 18, 1996 to serve as the holding company of the chemicals business of Hanson PLC to be spun off in a stock dividend to Hanson PLC's stockholders.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement dated the date hereof, the Issuer has agreed to sell to each of the Underwriters named below, and each of such Underwriters has severally agreed to purchase, the respective principal amount of each series of the Securities set forth opposite its name below:

                                                                               PRINCIPAL     PRINCIPAL
                                                                               AMOUNT OF     AMOUNT OF
UNDERWRITER                                                                      NOTES       DEBENTURES
----------------------------------------------------------------------------   ----------    ----------

Goldman, Sachs & Co. .......................................................   $             $
Bear, Stearns & Co. Inc. ...................................................
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated .................................................
J.P. Morgan Securities Inc. ................................................
Salomon Brothers Inc .......................................................
                                                                               ----------    ----------
     Total..................................................................   $             $
                                                                               ----------    ----------
                                                                               ----------    ----------

     Under  the  terms  and  conditions  of  the  Underwriting  Agreement,   the
Underwriters are committed to take and pay for all of each series of the Securities, if any are taken.

     The Underwriters propose to offer each series of the Securities in part directly to the public at the respective initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers
at such prices less a concession not to exceed        % of the principal  amount
of  the  Notes and  not to  exceed           %  of the  principal amount  of the
Debentures. The  Underwriters  may  allow,  and  such  dealers  may  reallow,  a
concession not to exceed       % of the principal amount of the Notes and not to
exceed        % of the principal amount of the Debentures to certain brokers and dealers. After the Securities are released for sale to the public, the offering prices and other selling terms may from time to time be varied by the Underwriters.

     The Securities will be new issues of securities with no established trading market. The Issuer has been advised by the Underwriters that, subject to applicable law, the Underwriters currently intend to make a market in each series of the Securities, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for each series of Securities.

     From time to time in the ordinary course of their businesses, affiliates of certain of the Underwriters have engaged and may in the future engage in general financing and banking transactions with the Company, the Issuer and their affiliates. If the net proceeds of the Offering exceed the amount necessary to pay the Repurchase Price for Pre-Demerger Notes tendered pursuant to the Tender Offer, such excess will be used to repay indebtedness under the Credit Facility. J.P. Morgan Securities Inc. is an affiliate of Morgan Guaranty Trust Company of New York, a lender under the Credit Facility. In addition, certain other dealers which may participate in the Offering may be affiliates of lenders under the Credit Facility.

     Certain of the Underwriters have provided from time to time, and expect to provide in the future, investment banking services to the Company, the Issuer and their affiliates, for which such Underwriters have received and will receive customary fees and commissions.

     The Issuer has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. The Company has agreed to guarantee such indemnification obligations of the Issuer.

___________________________________          ___________________________________

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                               ------------------

                               TABLE OF CONTENTS


                                                                                                                             PAGE
                                                                                                                             -----
Available Information.....................................................................................................       2
Disclosure Regarding Forward-Looking Statements...........................................................................       2
Prospectus Summary........................................................................................................       3
Risk Factors..............................................................................................................       8
Use of Proceeds...........................................................................................................      13
Ratio of Earnings to Fixed Charges........................................................................................      13
Capitalization............................................................................................................      14
Selected Combined Financial Data..........................................................................................      15
Unaudited Pro Forma Combined Financial Data...............................................................................      16
Management's Discussion and Analysis of Financial Condition and Results of Operations.....................................      20
Business..................................................................................................................      34
Agreements Between the Company and Hanson Relating to the Demerger........................................................      50
Management................................................................................................................      53
Executive Compensation....................................................................................................      57
Security Ownership of Certain Beneficial Owners of Common Stock...........................................................      68
Description of the Securities.............................................................................................      69
Certain Tax Considerations................................................................................................      80
Legal Matters.............................................................................................................      83
Experts...................................................................................................................      83
Index to Financial Statements.............................................................................................     F-1
Underwriting..............................................................................................................     U-1


                                  $750,000,000
                            MILLENNIUM AMERICA INC.
                                  $500,000,000
                                 % SENIOR NOTES DUE
                               NOVEMBER    , 2006
                                  $250,000,000
                               % SENIOR DEBENTURES DUE
                               NOVEMBER    , 2026

                         UNCONDITIONALLY GUARANTEED BY

                           MILLENNIUM CHEMICALS INC.

                               ------------------

                                     [LOGO]

                               ------------------

                              GOLDMAN, SACHS & CO.
                            BEAR, STEARNS & CO. INC.
                              MERRILL LYNCH & CO.
                               J.P. MORGAN & CO.
                              SALOMON BROTHERS INC

___________________________________          ___________________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an estimate of the expenses that will be incurred by the Registrant in connection with the distribution of the securities being registered hereby:

SEC registration fee........................................................................   $227,273
Blue Sky fees and expenses..................................................................      *
Printing, engraving and postage fees........................................................      *
Fees of trustee.............................................................................      *
Legal fees and expenses.....................................................................      *
Accounting fees and expenses................................................................      *
Miscellaneous...............................................................................      *
                                                                                               --------
          Total.............................................................................   $  *
                                                                                               --------
                                                                                               --------

------------

*  To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Generally, Section 145 of the General Corporation Law of the State of Delaware (the 'GCL') permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. To the extent that person has been successful in any such matter, that person shall be indemnified against expenses actually and reasonably incurred by him. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses.

     The By-laws of both the Company and the Issuer provide for indemnification of its directors and officers to the fullest extent permitted by law.

     Section 102(b)(7) of the GCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. Both the Company and the Issuer have adopted provisions in their Certificates of Incorporation that provide for such limitation to the fullest extent permitted under Delaware law.

     The directors and officers of the Company and the Issuer are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capacities and against which they may not be indemnified by the Company or the Issuer.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     On April 18, 1996, as part of its original incorporation, the Company issued and sold three shares of its Common Stock, for a total consideration of $3.00, to three directors of Hanson (the 'Initial Stockholders'), who were the Company's sole stockholders until date of the Stock Dividend. Such issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder. The Initial Stockholders sold all such shares to the Company for a total consideration of $3.00 contemporaneously with the Demerger.

     On October 1, 1996, as part of the Demerger, the Company issued 74,408,257 shares of its Common Stock to Hanson Shareholders pro rata and without the payment of any consideration by them, in consideration for the transfer by Hanson of the Chemicals Business to the Company. In Hanson PLC/Millennium Chemicals Inc. (available August 15, 1996), the Staff of the Commission confirmed that it would not take enforcement action if such issuance was made without registration under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:

     The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:


EXHIBIT
NUMBER                                            DESCRIPTION
------   ---------------------------------------------------------------------------------------------
  1.1    -- Form of Underwriting Agreement**
  3.1    -- Certificate of Incorporation of the Issuer**
  3.2    -- By-laws of the Issuer**
  3.3    --  Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Registration Statement on Form 10 (File No. 1-12091) (the 'Form 10'))*
  3.4    -- By-laws of the Company (filed as Exhibit 3.2 to the Form 10)*
  4.1    --  Indenture,  dated  as  of  November      ,  1996,  among  the  Issuer,  the  Company  and
                               , as trustee, in respect of the    % Senior Notes due November   , 2006
           and the    % Senior Debentures due November   , 2026**
  4.2    --  Form  of Note  (included  in the  Indenture  filed as  Exhibit  4.1 to  this Registration
           Statement)*
  4.3    -- Form of Debenture  (included in the  Indenture filed as Exhibit  4.1 to this  Registration
           Statement)*
  4.4 (a) --  Indenture, dated as of March 1, 1994, between Millennium America, as issuer, and The Bank of New York, as Trustee (Filed as Exhibit 4.4(a) to the Form 10)*
  4.4 (b) -- First Supplemental Indenture,  dated as of  May 16, 1994,  between Millennium America,  as issuer, and The Bank of New York, as Trustee (Filed as Exhibit 4.4(a) to the Form 10)*
  4.4 (c) -- Second Supplemental Indenture, dated as of September 18, 1996, between Millennium America, as  issuer, and The  Bank of New  York, as Trustee  (Filed as Exhibit  (c)(3) to the Issuer
           Tender Offer Statement on Schedule 13E-4, dated October 18, 1996, of Hanson, the Issuer and
           Hanson (Bermuda) Limited (the '13E-4'))*
  4.4 (d) -- Third Supplemental Indenture, dated  as of October 1,  1996, among Millennium America,  as issuer,  Millennium, as Guarantor, and  The Bank of New York,  as Trustee (Filed as Exhibit
           (c)(4) to the 13E-4)*
  4.5 (a) -- ADS  Rights Agreement  (the 'ADS  Rights Agreement'),  dated as  of March  1, 1994,  among
           Hanson,  HBL and Citibank, N.A., as  ADS Rights Agent (Filed as  Exhibit 4.4(c) to the Form
           10)*
  4.5 (b) -- First Amendment to the ADS Rights Agreement, dated as of September 18, 1996, among Hanson,
           HBL and Citibank, N.A., as ADS Rights Agent (Filed as Exhibit (c)(6) to the 13E-4)*
  4.6 (a) -- ADS Issuance Agreement (the 'ADS Issuance Agreement'), dated as of March 1, 1994,  between
           Hanson and HBL (Filed as Exhibit 4.4(b) to the Form 10)*
  4.6 (b) --  First Amendment to  the ADS Issuance Agreement,  dated as of  September 18, 1996, between
           Hanson and HBL (Filed as Exhibit (c)(8) to the 13E-4)*
  4.7    -- Keepwell Agreement, dated as  of March 1, 1994, between  Hanson and HBL (Filed as  Exhibit
           4.4(d) to the Form 10)*
  4.8    --  Allocation  Agreement, dated  as of  August 28,  1996, among  Hanson, HBL  and Millennium
           America (Filed as Exhibit (c)(10) to the 13E-4)*
  5.1    -- Opinion  of  Weil, Gotshal  &  Manges  LLP, as  to  the  legality of  the  Securities  and
           Guarantees**

EXHIBIT
NUMBER                                            DESCRIPTION
------   ---------------------------------------------------------------------------------------------
 10.1    --  Form of Pre-Demerger Stock Purchase Agreement, dated as of September 16, 1996, between HM
           Holdings, Inc. and  Hanson (including  related form  of Indemnification  Agreement and  Tax
           Sharing and Indemnification Agreement) (Filed as Exhibit 10.1 to the Form 10)*
 10.2    --  Form of Pre-Demerger Stock Purchase Agreement, dated as of September 16, 1996, between HM
           Holdings, Inc. and Hanson relating to Peabody Holding Company, Inc. (including related form of Indemnification  Agreement and  Tax  Sharing and  Indemnification Agreement)  (Filed  as
           Exhibit 10.2 to the Form 10)*
 10.3    --  Form of Pre-Demerger Stock Purchase Agreement, dated as of September 16, 1996, between HM
           Holdings, Inc. and Hanson relating to certain Canadian subsidiaries (including related form of Indemnification Agreement) (Filed as Exhibit 10.3 to the Form 10)*
 10.4    -- Form of Pre-Demerger Stock Purchase Agreement, dated as of September 30, 1996, between  HM
           Holdings, Inc. and Hanson relating to Lynton Group, Inc. (Filed as Exhibit 10.4 to the Form
           10)*
 10.5    --  Form of Post-Demerger Stock  Purchase Agreement, dated as  of September 30, 1996, between
           HMB Holdings Inc. and Hanson (including  related form of Indemnification Agreement and  Tax
           Sharing and Indemnification Agreement) (Filed as Exhibit 10.5 to the Form 10)*
 10.6    --  Form of Post-Demerger Stock  Purchase Agreement, dated as  of September 30, 1996, between
           Hanson and MHC Inc.  (including related form of  Indemnification Agreement and Tax  Sharing and Indemnification Agreement) (Filed as Exhibit 10.6 to the Form 10)*
 10.7    --  Demerger  Agreement, dated  as of  September  30, 1996,  between Hanson,  Hanson Overseas
           Holdings Ltd. and the Company (Filed as Exhibit 10.7 to the Form 10)*
 10.8    -- Form of Indemnification Agreement, dated as of September 30, 1996, between Hanson and  the
           Company (Filed as Exhibit 10.8 to the Form 10)*
 10.9 (a) -- Form of Tax Sharing and Indemnification Agreement, dated as of September 30, 1996, between
           Hanson,  Hanson Overseas Holdings Ltd.,  HM Anglo American Ltd.,  Hanson North America Inc.
           and the Company (Filed as Exhibit 10.9(a) to the Form 10)*
 10.9 (b) -- Form of  Deed of  Tax Covenant, dated  as of  September 30, 1996,  between Hanson,  Hanson
           Overseas Holdings Ltd. and the Company (Filed as Exhibit 10.9(b) to the Form 10)*
 10.10   --  Form of Corporate  Transition Agreement, dated  as of September  30, 1996, between Hanson
           North America Inc. and HM Anglo American Ltd. (Filed as Exhibit 10.10 to the Form 10)*
 10.11   -- Form of Joint Ownership  Agreement, dated as of September  30, 1996, between Hanson  North
           America Inc. and HM Anglo American Ltd. (Filed as Exhibit 10.11 to the Form 10)*
 10.12   --  Form of Agreement,  dated as of  October 1, 1996,  between Hanson Pacific  Limited and HM
           Holdings, Inc. (Filed as Exhibit 10.12 to the Form 10)*
 10.13   -- Form of  Management Agreement, dated  as of September  30, 1996, among  MHC Inc.,  Quantum
           Chemical  Corporation and Welbeck Management Limited (Filed as Exhibit 10.13(a) to the Form
           10)*
 10.14   -- Credit Agreement, dated as  of July 26, 1996, among  Hanson America Inc., the Company,  as
           Guarantor,  the borrowing subsidiaries party thereto,  the lenders party thereto, The Chase
           Manhattan Bank N.A., as Documentation Agent, and Bank of America National Trust and Savings
           Association, as Administration Agent (Filed as Exhibit 10.14 to the Form 10)*
 10.15   -- Agreement, dated  as of  July 1,  1996, between  HM Anglo  American, Ltd.  and William  M.
           Landuyt (Filed as Exhibit 10.15 to the Form 10)*
 10.16   --  Agreement, dated as of  July 1, 1996, between  HM Anglo American, Ltd.  and Robert E. Lee
           (Filed as Exhibit 10.16 to the Form 10)*
 10.17   -- Agreement,  dated as  of July  1, 1996,  between HM  Anglo American,  Ltd. and  George  H.
           Hempstead III (Filed as Exhibit 10.17 to the Form 10)*
 10.18   -- Agreement, dated as of July 1, 1996, between HM Anglo American, Ltd. and John E. Lushefski
           (Filed as Exhibit 10.18 to the Form 10)*

EXHIBIT
NUMBER                                            DESCRIPTION
------   ---------------------------------------------------------------------------------------------
 10.19   --  Agreement, dated as of  July 1, 1996, between Quantum  Chemical Corporation and Ronald H.
           Yocum (Filed as Exhibit 10.19 to the Form 10)*
 10.20   -- Agreement, dated as of July 1, 1996, between SCM Chemicals Inc. and Donald V. Borst (Filed as Exhibit 10.20 to the Form 10)*
 10.21   -- Agreement, dated as of July 1, 1996,  between Glidco Inc. and George W. Robbins (Filed  as
           Exhibit 10.21 to the Form 10)*
 10.22   --  Form of Change-in-Control Agreement, dated as of  July 1, 1996, between HM Anglo American
           Ltd. and each of A. Mickelson Foster,  Francis V. Lloyd, Christine F. Wubbolding, Marie  S.
           Dreher and James A. Lofredo (Filed as Exhibit 10.22 to the Form 10)*
 10.23   -- Millennium Chemicals Inc. Annual Performance Incentive Plan (Filed as Exhibit 10.23 to the
           Form 10)*
 10.24   -- Hanson Industries 1996 Long-Term Incentive Plan (Filed as Exhibit 10.24 to the Form 10)*
 10.25   --  Millennium Chemicals Inc. Long-Term  Stock Incentive Plan (Filed  as Exhibit 10.25 to the
           Form 10)*
 10.26   -- Hanson Industries Supplemental Retirement Plan (Filed as Exhibit 10.26 to the Form 10)*
 10.27   -- Quantum  Chemical Corporation  Supplemental Executive  Retirement Plan  (Filed as  Exhibit
           10.27 to the Form 10)*
 10.28   --  SCM Chemicals Inc. Supplemental Executive Retirement  Plan (Filed as Exhibit 10.28 to the
           Form 10)*
 10.29   -- Glidco Inc. Supplemental  Executive Retirement Plan  (Filed as Exhibit  10.29 to the  Form
           10)*
 11.1    -- Statement re: computation of per share earnings**
 12.1    -- Statement re: computation of ratios**
 21.1    -- Subsidiaries of the Company**
 23.1    -- Consent of Price Waterhouse LLP***
 23.2    -- Consent of Ernst & Young***
 23.3    -- Consent of Ernst & Young LLP***
 23.4    -- Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)**
 24.1    -- Powers of attorney (set forth on the signature pages to the Registration Statement)***
 25.1    -- Statement of eligibility of trustee**
 99.1    --  Form of  Letter Agreement,  dated July 3,  1996, between  Hanson and  U.K. Inland Revenue
           (Filed as Exhibit 99.2 to the Form 10)*


------------

*  Incorporated by reference

** To be filed by amendment


*** Previously filed


     (b)   Financial Statement Schedules:

          Schedule II -- Millennium Chemicals Inc. Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions in Item 14 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director or officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form or prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Iselin, State of New Jersey, on November 15, 1996.


                                          MILLENNIUM AMERICA INC.

                                          By:    /S/ GEORGE H. HEMPSTEAD, III
                                              ..................................
                                            NAME: GEORGE H. HEMPSTEAD, III
                                            TITLE: SENIOR VICE PRESIDENT -- LAW
                                                   & ADMINISTRATION

                                          MILLENNIUM CHEMICALS INC.

                                          By:    /S/ GEORGE H. HEMPSTEAD, III
                                              ..................................
                                            NAME: GEORGE H. HEMPSTEAD, III
                                            TITLE: SENIOR VICE PRESIDENT -- LAW
                                                   & ADMINISTRATION


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


MILLENNIUM AMERICA INC.


                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
         /s/ WILLIAM M. LANDUYT*            Chairman of the Board, Chief Executive          November 15, 1996
 .........................................    Officer and Director (principal executive
           (WILLIAM M. LANDUYT)               officer)

            /s/ ROBERT E. LEE*              President, Chief Operating Officer and          November 15, 1996
 .........................................    Director
             (ROBERT E. LEE)

       /s/ GEORGE H. HEMPSTEAD, III         Senior Vice President -- Law &                  November 15, 1996
 .........................................    Administration and Director
        (GEORGE H. HEMPSTEAD, III)

          /s/ JOHN E. LUSHEFSKI*            Senior Vice President, Chief Financial          November 15, 1996
 .........................................    Officer and Director (principal financial
           (JOHN E. LUSHEFSKI)                officer)

           /s/ MARIE S. DREHER*             Vice President-Corporate Controller             November 15, 1996
 .........................................    (principal accounting officer)
            (MARIE S. DREHER)

MILLENNIUM CHEMICALS INC.


                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
         /s/ WILLIAM M. LANDUYT*            Chairman of the Board, Chief Executive          November 15, 1996
 .........................................    Officer and Director (principal executive
           (WILLIAM M. LANDUYT)               officer)

            /s/ ROBERT E. LEE*              President, Chief Operating Officer and          November 15, 1996
 .........................................    Director
             (ROBERT E. LEE)

          /s/ JOHN E. LUSHEFSKI*            Senior Vice President and Chief Financial       November 15, 1996
 .........................................    Officer (principal financial officer)
           (JOHN E. LUSHEFSKI)

            /s/ KENNETH BAKER*              Director                                        November 15, 1996
 .........................................
    (THE RT. HON. KENNETH BAKER CH MP)

        /s/ WORLEY H. CLARK, JR.*           Director                                        November 15, 1996
 .........................................
          (WORLEY H. CLARK, JR.)

         /s/ MARTIN D. GINSBURG*            Director                                        November 15, 1996
 .........................................
           (MARTIN D. GINSBURG)

                                            Director                                        November   , 1996
 .........................................
    (THE RT. HON. THE LORD GLENARTHUR)

                                            Director                                        November   , 1996
 .........................................
           (DAVID J.P. MEACHIN)

          /s/ MARTIN G. TAYLOR*             Director                                        November 15, 1996
 .........................................
            (MARTIN G. TAYLOR)

           /s/ MARIE S. DREHER*             Vice President -- Corporate Controller          November 15, 1996
 .........................................    (principal accounting officer)
            (MARIE S. DREHER)

    *By  /s/ GEORGE H. HEMPSTEAD, III
 .........................................
             ATTORNEY-IN-FACT

                            STATEMENT OF DIFFERENCES
                The register mark shall be expressed as.... 'r'